Exhibit 10.1

CREDIT AGREEMENT

by and among

STOCK BUILDING SUPPLY HOLDINGS II, LLC

as Parent,

EACH OF PARENT’S SUBSIDIARIES THAT ARE SIGNATORIES HERETO

as Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO FOOTHILL, LLC

as the Co-Lead Arranger and as Administrative Agent

Dated as of June 30, 2009

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(continued)

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EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Bank Product Provider Letter Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule E-2	Closed Locations
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Parent Obligation to Repurchase or Retire Stock
Schedule 4.1(c)	Capitalization of Restricted Subsidiaries of Parent
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Number
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(b)	Litigation
Schedule 4.11	Employee Benefit Plans
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 4.20	Payment of Taxes
Schedule 4.24	Employee and Labor Matters
Schedule 4.30	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.6	Nature of Business

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of June 30, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”). WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and as co-lead arranger, BANK OF AMERICA, N.A. (“BOA”), as co-lead arranger, STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with each other Subsidiary that becomes a party hereto after the date hereof in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”).

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words

“asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.	LOAN AND TERMS OF PAYMENT.

2.1 Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the sum of (A) the Letter of Credit Usage at such time plus (B) the Plan Reserve plus (C) the Special Reserve plus (D) the Distribution Reserve, and (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves (which, for the avoidance of doubt, shall be without duplication of any reserve otherwise provided for herein) against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including reserves with respect to (i) sums that Parent or its Restricted Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (ii) amounts owing by Parent or its Restricted Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided, however, that (w) no reserve shall be established under this clause (ii) solely with respect to a Lien in favor of a landlord that, in the judgment of Agent based upon advice of legal counsel, would not have priority superior to Agent’s Liens (it being understood and agreed that Agent may impose reserves for other purposes, including for rent, the failure to deliver a Collateral Access Agreement that gives the Agent the right to access the premises of a landlord and sufficient time to liquidate the Collateral on such premises, or other amounts that Parent, its Restricted Subsidiaries, or any member of the Lender Group are required to pay such landlord), (x) no reserve shall be established under this Section 2.1(c) with respect to a Lien in favor of a landlord that, in the judgment of Agent based upon advice of legal counsel, likely would have priority superior to Agent’s Liens if such landlord has delivered a Collateral Access Agreement to Agent, pursuant to which such landlord has waived or subordinated its Lien to Agent’s Lien on the Collateral (it being understood and agreed that Agent may impose reserves as Agent in its Permitted Discretion shall deem necessary or appropriate for other purposes given the circumstances, including for rent, the failure to deliver a Collateral Access Agreement that gives the Agent the right to access the premises of a landlord and sufficient time to liquidate the Collateral on such premises, or other amounts that Parent, its Restricted Subsidiaries, or any member of the Lender Group (solely in its capacity as an Agent or Lender hereunder) are required to pay such landlord); (y) a reserve imposed under this clause (ii) solely for a Lien in favor of a landlord which, in the judgment of Agent, likely would have priority superior to Agent’s Liens, for which a Collateral Access Agreement described in (x) above has not been delivered to Agent, shall not exceed 3 months rent (it being understood and agreed that Agent may impose reserves for other purposes, including for rent, the failure to deliver a Collateral Access Agreement that gives the Agent the right to access the premises of a landlord and sufficient time to liquidate the Collateral on such premises, or other amounts that Parent, its Restricted Subsidiaries, or any member of the Lender Group (solely in its capacity as an Agent or Lender hereunder are required to pay such landlord); (iii) to the extent that any Inventory is located on real property leased by a Borrower or in a contract warehouse, and such leased location or contract warehouse, as applicable, is not subject to a Collateral Access Agreement executed by the lessor or warehouseman that gives the Agent the right to access the premises of the landlord or the warehouseman, as the case may be, and sufficient time to liquidate the Collateral on such premises or in such warehouse, as the case may be, (iv) to the extent that any Inventory is located on real property leased by a Borrower or in a contract warehouse, and such Inventory is not segregated or otherwise separately identifiable from goods of Persons other than the Loan Parties, if any, stored on the premises. The amount of any reserve established pursuant to this Section 2.1(c) shall bear a reasonable relationship to the matter which is the basis of such reserve. Notwithstanding anything to the contrary contained in this Section 2.1(c), no reserve shall be established during the 30-day period following the Closing Date as a result of any Borrower’s failure to execute and deliver to Agent any Collateral Access Agreement.

2.2 Increase in Commitments.

(a) From time to time (but not more than on 5 occasions) during the period from and after the Closing Date, the Maximum Revolver Amount may be increased (each increase that satisfies the terms and conditions of this Section, an “Approved Increase”) by an amount not in excess of the Available Increase Amount at the option of Borrowers by delivery of a written notice from Administrative Borrower of a proposed increase to Agent if and only if (i) each of the conditions precedent set forth in Section 3.2 are satisfied as of the Increase Effective Date (as if Borrowers were requesting an extension of credit hereunder), (ii) if a Financial Covenant Period has commenced and is continuing, Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the proposed increase) for Parent and its Restricted Subsidiaries reflecting compliance (to the extent required by Section 7) on a pro forma basis with the financial covenants in Section 7 for each month during the next 12 month period (on a month-by-month basis) following the Increase Effective Date in which such Financial Covenant Period is projected to be continuing, in form reasonably acceptable to Agent, (iii) Borrowers shall have (A) reached agreement with the prospective new Lenders (the “Prospective Lenders”) with respect to the amount of any supplemental closing fee to be paid to such Prospective Lenders on the Increase Effective Date and shall have communicated the amount of such supplemental closing fee to Agent, (B) reached agreement with the Prospective Lenders with respect to the interest rates applicable to the Advances to be made by such Prospective Lenders and shall have communicated the amount of such interest rates to Agent, (C) entered into an agreement with WFF and BOA regarding the payment of supplemental closing fees to be paid to each of them, such supplemental closing fees to be in an amount sufficient to provide each of them with closing fees (aggregating the closing fees paid on the Closing Date together with supplemental closing fees, if any, paid on a prior Increase Effective Date and the supplemental closing fees payable on the subject Increase Effective Date) on the amount of WFF’s and BOA’s Commitments equivalent (in percentage terms) to the closing fees payable to the Prospective Lenders (it being understood and agreed that once earned any closing fees or supplemental closing fees paid to WFF or BOA prior to any such date shall be nonrefundable, and neither WFF nor BOA shall be required to disgorge any such fees for any reason, including in the event that the closing fees or supplemental closing fees paid to WFF or BOA (individually or in the aggregate) is greater than the amount of closing fees or supplemental closing fees payable to the Prospective Lenders), (D) if the Base Rate Margin or the LIBOR Rate Margin, as the case may be, that is to be applicable to the Advances to be made by the Prospective Lenders is greater than the Base Rate Margin or the LIBOR Rate Margin, as the case may be, otherwise applicable to Advance hereunder, then the Base Rate Margin or the LIBOR Rate Margin, as the case may be, otherwise applicable to Advances hereunder following the Increase Effective Date shall automatically be increased by the amount of such excess, effective on the Increase Effective Date, and (E) paid any fees described in clauses (A) and (C) above to Agent for the account of the Prospective Lenders, WFF, and BOA, as applicable. Each such notice shall specify the date on which the proposed increase is to be effective (the “Increase Effective Date”), which date shall not be less than 10 Business Days after the date of such notice. Each proposed increase shall be in an amount of at least $10,000,000 and integral multiples of $10,000,000 in excess thereof.

(b) So long as each of the requirements set forth in Section 2.2(a) are satisfied, the increased Commitments with respect to an Approved Increase shall become effective, as of such Increase Effective Date.

(c) Agent shall invite each Lender to increase its Commitment (it being understood that no Lender shall be obligated to increase its Commitment) and, if sufficient Lenders do not agree to increases in their Commitments in an aggregate amount equal to the Approved Increase, may invite any other Person who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with an Approved Increase by executing a joinder agreement, in form and substance reasonably satisfactory to Agent, to which such Person, Borrowers, and Agent are party (the “Increase Joinder”). Such Increase Joinder may, with the consent of Borrowers and Required Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent, to effectuate the provisions of this Section 2.2; provided, however, that (i) any amendment to effect the agreements reached between the applicable parties pursuant to Section 2.2 (a)(iii) shall require only the consent of Borrowers, the relevant Prospective Lenders, WFF, BOA, and Agent, as applicable, and (ii) any amendment to cure any ambiguity, defect, or inconsistency as may be necessary or appropriate, in the opinion of Agent shall require only the consent of Borrowers and Agent.

(d) Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Advances shall be deemed, unless the context otherwise requires, to include Advances made pursuant to the increased Commitments and Maximum Revolver Amount pursuant to this Section 2.2. Advances made pursuant to the increased Commitments shall bear interest at the same rate that is then applicable to Advances made pursuant to this Agreement.

(e) To the extent any Advances or Letters of Credit are outstanding on the Increase Effective Date, each of the Lenders having a Commitment prior to the Increase Effective Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Commitment on the Increase Effective Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Advances and participation interests in Letters of Credit on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Commitments.

(f) The Advances, Commitments, and Maximum Revolver Amount established pursuant to this Section 2.2 shall constitute Advances, Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Commitments and Maximum Revolver Amount.

2.3 Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $20,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(c) Making of Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement notwithstanding, Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrowers on behalf of the Lenders (in an aggregate amount for all such Advances taken together not exceeding $20,000,000 outstanding at any one time) that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2 3(d)(i) shall be referred to as “Protective Advances”).

(ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $20,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. Each Lender with a Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way.

(iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Overadvance or Protective Advance may be made by Agent if such Advance would cause the aggregate principal amount of Overadvances and Protective Advances outstanding to exceed an amount equal to ten percent (10%) of the Maximum Revolver Amount; and (B) to the extent any Protective Advance causes the aggregate Revolver Usage to exceed the Maximum Revolver Amount, each such Protective Advance shall be for Agent’s sole and separate account and not for the account of any Lender.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrowers’ or their Restricted Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Parent or its Restricted Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(f) Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Advances, owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Lenders’ Failure to Perform. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments; Reductions of Commitments: Prepayments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4(b)(iv), and Section 2.4(e)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances), and the Swing Loans until paid in full,

(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (and, upon the expiration of a Letter of Credit that is undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (iv) up to the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Application Event, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Products, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral,

(I) ninth, to pay any other Obligations (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Products, with any balance to be paid to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral), and

(J) tenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by any Borrower to Agent and specified by Administrative Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of Section 2.4(b)(ii), “paid in full” means payment in cash of all amounts owing under the Loan Documents, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c) Reduction of Commitments. The Commitments shall terminate on the Maturity Date. Borrowers may reduce the Commitments, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $10,000,000 (unless the Commitments are being reduced to zero and the amount of the Commitments in effect immediately prior to such reduction are less than $100,000,000), shall be made by providing not less than 5 Business Days prior written notice to Agent and shall be irrevocable (provided that notice of termination of all Commitments made in accordance with Section 3.5 shall be permitted to be rescinded to the extent provided in Section 3.5). Once reduced, the Commitments may not be increased. Each such reduction of the Commitments shall reduce the Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.

(d) Optional Prepayments on Advances. Borrowers may prepay the principal of any Advance at any time in whole or in part without premium or penalty.

(e) [Intentionally Omitted].

(f) [Intentionally Omitted].

2.5 Overadvances. If, at any time or for any reason, the principal amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrowers shall immediately pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b); provided, however, that in the case of an Overadvance that is caused solely as a result of the charging by Agent of Lender Group Expenses to the Loan Account, Borrowers shall have 3 Business Days from the date of the initial occurrence of such Overadvance to pay to Agent, in cash, the amount of such excess (which period of 3 Business Days shall in no event be duplicative of the 3 Business Days period referenced in Section 8.1(a) of this Agreement). Borrowers jointly and severally promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fees. Borrowers shall pay Agent (for the ratable benefit of the Lenders, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit (the “Letter of Credit Participation Fee”). In addition, Borrowers shall pay to Agent, for the sole benefit of Agent, a fronting fee that shall accrue at a rate equal to the Daily Balance of the undrawn amount of all outstanding Letters of Credit times 0.125 percentage points.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders,

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2.00 percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit Participation Fee shall be increased to 2.00 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), interest, Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement,

Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7 Crediting Payments.

(a) The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

(b) [intentionally omitted].

2.8 Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d), Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account. Administrative Borrower may amend Schedule D-1 to designate a new Deposit Account as the Designated Account by delivering a new Schedule D-1 to Agent, which Schedule shall specify the account number of the new Designated Account and the name and address of the depository bank at which the new Designated Account is maintained.

2.9 Maintenance of Loan Account: Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or made by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall render monthly statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 45 days after receipt thereof by Borrowers, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.10 Fees. Borrowers shall pay to Agent,

(a) for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) for the ratable account of those Lenders with Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to the Applicable Unused Line Fee per annum times the result of (i) the Maximum Revolver Amount, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).

2.11 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer, as Issuing Lender’s agent, to issue, a requested Letter of Credit. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will obligate itself to reimburse such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by Borrowers that Borrowers are and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Parent or its Subsidiaries in respect of (1) a lease of real property, or (2) an employment contract. Borrowers agree that this Agreement (along with the terms of the applicable application) will govern each Letter of Credit and its issuance. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

(ii) the Letter of Credit Usage would exceed $40,000,000, or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of (A) the Plan Reserve plus (B) the Special Reserve plus (C) the Distribution Reserve plus (D) the outstanding amount of Advances.

Borrowers and the Lender Group acknowledge and agree that certain Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit shall be in form and substance acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement not later than 11:00 a.m., California time, on the date that Administrative Borrower receives written or telephonic notice of such Letter of Credit Disbursement if such notice is received prior to 10:00 a.m., California time, or not later than 11:00 a.m., California time, on the following Business Day, if such notice is received after 10:00 a.m., California time, and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender with a Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrowers had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment to a Letter of Credit or a Reimbursement Undertaking increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Commitment, and each Lender with a Commitment shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(a), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer harmless from any loss, reasonable out-of-pocket cost or expense (including reasonable out-of-pocket attorneys fees), or liability incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however, that Borrowers shall not be obligated hereunder to indemnify for any loss, reasonable out-of-pocket cost or expense (including reasonable out-of-pocket attorneys fees), or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer. Each Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking, even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Borrowers hereby agree to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, reasonable out-of-pocket cost or expense (including reasonable out-of-pocket attorneys fees), or liability incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however, that Borrowers shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrowers hereby acknowledge and agree that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(d) Borrowers hereby authorize and direct any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(e) Any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event within 3 Business Days, by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrowers that, as of the Closing Date, the usage charge imposed by the Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such usage charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(f) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.12 LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to 2.12(b) below, (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.

(b) LIBOR Election.

(i) Borrowers may, at any time and from time to time, so long as Administrative Borrower has not received a notice from Agent, after the occurrence and during the continuance of an Event of Default, of the election of the Required Lenders to terminate the right of Borrowers to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, Borrowers shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall constitute prima facie evidence of the amount(s) set forth therein. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) Borrowers shall have not more than 7 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c) Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Parent’s and its Restricted Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law (other than with respect to Taxes, which shall be governed by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (y) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate; provided that, for the avoidance of doubt, neither Agent nor any Lender shall assert or be entitled to any Funding Losses in respect of LIBOR Rate Loans with respect to which Agent or such Lender did not actually acquire Eurodollar deposits to fund or otherwise match fund.

2.13 Capital Requirements.

(a) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount reasonably deemed by such Lender to be material, then such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

2.14 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender.

(f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) Each Borrower waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent’s or such Lender’s rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

(h) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

(i) Agent and Lenders may collect from such Borrower without first foreclosing on any Collateral pledged by any other Borrower.

(ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

(A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Agent and Lenders may collect from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(i) The provisions of this Section 2.14 are made for the benefit of Agent, each member of the Lender Group, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

(j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. Notwithstanding anything to the contrary contained in this Section 2.14, no Borrower shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the capital Stock of such Foreclosed Borrower whether pursuant to the Security Agreement or otherwise.

3.	CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of

Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the execution and delivery of this Agreement by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of Parent or its Restricted Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on June 30, 2013 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4 Effect of Maturity. On the Maturity Date, all commitments to provide additional credit hereunder shall automatically be terminated and all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations, but excluding unasserted contingent indemnification Obligations) immediately shall become due and payable without notice or demand (including the requirement that Borrowers provide (a) Letter of Credit Collateralization, and (b) Bank Product Collateralization). No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, Obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 5 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent the Obligations (including (a) providing Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage, and (b) providing Bank Product Collateralization with respect to the then existing Bank Products), in full. The foregoing notwithstanding, Borrowers may rescind such a termination notice once during the term of this Agreement by providing written notice of such rescission by 9:00 a.m. (California time) on the date set forth in such termination notice as the date of termination of this Agreement.

3.6 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an immediate Event of Default). Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary (including any provision that may require performance of a relevant requirement on or prior to the Closing Date or within a shorter time period), the performance or causing to be performed of the conditions subsequent set forth on Schedule 3.6 with respect to the Schedule 3.6 Deliverables (as defined in Schedule 3.6) in existence as of the Closing Date as and when required by the terms thereof shall constitute the performance of the relevant requirement in accordance with the terms of the Loan Documents with respect to such Schedule 3.6 Deliverables for all purposes under the Loan Documents.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each of Parent and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Except as described on Schedule 4.1(b), Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Restricted Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Restricted Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Restricted Subsidiary has been validly issued and is fully paid and nonassessable.

(d) Except as set forth on Schedule 4.1(c) and except for directors’ qualifying shares, there are no subscriptions, options, warrants, or calls relating to any shares of Parent’s Restricted Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any of its Restricted Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent’s Restricted Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

4.2 Due Authorization: No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date, and (iii) consents or approvals the failure of which to obtain could not reasonably be expected to cause a Material Adverse Change.

4.4 Binding Obligations: Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Agent’s Liens are validly created, perfected (other than (i) in respect of any motor vehicle with respect to which the Lien of Agent has not been duly recorded against title thereof, and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of financing statements in the appropriate filing offices and if a copyright is registered with the United States Copyright Office, the filing of a security agreement with the United States Copyright Office), and first priority Liens, subject only to Permitted Liens.

4.5 Title to Assets; No Encumbrances. Each of the Loan Parties and its Restricted Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number: Commercial Tort Claims.

(a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Restricted Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b) The chief executive office of each Loan Party and each of its Restricted Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(c) Each Loan Party’s and each of its Restricted Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(d) As of the Closing Date, no Loan Party and no Restricted Subsidiary of a Loan Party holds any commercial tort claims that exceed in the aggregate for all such commercial tort claims $1,000,000, except as set forth on Schedule 4.6(d).

4.7 Litigation.

(a) There are no actions, suits, or proceedings pending or, to the knowledge, after due inquiry, of each officer of each Loan Party, threatened in writing against a Loan Party or any of its Restricted Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b) Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of $750,000 that, as of the Closing Date, is pending or, to the knowledge, after due inquiry, of each officer of each Loan Party, threatened against a Loan Party or any of its Restricted Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Restricted Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.8 Compliance with Laws. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9 No Material Adverse Change. All historical financial statements relating to the Loan Parties and their Restricted Subsidiaries that have been delivered by Borrowers to Agent (i) prior to the Closing Date, have been prepared in accordance with GAAP or IFRS (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended, and (ii) on or after the Closing Date, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since April 30, 2009, except as contemplated by (and in accordance with) the Plan as of the Effective Date, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Restricted Subsidiaries.

4.10 Fraudulent Transfer.

(a) Parent and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

(b) No transfer of property is being made by any Loan Party or any Restricted Subsidiary and no obligation is being incurred by any Loan Party or any Restricted Subsidiary in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.11 Employee Benefits.

(a) Except as set forth on Schedule 4.11, as of the Closing Date, there are no Benefit Plans or Multiemployer Plans. No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates has incurred any liability (either actual or contingent) with respect to any plan that is subject to Title IV of ERISA that is not a Benefit Plan.

(b) Each Benefit Plan has been administered in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Change. No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that, in either case, would reasonably be expected to result in the incurrence of any material liability by any Loan Party, any of their Subsidiaries, or any of their ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates, in any case pursuant to ERISA or the IRC, other than any such liabilities as would not reasonably be expected to result either individually or in the aggregate in a Material Adverse Change and other than Permitted Liens.

(c) No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates has incurred any withdrawal liability that has not been satisfied in full. No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates are subject to any contingent withdrawal liability) under ERISA or pursuant to any legally-enforceable arrangement in respect of any Multiemployer Plan, in any case, that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Change.

(d) As of the Closing Date, except to the extent required under Section 4980B of the IRC, no Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Loan Party or any of their Subsidiaries and no Loan Party and none of their Subsidiaries have any liability with respect to any such plan. After the Closing Date, except as would not reasonably be expected to result in a Material Adverse Change and except to the extent required under Section 4980B of the IRC, no Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Loan Party or any of their Subsidiaries and no Loan Party and none of their Subsidiaries have any liability with respect to any such plan. As of the Closing Date, each Benefit Plan (other than a Multiemployer Plan) can be terminated on no less than 180 days’ notice.

(e) As of the Closing Date, no ERISA Event has occurred. After the Closing Date, except as would not reasonably be expected to result in a Material Adverse Change, no ERISA Event has occurred.

4.12 Environmental Condition. Except, in each case, as could not reasonably be expected to result in a Material Adverse Change, (a) no Loan Party’s or its Restricted Subsidiaries’ properties or assets has been used by a Loan Party, its Restricted Subsidiaries, or to Parent and each Borrower’s knowledge by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (b) no Loan Party’s or its Restricted Subsidiaries’ properties or assets has ever been designated or identified pursuant to, or under any Environmental Law as a Hazardous

Materials disposal site, (c) no Loan Party nor any of its Restricted Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Restricted Subsidiaries, and (d) no Loan Party nor any of its Restricted Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree with any Governmental Authority, or settlement agreement for Environmental Liabilities with any Person pursuant to, or under any Environmental Law or relating to Environmental Liabilities.

4.13 Intellectual Property. As of the Closing Date, each Loan Party and its Restricted Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted.

4.14 Leases. Each Loan Party and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Restricted Subsidiaries exists under any of them.

4.15 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Restricted Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16 Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Borrowers’ industry) furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on June 15, 2009 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Parent’s and Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Restricted Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Restricted Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

4.17 Material Contracts. Set forth on Schedule 4.17 (as such Schedule may be updated from time to time) is a reasonably detailed description of the Material Contracts of each Loan Party and its Restricted Subsidiaries as of the most recent Delivery Date (as defined below); provided, however, that Borrowers may amend Schedule 4.17 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Parent provides its quarterly financial statements pursuant to Section 5.1 (the “Delivery Date”). Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Restricted Subsidiary and, to the best of Borrowers’ knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Restricted Subsidiary.

4.18 Patriot Act. To the extent applicable, each Loan Party and each of its Restricted Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.20 Payment of Taxes. Except as otherwise permitted under Section 5.5 or as set forth on Schedule 4.20, all tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Restricted Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. Except as set forth on Schedule 4.20, no Borrower knows of any proposed tax assessment (not including assessments for taxes that are not yet due and payable) against a Loan Party or any of its Restricted Subsidiaries that is not being actively contested by such Loan Party or such Restricted Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.21 Margin Stock. No Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.22 Governmental Regulation. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23 OFAC. No Loan Party nor any of its Restricted Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Restricted Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has more than 10% of its assets located in Sanctioned Entities, or (c) derives more than 10% of its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Advance will not be used by any Loan Party or any of its Affiliates to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24 Employee and Labor Matters. Except as set forth on Schedule 4.24, there is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement that would reasonably be expected to result in material liability to any Loan Party, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party, threatened against any Loan Party that would reasonably be expected to result in a material liability to any Loan Party, or (iii) to the knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.25 Parent as a Holding Company. Parent is a holding company and does not have any liabilities, own any material assets (other than the Stock of SBS Holdings), or engage in any operations or business (other than the ownership of Borrowers and their Subsidiaries).

4.26 Required Equity Documents. As of the Closing Date, Borrowers have delivered to Agent true and correct copies of any Required Equity Documents. No party thereto is in default in the performance or compliance with any provisions thereof and the Required Equity Documents comply in all material respects with all applicable laws. The Required Equity Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the Required Equity Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect. To Borrowers’ knowledge, none of the representations or warranties of any other Person in any Required Equity Document contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.

4.27 [Intentionally Omitted].

4.28 Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers’ business, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

4.29 Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Inventory in the most recent Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

4.30 Locations of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of the Borrowers (a) except as permitted by Section 6.16, are not stored with a bailee, warehouseman, or similar party; and (b) are located only at, or in-transit between or to, the locations identified on Schedule 4.30(b) (as such Schedule may be updated pursuant to Section 5.15).

4.31 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

5.	AFFIRMATIVE COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Restricted Subsidiaries to comply with each of the following:

5.1 Financial Statements, Reports, Certificates. Deliver to Agent (with, in the case of items that are not delivered electronically, with copies for each Lender, if so requested by Agent), each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, each of Parent and each Borrower agrees that no Restricted Subsidiary of a Loan Party will have a fiscal year different from that of Parent. In addition, Parent agrees to maintain a system of accounting that enables Parent to produce the financial statements that are required pursuant to Schedule 5.1 or any other provision of this Agreement. Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Restricted Subsidiaries’ sales, and (b) maintain its billing systems/practices as approved by Agent prior to the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.

5.2 Collateral Reporting. Provide Agent (with, in the case of items that are not delivered electronically, with copies for each Lender, if so requested by Agent) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Borrowers agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3 Existence. Except as otherwise permitted under Section 6.3 or 6.4 at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to its business; provided, however, that no Loan Party or any of its Restricted Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

5.4 Maintenance of Properties. Maintain and preserve all of its assets that are necessary to the proper conduct of its business in good working order and condition and maintain and preserve all of its material assets that are useful in the proper conduct of its business in good working order and condition, in each case, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

5.5 Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Restricted Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (a) to the extent that such assessments or taxes do not exceed an aggregate amount, for all Loan Parties, in excess of $1,000,000, or (b) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Parent will and will cause each of its Restricted Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Parent and its Restricted Subsidiaries have made such payments or deposits.

5.6 Insurance. At Borrowers’ expense, maintain or cause to be maintained insurance respecting each of the Loan Parties’ and their Restricted Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses and at similar locations. Borrowers also shall maintain or cause to be maintained (with respect to each of the Loan Parties and their Restricted Subsidiaries) business interruption, general liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent that is no less favorable to the Loan Parties than the insurance maintained by the Loan Parties on the Closing Date or such policies of insurance shall be reasonably acceptable to Agent. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. Except as otherwise consented to by Agent in its sole discretion (such consent to be evidenced by Agent’s approval of the applicable certificates and endorsements), all certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Borrowers fail to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7 Inspection. Permit Agent and its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Event of Default exists, with reasonable prior notice to Borrowers.

5.8 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9 Environmental.

(a) Keep any property or assets either owned, or to the extent controlled or operated by Parent or its Restricted Subsidiaries free of any Environmental Liens (other than Environmental Liens that secure obligations in an amount not in excess of $500,000 at any time outstanding) or post bonds or other financial assurances reasonably sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) Comply, in all material respects, with Environmental Laws and provide to Agent existing material and relevant documentation of such compliance, if applicable, which Agent reasonably requests,

(c) Promptly (but in any event within 15 days or such longer period as may be determined by Agent in its sole discretion) notify Agent of any release of which any Borrower has knowledge of a Hazardous Material at or from property owned, or to the extent controlled or operated by Parent or its Restricted Subsidiaries which requires Parent or any Restricted Subsidiary to (i) report such release to any Governmental Authority or (ii) take Remedial Actions pursuant to applicable Environmental Law, and

(d) Promptly, but in any event within 15 days of its receipt thereof (or such longer period as may be determined by Agent in its sole discretion), provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Restricted Subsidiaries, (ii) commencement of any written Environmental Action or written notice that an Environmental Action will be filed against Parent or its Restricted Subsidiaries, or (iii) written notice of a material violation, citation, or other administrative order from a Governmental Authority.

5.10 Disclosure Updates. Promptly and in no event later than 5 Business Days (or such longer period as may be determined by Agent in its sole discretion) after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11 Formation/Acquisition of Subsidiaries; Designation of Additional Restricted Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary (other than any Unrestricted Subsidiary) or acquires any direct or indirect Subsidiary (other than an Unrestricted Subsidiary), or designates an Unrestricted Subsidiary as a Restricted Subsidiary, in each case, after the Closing Date, such Loan Party shall (a) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty (or, at the election of Parent and so long as Agent receives a field examination of such Subsidiary and appraisal of the assets of such Subsidiary, in each case, in form and substance satisfactory to Agent, a joinder to this Agreement), the Security Agreement, and the Intercompany Subordination Agreement, together with such other security documents (including, at the request of Agent, mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $250,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that the Guaranty, the Security Agreement, and such other security documents shall not be required to be provided to Agent with respect to any Subsidiary of Parent that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such Guaranty, executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby, (b) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of any Loan Party that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as reasonably determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

5.12 Further Assurances. At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, (i) to create, perfect, and continue perfected or to better perfect Agent’s Liens, (ii) to create and perfect Liens in favor of Agent in any Real Property acquired by any Loan Party after the Closing Date with a fair market value in excess of $250,000; (iii) on any date after an Event of Default has occurred and has been continuing for at least 15 days, to create and perfect Liens in favor of Agent in any Real Property (A) owned by any Loan Party as of the Closing Date and (B) that is not subject to a Permitted Lien described in clause (r) of the definition of Permitted Liens, to the extent of such Loan Party’s interest in such Real Property on such date, and (iv) in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, however, that the foregoing shall not apply to (a) any Unrestricted Subsidiary or (b) any Subsidiary of a Loan Party that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as reasonably determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the benefits afforded thereby. To the maximum extent permitted by applicable law, each of Parent and each Borrower authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s or its Restricted Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the assets of the Loan Parties (subject to the exceptions and limitations contained above in this Section 5.12, in this Agreement, and in the other Loan Documents).

5.13 Lender Meetings. Within 120 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Restricted Subsidiaries and the projections presented for the current fiscal year of Parent.

5.14 Material Contracts. On each Delivery Date, provide Agent with copies of (a) each Material Contract entered into since the previous Delivery Date, and (b) each material amendment or modification of any Material Contract entered into since the previous Delivery Date.

5.15 Location of Inventory and Equipment. Keep each Borrower’s Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.30 and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Borrowers may amend Schedule 4.30 or Schedule 4.6(b) so long as (a) such amendment occurs by written notice to Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated (or by such later date as may be agreed upon by Agent in its sole discretion), (b) such new location is within the United States, and (c) if no Collateral Access Agreement is delivered to Agent for such location on or prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated (or such later date as may be agreed upon by Agent in its sole discretion), Agent shall have the right to establish reserves pursuant to Section 2.1(c) (or, if the value of the Inventory at such location is de minimis in Agent’s reasonable determination, Agent shall have the right to exclude such Inventory from Eligible Inventory rather than establish a reserve).

5.16 Assignable Material Contracts. Use commercially reasonable efforts to ensure that any Material Contract entered into after the Closing Date by Parent or one of its Restricted Subsidiaries that generates or, by its terms, will generate revenue, permits the assignment of such agreement (and all rights of Parent or such Restricted Subsidiary, as applicable, thereunder) to Parent’s or such Restricted Subsidiary’s lenders or an agent for any lenders (and any transferees of such lenders or such agent, as applicable).

5.17 Required Equity Account. Maintain the Required Equity solely in the Required Equity Account, which funds (a) shall be segregated in, and maintained solely in, such Required Equity Account, (b) shall not be commingled with any other funds of Parent, any of its Subsidiaries or any other Person, (c) shall be used solely to pay any and all lease rejection claims allowed under the Plan, and (d) shall not be withdrawn from the Required Equity Account (except to pay such allowed lease rejection claims) until such time when all of the lease rejection claims that are allowed under the Plan have been paid in full. For the avoidance of doubt, if any funds remain in such Required Equity Account after all lease rejection claims allowed under the Plan have been paid in full, such funds may be transferred to a Deposit Account or Securities Account subject to a Control Agreement.

6.	NEGATIVE COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Restricted Subsidiaries to do any of the following:

6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness. In the event that any item of Indebtedness would qualify to be included in more than one category of Permitted Indebtedness, the Administrative Borrower may select the category in which to classify such item of Indebtedness.

6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3 Restrictions on Fundamental Changes.

(a) Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties, provided that a Borrower must be the surviving entity of any such merger to which a Borrower is a party and no merger may occur between Parent and any Borrower, (ii) any merger between Loan Parties and Restricted Subsidiaries of Parent that are not Loan Parties so long as a Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Parent that are not Loan Parties,

(b) Other than Permitted Dispositions, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Restricted Subsidiaries of Parent with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent and other than SBS Holdings) or any of its wholly-owned Restricted Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party (or in the case of the liquidation or dissolution of a Borrower, are transferred to another Borrower) that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a

Restricted Subsidiary of a Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Restricted Subsidiary are transferred to a Restricted Subsidiary of Parent that is not liquidating or dissolving, or

(c) Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.

6.4 Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or transactions expressly permitted by Sections 6.3 and 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Parent’s or its Restricted Subsidiaries assets; provided that Parent or any Restricted Subsidiary may enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any of Parent and its Restricted Subsidiaries so long as (i) the Net Cash Proceeds from the relevant transaction are sufficient to repay all of the Obligations in full or (ii) the obtaining of an amendment or waiver to this Agreement, or the payment in full of the Obligations and termination of the Commitments is a condition precedent to the consummation of the relevant transaction.

6.5 Change Name. Change any Loan Party’s name, organizational identification number, state of organization or organizational identity unless a Loan Party provides at least 10 days (or such shorter period as permitted by Agent in writing in its sole discretion) prior written notice to Agent of such change.

6.6 Nature of Business. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided that the foregoing shall not prevent Parent and its Restricted Subsidiaries from engaging in any business or acquiring properties or assets that are reasonably related or ancillary to its or their business.

6.7 Prepayments and Amendments.

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1.

(i) optionally prepay, redeem, defease, purchase, or otherwise optionally acquire any Indebtedness constituting obligations for borrowed money of Parent or its Restricted Subsidiaries, other than (to the extent constituting obligations for borrowed money) (A) the Obligations in accordance with this Agreement, (B) from the proceeds of, or in exchange for, Refinancing Indebtedness that constitutes Permitted Indebtedness, (C) Permitted Intercompany Advances, and (D) Indebtedness incurred in respect of capital leases or Permitted Purchase Money Indebtedness,

(ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

(b) Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness constituting obligations for borrowed money of Parent or its Restricted Subsidiaries other than (to the extent constituting obligations for borrowed money) (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (h), (i), (j), (m), (n), and (p) (and with consent (not to be unreasonably withheld or delayed) of Agent, clause (1)) of the definition of Permitted Indebtedness (so long as such Indebtedness continues to constitute Permitted Indebtedness after giving effect to such amendments, modifications or changes), and (D) any agreement evidencing Indebtedness incurred in respect of capital leases or Permitted Purchase Money Indebtedness so long as refinancing of such Indebtedness in connection therewith constitutes Refinancing Indebtedness,

(ii) any Material Contract except to the extent that such amendment, modification or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or

(iii) the Governing Documents of any Loan Party or any of its Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9 Restricted Junior Payments. Make any Restricted Junior Payment; provided, however, that, so long as it is permitted by law,

(a) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Parent may make cash distributions to Saturn for the purpose of permitting Saturn to make cash distributions to current and former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Stock of Saturn held by such Persons, provided, however, that the aggregate amount of such redemptions made during the term of this Agreement plus the amount of Indebtedness outstanding under clause (j) of the definition of Permitted Indebtedness, does not exceed $500,000 in the aggregate,

(b) (i) Parent may make cash distributions to any direct or indirect holding company of Parent that files a Parent Consolidated Tax Return for the sole purpose of allowing such holding company of Parent to pay federal and state income taxes and franchise taxes solely arising from any Parent Consolidated Tax Return (provided that the aggregate amount of such distributions shall not exceed the sum of (x) the portion of the Parent Consolidated Tax Return liability attributable to the Loan Parties plus (y) the aggregate amount of distributions received by any Loan Party from Subsidiaries that are not Loan Parties to the extent such distributions were made in respect of Parent Consolidated Tax Return liability attributable to such Subsidiaries), (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, Parent may make cash distributions to any direct or indirect holding company of Parent in an aggregate amount not to exceed $500,000 in any fiscal year of Parent for the sole purpose of allowing such holding company of Parent to make payment of other reasonable out of pocket administrative and maintenance expenses (including maintenance of existence) arising out of the operation of such direct or indirect holding company as a holding company of Parent and the administration by such direct or indirect holding company of the consolidated operations of Parent and its Subsidiaries, (iii) Parent may make cash distributions to any direct or indirect holding company of Parent for the sole purpose of permitting such holding company of Parent to pay the premiums of group medical and dental insurance plans for the employees of Parent and its Restricted Subsidiaries, and (iv) Parent may make cash distributions to any direct or indirect holding company of Parent for the sole purpose of permitting such direct or indirect holding company of Parent to pay the premiums and other fees and expenses of insurance covering Parent and its Subsidiaries.

(c) so long as no Event of Default has occurred and is continuing or would result therefrom, Parent may make cash distributions to Saturn for the purpose of permitting Saturn to make payments to Gores, and Saturn shall have used such cash distributions to make payments to Gores pursuant to the Gores Management Agreement in an aggregate amount not to exceed $84,000 in any month; provided, that if at any time any such payments are not permitted to be made as a result of the failure to satisfy the condition set forth in this Section 6.9(c). then (1) such amounts shall continue to accrue, and (2) any such amounts that have accrued but which were not permitted to be paid may be paid in any subsequent quarter so long as the condition set forth in this Section 6.9(c) is satisfied at the time of the making of such payments,

(d) Parent may make cash distributions to Saturn for the purpose of permitting Saturn to make payments to Glendon, and Saturn shall have used such cash distributions to make payments to Glendon pursuant to the Glendon Management Agreement in an aggregate amount not to exceed $3,500,000 during the period beginning on the Closing Date and ending July 31, 2010, $2,500,000 during the 12 month period ending July 31, 2011, $2,000,000 during the 12 month period ending July 31, 2012, and $1,500,000 during the 12 month period ending July 31, 2013; provided, however, that if the amount of the distributions permitted to be made in any period as set forth above pursuant to this Section 6.9(d) is greater than the actual amount of such distributions for such period (the amount by which such permitted cash distributions for such period exceed the actual amount of cash distributions for such period, the “Excess Distribution Amount”), then 50% of such Excess Distribution Amount (such amount referred to as the “Carry-Over Distribution Amount”) may be carried forward to the next succeeding period (the “Succeeding Distribution Period”); provided further that (x) the Carry-Over Distribution Amount applicable to a particular Succeeding Distribution Period may not be used in that period until the amount permitted above to be expended in such period has first been used in full and (y) the Carry-Over Distribution Amount applicable to a particular Succeeding Distribution Period may not be carried forward to another period; provided, further, that, notwithstanding anything contained in this Section 6.9(d), cash distributions in excess of the amounts permitted above (taking into account any Carry-Over Distribution Amount) for the period beginning on the Closing Date and ending July 31, 2010 and the 12 month periods ending July 31, 2011, July 31, 2012, and July 31, 2013, shall be permitted so long as Parent’s and its Restricted Subsidiaries’ Availability plus Qualified Cash is equal to or greater than $50,000,000; and provided, further, that upon request of Agent, Borrowers shall provide Agent with documentation reasonably satisfactory to Agent in respect of any such excess cash distributions made in reliance on the immediately preceding proviso to this Section 6.9(d),

(e) so long as no Event of Default has occurred and is continuing or would result therefrom, Parent may make cash distributions to Saturn for the purpose of permitting Saturn to make payments to Wolseley, and Saturn shall have used such cash distributions to make payments to Wolseley pursuant to the Wolseley Management Agreement in an aggregate amount not to exceed $42,000 per month; provided, that if at any time any such payments to Wolseley are not permitted to be made as a result of the failure to satisfy the condition set forth in this Section 6.9(e), then (1) such amounts shall continue to accrue, and (2) any such amounts that have accrued but which were not permitted to be paid may be paid in any subsequent quarter so long as the condition set forth in this Section 6.9(e) is satisfied at the time of the making of such payments,

(f) Parent may make cash distributions to Saturn for the purpose of permitting Saturn to make reimbursement payments (i) to Equity Sponsor on account of reasonable out-of-pocket costs and expenses incurred by Gores pursuant to the Gores Management Agreement; (ii) to Glendon on account of reasonable out-of-pocket costs and expenses incurred by Glendon pursuant to the Glendon Management Agreement, and (iii) to Wolseley on account of reasonable out-of-pocket costs and expenses incurred by Wolseley pursuant to the Wolseley Management Agreement,

(g) Parent may make cash distributions to Saturn for the purpose of permitting Saturn to make payments required to be paid by Saturn pursuant to the Transition Services Agreement so long as the fees charged under such Transition Service Agreement are no less favorable, taken as a whole, to Saturn than would be obtained in an arm’s length transaction with a non-Affiliate,

(h) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the cash distribution and payment thereof is in compliance with applicable law (including, to the extent applicable, the Delaware Limited Liability Company Act, as amended from time to time) and the constituent documents of Parent, (iii) Availability (without giving effect to the Distribution Reserve) plus Qualified Cash of Parent and its Subsidiaries both before and immediately after giving effect thereto is greater than $100,000,000, (iv) on a pro forma basis after giving effect to any such cash distribution Availability (without giving effect to the Distribution Reserve) plus Qualified Cash of Parent and its Subsidiaries is projected by Borrowers to be in excess of $100,000,000 as of the end of each month during the 12 month period immediately following the proposed date of such cash distribution, (v) Borrowers shall have delivered to Agent updated projections and calculations evidencing the satisfaction of the conditions outlined in clauses (iii) and (iv) of this Section 6.9(h), in each case, in form reasonably satisfactory to Agent, and (vi) no such cash distribution is paid or made until on or after the date that is 270 days after the Closing Date, Parent may declare and pay cash distributions in an aggregate amount not to exceed (A) $30,000,000 during any calendar year, and (B) $80,000,000 during the term of this Agreement,

(i) (i) Parent may make cash distributions to Saturn in an amount equal to the proceeds of any Permitted Disposition permitted under clause (o) of the definition of Permitted Dispositions, and (ii) so long as such distribution takes place within 120 days after the Closing Date, Parent may distribute to Saturn all or any portion of the Stock of all of DWF Entity; provided, that upon the sale or other disposition of all or substantially all of the Stock or assets of the DWF Entities to one or more third parties that are not Affiliates of Parent, Parent shall cause Saturn to repay to a Loan Party the lesser of (A) the amount of the outstanding Permitted Investments described in clause (v) of the definition thereof made in the DWF Entities, and (B) the Net Cash Proceeds received on account of all such sales or other dispositions in respect of the DWF Entities, and

(j) Parent may make the payments described in Section 6.12(e).

6.10 Accounting Methods. Modify or change its fiscal year (other than to a December 31 fiscal year) or its method of accounting (other than as may be required to conform to GAAP).

6.11 Investments.

(a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment. From and after the date that is 30 days (or such longer period as may be determined by Agent in its sole discretion) after the Closing Date, Loan Parties shall not have Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts (other than (i) an aggregate amount of not more than $650,000 at any one time, in the case of Parent and its Restricted Subsidiaries (other than those Restricted Subsidiaries that are CFCs), (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s or its Restricted Subsidiaries’ employees, (iii) with respect to the Required Equity Account, and (iv) an aggregate amount of not more than an amount to be agreed upon by Agent and Borrowers (calculated at current exchange rates) at any one time, in the case of Restricted Subsidiaries of Parent that are CFCs)) unless such Loan Parties, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments.

(b) Notwithstanding anything in this Agreement to the contrary, the only Permitted Investments that may be made in the Unrestricted Subsidiaries (including the DWF Entities) during the term of this Agreement are Permitted Investments permitted under clauses (e), (g), (m) (so long as such Investment is in the form of an acquisition of Stock of such Unrestricted Subsidiary for no, or a de minimis amount of, consideration), (u) and (v) of the definition of Permitted Investments.

6.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Parent or any of its Restricted Subsidiaries except for:

(a) (i) transactions among Loan Parties, (ii) transactions among Restricted Subsidiaries that are not Loan Parties, (iii) transactions with Unrestricted Subsidiaries resulting from Parent and its Subsidiaries having a consolidated cash management system; provided, that the transactions described in this Section 6.12(a)(iii) shall not be permitted with respect to the DWF Entities from and after the date that is 120 days after the Closing Date, and (iv) any other transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Parent or its Restricted Subsidiaries, on the one hand, and any Affiliate of Parent or its Restricted Subsidiaries, on the other hand, so long as such transactions described in this clause (iv) are: (A) disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Parent or its Restricted Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, and (B) no less favorable, taken as a whole, to Parent or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b) so long as it has been approved by Parent or the applicable Subsidiaries’ Board of Directors in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Parent and its Subsidiaries,

(c) the payment of reasonable fees, compensation, severance, or employee benefit arrangements to officers and outside directors of Parent and its Subsidiaries in the ordinary course of business and consistent with industry practice,

(d) transactions and payments permitted by Section 6.3, Section 6.9, or Section 6.11; and

(e) reimbursement of the Equity Sponsor and its Affiliates on or about the Closing Date of its out-of-pocket fees and expenses incurred in connection with the Plan in an aggregate amount not to exceed $1,300,000.

6.13 Use of Proceeds. Use the proceeds of the Advances (a) on the Closing Date, to (i) refinance the DIP Facility and certain other senior secured indebtedness of Parent and its Subsidiaries and other items necessary to consummate the Plan, (ii) finance ongoing working capital and general corporate needs of Borrowers and their Restricted Subsidiaries, and (iii) pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes; provided, that in no event shall any proceeds of the Advances be used to pay any lease rejection claims (which amounts shall be paid solely from the proceeds of the Required Equity).

6.14 Parent as Holding Company. Permit Parent to incur any liabilities, own or acquire any assets (other than interests in Deposit Accounts and Securities Accounts, cash and Cash Equivalents the Stock of SBS Holdings), or engage itself in any operations or business, except in connection with its ownership of SBS Holdings and its rights and obligations under the Loan Documents.

6.15 Consignments. Consign any of the Inventory of any Borrower or sell any of the Inventory of any Borrower on bill and hold, sale or return, sale on approval, or other conditional terms of sale, other than in the ordinary course of business.

6.16 Inventory and Equipment with Bailees. Store the Inventory or Equipment of Parent or its Restricted Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party; provided, however, that Borrowers may store Inventory or Equipment with a bailee, warehouseman or similar party so long as (a) Borrowers provide Agent with written notification of its intent to enter into a storage agreement, (b) the location at which such Inventory or Equipment will be stored is within the United States, and (c) if no Collateral Access Agreement is delivered to Agent with respect to such bailee, warehouseman, or similar party on or prior to the date on which any such Inventory is stored therewith (or such later date as may be agreed upon by Agent in its sole discretion), Agent shall have the right to establish reserves pursuant to Section 2.1(c) (or, if the value of the Inventory at such location is de minimis in Agent’s reasonable determination, Agent shall have the right to exclude such Inventory from Eligible Inventory rather than establish a reserve).

6.17 Required Equity. Use any funds of any Loan Party (including any proceeds of any Advance), other than the Required Equity, to pay any lease rejection claims allowed under the Plan until the entire amount of the Required Equity has been used to pay such lease rejection claims allowed under the Plan (so long as such additional amount is not paid out of the proceeds of the Advances), at which time Borrowers may use such funds for any purpose permitted under this Agreement.

7.	FINANCIAL COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Parent will comply with each of the following financial covenants:

(a) Minimum EBITDA. If any Financial Covenant Period has commenced and is continuing, achieve EBITDA as of the end of the applicable period ended immediately preceding the date on which any such Financial Covenant Period commenced and as of the end of each applicable period ended during such Financial Covenant Period, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
($11,600,000)	For the month ending August 31, 2009
($19,600,000)	For the 2 month period ending September 30, 2009
($25,600,000)	For the 3 month period ending October 31, 2009
($31,100,000)	For the 4 month period ending November 30, 2009
($36,500,000)	For the 5 month period ending December 31, 2009
($41,900,000)	For the 6 month period ending January 31, 2010
($48,800,000)	For the 7 month period ending February 28, 2010
($55,800,000)	For the 8 month period ending March 31, 2010
($62,700,000)	For the 9 month period ending April 30, 2010

Applicable Amount	Applicable Period
($68,400,000)	For the 10 month period ending May 31, 2010
($74,100,000)	For the 11 month period ending June 30, 2010
($79,700,000)	For the 12 month period ending July 31, 2010
($74,400,000)	For the 12 month period ending August 31, 2010
($69,100,000)	For the 12 month period ending September 30, 2010
($63,700,000)	For the 12 month period ending October 31, 2010
($66,900,000)	For the 12 month period ending November 30, 2010
($70,100,000)	For the 12 month period ending December 31, 2010
($73,300,000)	For the 12 month period ending January 31, 2011
($66,900,000)	For the 12 month period ending February 28, 2011
($60,500,000)	For the 12 month period ending March 31, 2011
($54,000,000)	For the 12 month period ending April 30, 2011
($38,100,000)	For the 12 month period ending May 31, 2011

Applicable Amount	Applicable Period
($22,100,000)	For the 12 month period ending June 30, 2011
($6,100,000)	For the 12 month period ending July 31, 2011
($2,300,000)	For the 12 month period ending August 31, 2011
$1,500,000	For the 12 month period ending September 30, 2011
$5,300,000	For the 12 month period ending October 31, 2011
$6,700,000	For the 12 month period ending November 30, 2011
$8,100,000	For the 12 month period ending December 31, 2011
$9,500,000	For the 12 month period ending January 31, 2012
$13,500,000	For the 12 month period ending February 28, 2012
$17,500,000	For the 12 month period ending March 31, 2012
$21,500,000	For the 12 month period ending April 30, 2012
$29,100,000	For the 12 month period ending May 31, 2012
$36,600,000	For the 12 month period ending June 30, 2012

Applicable Amount	Applicable Period
$44,100,000	For the 12 month period ending July 31, 2012
$48,000,000	For the 12 month period ending August 31, 2012
$52,000,000	For the 12 month period ending September 30, 2012
$55,900,000	For the 12 month period ending October 31, 2012
$58,900,000	For the 12 month period ending November 30, 2012
$61,800,000	For the 12 month period ending December 31, 2012
$64,700,000	For the 12 month period ending January 31, 2013
$69,100,000	For the 12 month period ending February 28, 2013
$73,600,000	For the 12 month period ending March 31, 2013
$78,000,000	For the 12 month period ending April 30, 2013
$84,500,000	For the 12 month period ending May 31, 2013
$90,900,000	For the 12 month period ending June 30, 2013

(b) Capital Expenditures. If any Financial Covenant Period has commenced and is continuing during any period set forth in the table below, then, as of any date of determination during such Financial Covenant Period, Parent and its Restricted Subsidiaries shall not make Capital Expenditures during such period through such date of determination in excess of the amount set forth in the table below for the applicable period:

Applicable Period	Amount of Capital Expenditures
Closing Date through July 31, 2010	$12,200,000
August 1, 2010 through July 31, 2011	$13,400,000
August 1, 2011 through July 31, 2012	$14,600,000
August 1, 2012 through July 31, 2013	$15,800,000

provided, however, that if the amount of the Capital Expenditures permitted to be made in any period as set forth in the above table is greater than the actual amount of the Capital Expenditures for such period (the amount by which such permitted Capital Expenditures for such period exceed the actual amount of Capital Expenditures for such period, the “Excess Amount”), then the lesser of (i) such Excess Amount and (ii) 50% of the amount set forth in the above table for the next succeeding period (such lesser amount referred to as the “Carry-Over Amount”) may be carried forward to the next succeeding period (the “Succeeding Period”); provided further that (x) the Carry-Over Amount applicable to a particular Succeeding Period may not be used in that period until the amount permitted above to be expended in such period has first been used in full and (y) the Carry-Over Amount applicable to a particular Succeeding Period may not be carried forward to another period.

8.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1 If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations (other than Bank Product Obligations that do not exceed an aggregate of $3,000,000) consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) (other than Bank Product Obligations that do not exceed an aggregate of $3,000,000), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations (other than Bank Product Obligations that do not exceed an aggregate of $3,000,000);

8.2 If any Loan Party or any of its Restricted Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2 (except that (x) with respect to the weekly reporting on Schedule 5.2, Borrower shall be allowed a cure period of 3 Business Days on not more than 4 occasions during each fiscal year and (y) with respect to clauses (s) through (aa), Borrower shall be allowed a cure period of 10 days), 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if Borrowers refuse to allow Agent or its representatives or agents to visit Borrowers’ properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of Borrowers in accordance with the terms of such Section), 5.10, 5.11, 5.12(iii), 5.13, and 5.17 of this Agreement, (ii) Sections 6.1 through 6.17 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.12 (other than Section 5.12(iii)), 5.14, and 5.15 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any executive officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents (other than Bank Product Agreements relating to Bank Product Obligations that do not exceed an aggregate of $3,000,000), in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any executive officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;

8.3 If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $3,000,000, or more (except to the extent fully covered by insurance (other than any applicable deductibles) pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied or vacated or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4 If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries;

8.5 If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries and any of the following events occur: (a) such Loan Party or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6 If Parent and its Restricted Subsidiaries are enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business of Parent and its Restricted Subsidiaries, taken as a whole;

8.7 If there is a default in one or more agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness involving an aggregate amount of $3,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, that is then exercisable but irrespective of whether actually exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder; provided, however, that the written cure or written waiver of such default under any such agreement in accordance with the terms of such agreement shall constitute a cure or waiver of such “Event of Default” under this Agreement;

8.8 If any warranty, representation or certification made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.9 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of the Loan Documents);

8.10 If the Security Agreement or any other Loan Document (other than any Bank Product Agreements relating to Bank Product Obligations that do not exceed an aggregate of $3,000,000) that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent;

8.11 The validity or enforceability of any Loan Document (other than any Bank Product Agreements relating to Bank Product Obligations that do not exceed an aggregate of $3,000,000) shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document (other than any Bank Product Agreements relating to Bank Product Obligations that do not exceed an aggregate of $3,000,000); or

8.12 The occurrence of one or more ERISA Events that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

8.13 Following the Closing Date, if any of the Loan Parties, their Subsidiaries, or their ERISA Affiliates are assessed total aggregate withdrawal liability in excess of [$10,000,000] (or such lesser amount as would reasonably be expected to result in a Material Adverse Change); or (ii) increased contribution obligations to Multiemployer Plans result in an aggregate annual liability in excess of $3,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Change.

8.14 If there exists, as of any valuation date for a Benefit Plan, other than a Benefit Plan acquired as the result of an acquisition of a company sponsoring a defined benefit plan, but only to the extent that such Benefit Plan is not amended to cover employees who were not covered as of the date of such acquisition (an “Excluded Benefit Plan”), or in the aggregate for all Benefit Plans (excluding Benefit Plans with assets in excess of benefit liabilities and excluding Excluded Benefit Plans) an excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such plan) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such plan, only if such excess individually or in the aggregate for all such Benefit Plans (excluding in such computation any Benefit Plans with assets greater than benefit liabilities) exceeds $3,000,000 or such lesser amount as would reasonably be expected to result in a Material Adverse Change.

8.15 If any of the Loan Parties, their Subsidiaries, or any of their ERISA Affiliates incur any termination liability to the PBGC (other than with respect to a Multiemployer Plan) or to one or more Benefit Plans pursuant to ERISA or otherwise in an aggregate amount exceeding $3,000,000 or such lesser amount as would reasonably be expected to result in a Material Adverse Change.

9.	RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in each case by written notice to Borrowers and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following on behalf of the Lender Group:

(a) declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers; and

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Advances and the obligation of the Issuing Lender to issue Letters of Credit.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Parent and each Borrower.

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.	WAIVERS; INDEMNIFICATION.

10.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2 The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3 Indemnification. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons and the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other reasonable out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than WFF) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Restricted Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders or (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Restricted Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions arising out of any such assets or properties of any Borrower or any of its Restricted Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON OTHER THAN ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT)

11.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Administrative Borrower, any Borrower, or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Administrative	STOCK BUILDING SUPPLY, LLC
Borrower or any other	8020 Arco Corporate Drive
Borrower:	Raleigh, NC 27617 Attn: Chief Financial Officer Fax No. (919) 431-1180

with copies to:	THE GORES GROUP, LLC 10877 Wilshire Boulevard, 18th Floor Los Angeles, CA 90024 Attn: General Counsel Fax No. (310) 209-3310

and:	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Attn: Kristine Dunn, Esq. Fax No.: (213) 621-5493

If to Agent:	WELLS FARGO FOOTHILL, LLC 2450 Colorado Avenue Suite 3000 West Santa Monica, California 90404 Attn: Business Finance Division Manager Fax No.: (310) 453-7413

with copies to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP 515 S. Flower Street Twenty-fifth Floor Los Angeles, CA 90071 Attn: John Francis Hilson, Esq. Fax No.: (213) 996-6300

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PARENT, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1 Assignments and Participations.

(a) With the prior written consent of Agent and, so long as no Event of Default has occurred and is continuing, the Administrative Borrower, which consents shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each, an “Assignee”; provided, however, that no Loan Party, Affiliate of a Loan Party, Equity Sponsor, or Affiliate of Equity Sponsor shall be permitted to become an Assignee) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

(b) From and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance (which has been executed by Agent and the Administrative Borrower, to the extent that consent of Agent or Administrative Borrower to the relevant assignment is required) and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement (and subject to the provisions of Section 15.12 as if such Participant were a Lender). The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other

Lenders, Agent, Borrowers, the Collections of any Borrower or its Restricted Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Restricted Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h) Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Advances (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Advances to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of the Advances to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j) Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its

Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrowers is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1 Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Parent or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are parties thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly adversely affected thereby and Parent and each Borrower, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

(vi) change the definition of “Required Lenders” or “Pro Rata Share”,

(vii) contractually subordinate any of Agent’s Liens (other than to Liens that secure Purchase Money Indebtedness or a Capital Lease Obligation),

(viii) other than in connection with a merger, liquidation, dissolution or sale of such Person permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(ix) amend any of the provisions of Section 2.4(b)(i) or (ii),

(x) amend Section 13.1(a) to permit a Loan Party, an Affiliate of a Loan Party, Equity Sponsor, or an Affiliate of Equity Sponsor to be permitted to become an Assignee, or

(xi) change the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Inventory, Bank Product Reserve, Plan Reserve, Special Reserve, Surety Reserve, and Distribution Reserve) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c).

(b) No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,

(c) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Lenders,

(d) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders, and

(e) Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not create, modify or otherwise affect rights or obligations of Parent or any Borrower, shall not require consent by or the agreement of Parent or any Borrower.

14.2 Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of any Lender directly adversely affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not such greater number of the Lenders as may be required by Section 14.1 or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement or made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.

14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and each Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.	AGENT; THE LENDER GROUP.

15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Restricted Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Restricted Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Restricted Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Restricted Subsidiaries, the Obligations, the Collateral, the Collections of Parent and its Restricted Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan

Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.

15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrowers, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Restricted Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Parent or its Restricted Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8 Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFF in its individual capacity.

15.9 Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10 Lender in Individual Capacity; Co-Lead Arrangers.

(a) Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

(b) WFF and BOA, in their respective capacities as “co-lead arrangers” shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to them in their capacities as Lenders or, in the case of WFF, in its capacities as Agent, Swing Lender, or Issuing Lender. Without limiting the foregoing, WFF and BOA, in their respective capacities as “co-lead arrangers” shall not have or be deemed to have any fiduciary relationship with any Borrower or with any Lender. Each Lender acknowledges that it has not relied upon, and will not rely upon, WFF or BOA in deciding to enter into this Agreement or in taking or not taking action hereunder.

15.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize Agent to, and Agent shall upon Administrative Borrower’s request, release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is a Permitted Disposition or is otherwise permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which the Loan Parties owned no interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased to the Loan Parties under a lease that has expired or is terminated in a transaction permitted under this Agreement, or (v) in accordance with the express terms of the Security Agreement or any other document or instrument creating or evidencing Agent’s Liens. The Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral or any Borrower or any Guarantor pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s reasonable opinion, upon the advice of legal counsel, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien or Borrower or Guarantor without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers (other than Borrowers expressly being released) in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Parent or its Restricted Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent or its Restricted Subsidiaries or any deposit accounts of Parent or its Restricted Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Parent or its Restricted Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Restricted Subsidiaries and will rely significantly upon Parent’s and its Restricted Subsidiaries’ books and records, as well as on representations of any Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or its Restricted Subsidiaries to Agent that has not been contemporaneously provided by Parent or such Restricted Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Restricted Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent or such Restricted Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

16.	WITHHOLDING TAXES.

(a) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes except to the extent required by law, and in the event any deduction or withholding of Taxes is required, Borrowers shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Agent reasonably promptly after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts or other reasonable documentation evidencing such payment by Borrowers.

(b) Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the Borrowers:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto and provided that a Participant shall not be entitled to any additional amounts pursuant to this Section 16 in excess of the amount to which Lender granting the participation would have been entitled.

(f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Borrowers and Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c), 16(d), or 16(e) are not delivered to Agent or Borrowers (or, in the case of a Participant, to the Lender granting the participation), then Agent or Borrowers (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrowers (or, in the case of a Participant, that the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrowers (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(h) If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person.

(i) Each Lender agrees that, as promptly as practicable after the occurrence of any event giving rise to the operation of Section 16 with respect to such Lender, it will use reasonable, good faith efforts (subject to overall policy considerations of such Lender) to eliminate or reduce any additional payment which may thereafter accrue, including by designating another lending office or assigning its rights and obligations hereunder to another of its offices, branches or Affiliates with the object of avoiding the consequences of such event; provided, that such designation or other action is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations or rights of Borrowers or any Lender pursuant to Section 16.

17.	GENERAL PROVISIONS.

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Parent, each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Parent or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Rank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as a non-fiduciary agent for such Bank Product Providers and, by virtue of providing a Bank Product, each Bank Product Provider shall be automatically deemed to have appointed Agent as its non-fiduciary agent; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are owing to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount that is owing to it prior to such distribution.

17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of each Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9 Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement (it being understood and agreed that any information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans that is marked or otherwise reasonably designated in good faith as “confidential”, shall be presumed to be Confidential Information unless such information is publicly available other than as a result of disclosure of such information in violation of this Section 17.9 or any other applicable confidentiality undertakings), except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group (“Lender Group Representatives”), (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance by Borrowers or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (v) the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (v) shall be limited to the portion of the Confidential Information as may be required by such governmental authority pursuant to such subpoena or other legal process, (vi) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (vii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (viii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (viii) with respect to litigation involving any Person (other than Borrowers, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior notice thereof, and (ix) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.10 Lender Group Expenses. Borrowers agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agree that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender to identify Borrowers in accordance with the Patriot Act.

17.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13 Stock Building Supply, LLC as Agent for Borrowers. Each Borrower hereby irrevocably appoints Stock Building Supply, LLC, a North Carolina limited liability company, as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group’s relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender- Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.14 Additional Borrowers. Upon the execution and delivery by any Subsidiary of Parent of a joinder to this Agreement pursuant to Section 5.11, such Subsidiary shall become a Borrower hereunder with the same force and effect as if originally named as a Borrower herein. The execution and delivery of any instrument adding an additional Borrower as a party to this Agreement shall not require the consent of any Lender hereunder. The rights and obligations of each Borrower hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower hereunder.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chief Executive Officer

STOCK BUILDING SUPPLY HOLDINGS, LLC, a Virginia limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President

COLEMAN FLOOR, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President

SBS CONSTRUCTION SERVICES OF NEW MEXICO, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chairman of the Board

STOCK BUILDING SUPPLY, LLC, a North Carolina limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chairman of the Board

STOCK BUILDING SUPPLY OF FLORIDA, LLC, a Florida limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chairman of the Board

[SIGNATURE PAGE TO CREDIT AGREEMENT]

STOCK BUILDING SUPPLY MIDWEST, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chairman of the Board

STOCK BUILDING SUPPLY OF TEXAS, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chairman of the Board

STOCK BUILDING SUPPLY WEST, LLC, a Utah limited liability company

By:	/s/ Joseph J. Appelmann
Name:	Joseph J. Appelmann
Title:	President and Chairman of the Board

[SIGNATURE PAGE TO CREDIT AGREEMENT]

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ S. N. Thomas
Name:	S. N. Thomas
Title:	V.P

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a co-lead arranger and as a Lender

By:	/s/ Bobby P.S. Bans
Name:	Bobby P.S. Bans
Title:	Vice President – Portfolio

[SIGNATURE PAGE TO CREDIT AGREEMENT]

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                      between                                          (“Assignor”) and                                          (“Assignee”). Reference is made to the credit agreement described in Annex I hereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Advances assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Credit Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms (duly completed and executed by it) prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty and such other documents as may be required to be delivered by it under the Credit Agreement.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to Agent for recording by Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consents of Agent and Administrative Borrower, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9 of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by facsimile or other electronic image scan transmission (e.g., “PDF” or “tif ’ via email) all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By:
Name:
Title:

ACCEPTED AND AGREED THIS DAY OF , 20

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:

AND IF REQUIRED BY THE CREDIT AGREEMENT:

STOCK BUILDING SUPPLY, LLC, a North Carolina limited liability company, as Administrative Borrower

By:
Name:
Title:

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrowers: Each of the Subsidiaries of STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), party to the Credit Agreement

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of June 30, 2009, by and among Parent, Borrowers, the lenders a party thereto (the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as co-lead arranger, and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as co-lead arranger and as administrative agent for the Lenders

3. Date of Assignment Agreement:

4. Assigned Amounts:

a. Assigned Amount of Commitment	$

b. Assigned Amount of Advances	$

5. Settlement Date:

6. Purchase Price	$

7. Notice and Payment Instructions, etc.

Assignee:	Assignor:

Stock Building Supply Holdings II, LLC	Certificate No.	1
8020 Arco Corporate Drive	Report Date	mm/dd/yy
Raleigh, NC 27617	As Of Date	mm/dd/yy

Borrowing Base Report - Submitted to Wells Fargo Foothill

ACCOUNTS RECEIVABLE
1. Beginning Balance (Ending Balance of Last Report)			$0.00

2. Gross Adjustment (-)			0.00
3. Less: Total Collections			0.00
4. Add Back Non-AR Cash Collections			0.00
5. Less: Discounts/Allowances			0.00
6. ENDING BALANCE PER AGINGS			0.00
7. Less: Unapplied Cash			0.00
8. Less: Ineligible Accounts Receivable			0.00
9. ELIGIBLE ACCOUNTS RECEIVABLE			0.00
10. Times: Accounts Receivable Advance Rate			85%
11. ACCOUNTS RECEIVABLE AVAILABILITY			0.00
12. Dilution Reserve (Amount > 5%)	4.00%		0.00

13. Other Reserve (per Audit)			0.00
14. Line Amount Reserve			0.00
15. Other Reserve			0.00

16. Total AR Availability			0.00

17. AR AVAILABILITY: ▶ THE LESSER OF		$150,000,000	OR	Line 17	$0.00

INVENTORY
18. Total Gross Inventory as of	mm/dd/yy		$0.00

19. Less: Ineligible Inventory			0.00
20. ELIGIBLE INVENTORY			0.00
21. Times: Inventory Advance Rate			65%
22. INVENTORY AVAILABILITY			0.00
23. NOLV Reserve			0.00
24. Rent Reserve			0.00
25. Appraisal Reserve			0.00
26. Line Amount Reserve			0.00
27. Other Reserve			0.00

28. Total Available Inventory			0.00

29. INVENTORY AVAILABILITY ▶ THE LESSER OF		$125,000,000	OR	LINE 28	$0.00

TOTAL BORROWING BASE AVAILABILITY
30. AVAILABILITY: THE LESSER OF MAX. LOAN	$150,000,000	OR SUM OF LINES 17 and 29		0.00	$0.00

AVAILABILITY
31. Calculated Borrowing Base Availability		(Line 30 above)			$0.00
32. Less: Ending Loan Balance as of	mm/dd/yy				0.00

33. Less: Outstanding L/C Balance		(from Loan Ledger Report)			0.00
34. Less: Availability Block					25,000,000.00
35. Less: Bank Products Reserve					0.00
36. Less: Other Reserve					0.00

37. Net Excess Availability					(25,000,000.00)

All capitalized terms defined in the Credit Agreement referred to below and used in this certificate shall have the meanings set forth in the Credit Agreement unless specifically defined herein. The undersigned, Stock Building Supply Holdings II, LLC, a Delaware limited liability company (“Parent”), pursuant to Schedule 5.2 of that certain Credit Agreement, dated as of June 30, 2009 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Parent, each of Parent’s Subsidiaries party thereto from time to time, the lenders signatory thereto from time to time and Wells Fargo Foothill, LLC, a Delaware limited liability company as co-lead arranger and as administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the above items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct. Additionally, the undersigned hereby certifies and represents and warrants to the Lender Group on behalf of Borrower that (i) no Default or Event of Default has occurred and is continuing on the date hereof, except for such conditions or events as may have been disclosed to Agent on or prior to the date hereof and (ii) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

Authorized Signature
By:
Title
	Print Name:	Date:

EXHIBIT B-2

FORM OF BANK PRODUCT PROVIDER LETTER AGREEMENT

[Letterhead of Specified Bank Products Provider]

[Date]

Wells Fargo Foothill, LLC, as Agent

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Attention: Business Finance Division Manager

Fax No.: (310) 453-7413

Reference is hereby made to that certain Credit Agreement, dated as of June 30, 2009 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders party thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and as co-lead arranger, STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), and each of Parent’s Subsidiaries party thereto (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), and BANK OF AMERICA, N.A., as co-lead arranger. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”) dated as of [                    ] by and between [Lender or Affiliate of Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party].

1. Appointment of Agent. The Specified Bank Products Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its representative under the Credit Agreement and the other Loan Documents, and Specified Bank Products Provider and Agent each agree that the provisions of Sections 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8, 15.11(b), 15.12, 15.13, 15.14, and 15.15, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider hereby acknowledges that it has reviewed all of the provisions of the Credit Agreement (including without limitation, Sections 2.4(b)(ii), 14.1, 15.9, 15.11, and 17.5 of the Credit Agreement, and, as applicable, the defined terms referenced therein) and agrees to be bound by the provisions thereof.

3. Reporting Requirements. On a monthly basis (not later than the 10th Business Day of each calendar month) the Specified Bank Products Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Bank Products Provider’s reasonable determination of the credit exposure of Parent and its Subsidiaries in respect of the Bank Products provided by Specified Bank Products Provider pursuant to the Specified Bank Products Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the credit exposure of Parent and its Subsidiaries with respect to the Bank Products provided pursuant to the Specified Bank Products Agreement[s] is zero. Specified Bank Products Provider acknowledges and agrees that Agent shall be entitled to rely on the information in such reports to establish the Bank Product Reserve and agrees that if such reports are not delivered to Agent within the time period specified above, Agent shall be entitled to implement a Bank Products Reserve in respect of the Bank Product Obligations pursuant to the Specified Bank Products Agreement[s] equal to zero.

4. Bank Product Obligations. From and after the delivery of this letter agreement to Agent and the acknowledgement of this letter agreement by Agent until the Payoff Date, the obligations and liabilities of Parent and its Subsidiaries to Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations and Specified Bank Product Provider shall constitute a Bank Product Provider, in each case, in accordance with and subject to the terms of, the Credit Agreement.

5. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 11 in the Credit Agreement, if to Administrative Borrower or any other Borrower, shall be mailed, sent, or delivered to such Borrower in accordance with Section 11 in the Credit Agreement, and, if to Specified Bank Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank
Products Provider:

Attn:
Fax No.

6. Miscellaneous. This letter agreement is for the benefit of the Agent, the Specified Bank Products Provider, the Borrowers and each their respective successors and assigns (including any successor agent pursuant to Section 15.9 of the Credit Agreement). In connection with any transfer or assignment by Specified Bank Products Provider of any Specified Bank Products Agreement, the assignees or transferees of Specified Bank Product Provider shall bind themselves in a writing addressed to the Agent to the terms of this letter agreement; provided that, for the avoidance of doubt, no Specified Bank Products Agreement may be assigned to any Person that is not a Lender or an Affiliate of a Lender, and only Lenders and Affiliates of Lenders shall be permitted to be Bank Product Providers for purposes of the Loan Documents. Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. This letter agreement is a Loan Document. This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

7. Governing Law.

(a) THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages to follow]

Sincerely,

[SPECIFIED BANK PRODUCTS PROVIDER]

By:
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above:

STOCK BUILDING SUPPLY, LLC, a North Carolina limited liability company, as Administrative Borrower

By:
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Parent’s letterhead]

To:	Wells Fargo Foothill, LLC, as Agent

under the below referenced Credit Agreement

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Attn: Business Finance Division Manager

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain CREDIT AGREEMENT (as amended, restated, modified, supplemented, renewed or extended from time to time, the “Credit Agreement”) dated as of June 30, 2009, by and among the lenders party thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as co-lead arranger, WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and as co-lead arranger, STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), and each of Parent’s Subsidiaries party thereto (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

This Compliance Certificate is being delivered pursuant to Schedule 5.1 of the Credit Agreement. The undersigned officer of Parent hereby certifies as of the date hereof on behalf of Parent in his/her capacity as an officer of Parent and not in an individual capacity that:

1. The financial statements of Parent and its Restricted Subsidiaries furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments), and present fairly in all material respects, the consolidated financial condition as of the date thereof of Parent and its Subsidiaries, or, in the case of audited annual financial statements, the consolidated financial condition as of the date thereof of Saturn and its Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Parent and its Restricted Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.1 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Parent and its Restricted Subsidiaries have taken, are taking, or propose to take with respect thereto.

[4. As of the date hereof, Parent and its Restricted Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 3 hereof, except as otherwise indicated on Schedule 3 hereof.]1

[1]	To be included if a Financial Covenant Period has occurred and is continuing.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of             , 20    .

STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company, as Parent

By:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 32

Financial Covenants

1.	Minimum EBITDA.

Parent’s EBITDA for the [    ] month period ending                  , 20     is $     , and such amount [is/is not] greater than or equal to the amount set forth in Section 7(a) of the Credit Agreement for the corresponding period.]

2.	Capital Expenditures.

Parent and its Restricted Subsidiaries made Capital Expenditures during the period from                  , 20     through                  , 20     in an amount equal to $            , and such amount [is/is not] less than or equal to the amount permitted to be expended pursuant to Section 7(b) of the Credit Agreement for the corresponding period (taking into account any Carry-Over Amount).

[2]	To be included if a Financial Covenant Period has occurred and is continuing.

EXHIBIT L-1

FORM OF LIBOR NOTICE

Wells Fargo Foothill, LLC, as Agent

under the below referenced Credit Agreement

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Ladies and Gentlemen:

Reference hereby is made to that certain Credit Agreement, dated as of                  , 2009 (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Credit Agreement”), among STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), each of Parent’s Subsidiaries party thereto (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the lenders party thereto (the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as co-lead arranger, and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and as co-lead arranger. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrowers’ request to elect the LIBOR Option with respect to outstanding Advances in the amount of $             (the “LIBOR Rate Advance”) [, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of 3 months commencing on                     .

This LIBOR Notice further confirms Borrowers’ acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

(signature page follows)

Wells Fargo Foothill, LLC, as Agent

Dated: , 20
STOCK BUILDING SUPPLY, LLC, a North Carolina limited liability company, as Administrative Borrower

By:
Name:
Title:

Acknowledged by:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:

Schedule A-1

Agent’s Account

An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number*                      and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE A-2

AUTHORIZED PERSONS

Name	Title
Joseph J. Appelmann	President

James F. Major, Jr.	Vice President, Finance & Strategic Planning and Treasurer

Donna W. Thagard	Corporate Controller and Assistant Secretary

Bryan J. Yeazel	Vice President, General Counsel and Corporate Secretary

[Schedule A-2 to Credit Agreement]

Schedule C-1

Commitments

Lender	Commitment
Wells Fargo Foothill, LLC	$75,000,000
Bank of America, N.A.	$75,000,000

All Lenders	$150,000,000

SCHEDULE D-1

DESIGNATED ACCOUNT

Bank	Bank Address	Accountholder	ABA Number	Account Number*
Wachovia Bank	401 North Linden St. Winston Salem, NC 27101	Stock Building Supply, LLC	053000219

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule D-1 to Credit Agreement]

SCHEDULE E-2

CLOSED LOCATIONS

Store	Street	City	State, Zip
4419	2 Turnberry Ln.	Newtown	CT 6482

658	3250 Astrozon Blvd	Colorado Springs	CO 80910

810	955 W Alameda.	Pocatello	ID 83201

6002	10 acres at Gowan Rd. and Bruce St.	Las Vegas	NV 89030

4344	1001 W. Mowry Drive	Homestead	FL 33030

4023	1001-C Reilly Rd. Industrial Park	Fayetteville	NC 28306

808	1007 Warm Springs Road	Ketchum	ID 83340

1154	101 and 145 South Genevia Road	Lindon	UT 84042

4411	101 Main Street	Sidney	NY 13838

4130	10280 Greenville Highway	Wellford	SC 29385

1502	10289 Airline Hwy	Saintrose	LA 70087

7604	1039 Northpoint Parkway	Acworth	GA 30102

4005	104 Highway 54 West Bypass	Carrboro	NC 27510

4090, 4102	1060 Highway 66 South	Kernersville	NC 27284

4009, 4158	111 Military Cut Off Rd.	Wilmington	NC 28405

1614	1130 Blue Mound Rd.	Haslet	TX 76052

1236	1130 N Main Street	Bishop	CA 93514

6512	1152 Arbor Dr.	Romeoville	IL 60446

699	117 West Vermijo Ave	Colorado Springs	CO 80903

4195	1175 South Park Drive	Kernersville	NC 27284

4403	1181 State Route 7	Richmondville	NY 12149

4140	120 Pine Plains Road	Gaston	SC 29053

4017	1200 Stoney Ridge Rd.	Charlottesville	VA 22902

4316	12050 SE Shell Ave.	Hobe Sound	FL 33475

6024	1220 South Commerce Street	Las Vegas	NV 89102

4212	1220 W. White Rd.	Oakwood	GA 30566

1155	1224 West Stock Road	Ogden	UT 84401

1654	1243 E. Business Hwy 83	Mission	TX 78572

4137	125 Outlet Point Blvd	Columbia	SC 29418

4111	1325 Veterans Rd.	Columbia	SC 29209

1405, 1420	1331 Davis Rd.	Elgin	IL 60123

[Schedule E-2 to Credit Agreement]

Store	Street	City	State, Zip
998	1333 West 9000 South	South Jordan	UT 84088

425, 426	13397 Britton Park Road	Fishers	IN 46038

4303	1341 NW 15th St.	Pompano Beach	FL 33069

664, 603, 609, 650, 665, 6050, 6055, 6059, 675	1355 W. 52nd Ave.	Denver	CO 80221-6411

4039	138 South Main Street	Milford	MA 2347

4052	14 Front St	Exeter	NH 3833

1615	1403 Slocum Street	Dallas	TX 75207

601	1403 Tremont Ave.	Alamosa	CO 81101

4142, 4150, 6518	144 McQueen Blvd.	Summerville	SC 29483

802	145 North Curtis Road	Boise	ID 83706

1410	1480 E New York Street	AURORA	IL 60507

412, 422	150 Hunter Station	Sellersburg	IN 47172

1633	1505 Porter Rd.	Conroe	TX 77301

4329, 4324, 4330	155 Dyson Rd.	Haines City	FL 33844

1404	1600 Big Timber Rd. & 1140 N. McLean Blvd.	Elgin	IL 60123

4326	16090 Flightpath Drive	Brooksville	FL 34604

720	1616 Windsor Rd	Rockford	IL 61111-4252

4116	1618 W. Jake Alexander Blvd	Salisbury	NC 28147

1411	1621 N. Clybourn Ave.	Chicago	IL 60614

1152	1675 Pederson Street	Idaho Falls	ID 83402

4117, 4157	1716 Hustead Rd.	Conway	SC 29526

1018, 1164	1730 South 4711 West	Salt Lake City	UT 84104

729, 709	1735 Kramer Street	LaCrosse	WI 54603

708	1745 Moraine Terrace	Green Bay	WI 54303

497	1800 Button Lane	Lagrange	KY 40031

4323, 4332	1803 7th Street SW	Winterhaven	FL 33880

715, s716	1827 & 1849 Hobbs Drive	Delavan	WI 53115

898, 9945	1843 West 4000 South	Roy	UT 84067

999, 1199	1877 West 4000 South	Roy	UT 84067

1009	189 West 500 South	Provo	UT 84601

4072	1895 South Creek One	Powhatan	VA 23139

[Schedule E-2 to Credit Agreement]

Store	Street	City	State, Zip
6502	1920 & 1930 North Thoreau Dr. Suite 100 & 155	Schaumburg	IL 60173

721	1926 Sycamore Rd	DeKalb	IL 60115-2097

4413, 4414, 4424, 4497	193 Silver Sands Road	East Haven	CT 6512

6510	1930 N. Thoreau Dr. Suite 160	Schaumburg	IL 60173

551	19361 Tamarack St.	CEDAR	MN 55011

3507, 701, 5905	1990 Larsen Road	Green Bay	WI 54303-0007

4335	19900 Independence Blvd.	Groveland	FL 34736

4123	2000 Spartanburg Highway	Hendersonville	NC 28792

4056	2035 State Rd.	CampHill	PA 17011

4132	205 Chapman Road	Anderson	SC 29625

225, 106	2055 Haggerty Rd.	Walled Lake	MI 48390

725	2200 Hwy B.	Plover	WI 54467

704	222 North Lilas Drive	Appleton	WI 54914

1640	2250 Chipley Circle	San Antonio	TX 78217

1604	2400 Chisholm Trail	Round Rock	TX 70681

4029	2402 E Cumberland St	Lebanon	PA 17042

4327	2445 West Airport Blvd.	Sanford	FL 32771

110, 122, 151, 199	24700 Wood Court	Macomb	MI 48042

1610	2502 McKinney Street	Melissa	TX 75454

1409	255 & 270 Industrial Dr.	Hampshire	IL 60140

1017	2565 S. 300 West	SaltLakeCity	UT 84115

1157	269 North 3050 East	St George	UT 84790

1617	2701 Regent Blvd Suite 200	DFW Irving	TX 75261

1612	2701 Regent Blvd.	DFW Airport	TX 75261

419	271 Tierney Way	Winchester	KY 40391

4318	2722 Apopka Blvd	Orlando	FL 32703

1619	2770 Great SW Parkway	Grand Prairie	TX 75050

4425	28 Broadway St. Unit 5	Norwood	MA 2062

498, 423, 424	2801 N Morton St.	Franklin	IN 46131

4107, 4172	2816 Azalea Dr.	Charleston	SC 29405

4211, 4218	2865 Log Cabin Drive	Smyrna	GA 30080-7068

[Schedule E-2 to Credit Agreement]

Store	Street	City	State, Zip
4328	291 Springview Commerce Dr.	Debary	FL 32713

511	2915 Waters Road	Eagan	MN 55121

6507	300 Hatteras Ave	Clermont	FL 34711

818	305 2nd South	Pocatello	ID 83204

4006, 4159	310 South Lodge Street	Wilson	NC 27893-0367

7613	311 Central Rd.	Fredericksburg	VA 22401

9917, 707, 797	3110 Market Street	Green Bay	WI 54301

4086	3201 Industrial Drive	Sanford	NC 27332

1150	3210 East Amity Road	Boise	ID 83716

7656	3224 Spotswood Drive	Raleigh	NC 27615

4055	3246 Lincoln Highway East	Paradise	PA 17562

607, 662	3270 Astrozon Blvd.	Colorado Springs	CO 80910

4088, 4092, 4093, 4147, 4192	3300 Business Center Drive	Chesapeake	VA 23323

4333, 4317, 4331, 4356, 4358, 4391	3362 All American Blvd	Orlando	FL 32810

4022	3491 Highway 9 East	Little River	SC 29566

512	3555 State Hwy 210	Baxter	MN 56425

4336	360 NW Enterprise Dr.	Port St.Lucie	FL 34986

4360	3601 Work Drive	Fort Myers	FL 33916

6005	3752 North Bruce St.	Las Vegas	NV 89101

1023	3781 South River Rd.	Saint George	UT 84790

1011	3850 South River Road/Fort Pierce Industrial Park	Saint George	UT 84790

6023	3925 North Pecos Road	North Las Vegas	NV 89031

1223	39531 N 15 STREET EAST	Palmdale	CA 93550

1222	39531 N. 15th St. E.	Palmdale	CA 93550

4139	40 Freedom Ct.	Greer	SC 29650

722	40 Porter Dr.	Round Lake Park	IL 60073

1005	400 Front Street	Evanston	WY 82931

806	4000 Bombardier Ave	Idaho Falls	ID 83402

1694	4005 Banister Ln.	Austin	TX 78704

807	41 W. Reserve	Kalispell	MT 59901

1509	41347 South Range Road	Ponchatoula	LA 70454

[Schedule E-2 to Credit Agreement]

Store	Street	City	State, Zip
4115	4190 Alligator Road	Timmonsville	SC 29161

6514	4274 Shackleford Rd. Suite B4	Norcross	GA 30093

410	432 W. Broad Street	New Castle	IN 47362

1218, 1245	43754 N DIVISION ST	Lancaster	CA 93535-4062

4412	44 West Street	Village of Walton	NY 13856

4304	440 Roberts Road	Oldsmar	FL 34677

1606	4501 Burleson Road	Austin	TX 78744

4083, 4168	4501 Hollins Ferry Road	Baltimore	MD 21227

9960, 9920	4505 Falls of the Neuse Rd.	Raleigh	NC 27609

4315	460 NW Enterprise Dr.	Port St.Lucie	FL 34986

4340, 4366	4627 JP Hall Blvd.	Green Cove Springs	FL 32043

109, 117, 118, 150	46401 Erb Drive	Macomb	MI 48042

7611	4649 Lewis Rd.	Stone Mountain	GA 30083

4026	469 Otis Dr.	Pawleys Island	SC 29585

453	4710 Due Dr.	Cincinnati	OH 45246

719	4750 Highway 63	North Rochester	MN 55906

4079	4833 Nash St. NE	Wilson	NC 27896

1151	4975 Industrial Avenue	Coeurd’Alene	ID 83814

4432	498/500/504 Duansesburg Road	Schenectady	NY 12306

4030	50 West Stoever Avenue	Myerstown	PA 17067

4405, 4406, 4407	500 Duanesburg Rd.	Schenectady	NY 12306

1421	500 E. Kehoe Blvd.	Carol Stream	IL 60188

7603	5005 Smith Farm Rd.	Stallings	NC 28105

1205	505 E. Orange Show Rd.	San Bernardino	CA 92408

4338, 4301	511 South Collins Street	Plant City	FL 33563

4021	521 Fire Tower Rd.	Winterville	NC 28590

4205	525 Marathon Pkwy	Lawrenceville	GA 30045

3511	5300 Recker Highway	WinterHaven	FL 33880

4314	5455 Dexter Rd.	Mangonia Park	FL 33407

4193	5599 Kerwin Circle	Kernersville	NC 27012

4113	5600 Union Rd.	Gastonia	NC 28056

[Schedule E-2 to Credit Agreement]

Store	Street	City	State, Zip
6006	5795 Rogers St.	Las Vegas	NV 89030

1235	595 E Orange Show Rd	San Bernardino	CA 92408

1226	602 East Montecito St.	Santa Barbara	CA 93103

1613	603 South Wisteria Street	Mansfield	TX 76063

4038	63 Bedford St.	Lakeville	MA 2347

711	6368 Lake Road	Windsor	WI 53598

4428	63B Bedford Street	Lakeville	MA 2347

909	64 North State Street	Preston	ID 83263

1212	640 N. Victory Blvd./161 W. Cypress - Lot 1	Burbank	CA 91502

4035	645 Mayo Rd.	Edgewater	MD 21037

4053	650 Pleasant St	Norwood	MA 2062

4034	651 Maddox Dr.	Culpepper	VA 22701

6053, 6054, 6057	6700 Race St.	Denver	CO 80220

652	6700 Race St. and 2031-2035 East 66th Ave.	Denver	CO 80229

812	671 South Yellowstone Hwy 191	Rexburg	ID 83440

4059	6766 Wrightsville Ave Suite Q	Wrightsville Beach	NC 28403

4004	6801 Mount Herman Church Road	Durham	NC 27705

1244	6923 Woodley Ave.	Van Nuys	CA 91406

1232	6933 Woodley Ave.	Van Nuys	CA 91406

1608	700 East St. Elmo Rd.	Austin	TX 78745

903	700 W. 100 S.	Heber City	UT 84032

4051	71 Dudley Rd	Sutton	MA 1590

4308, 4309, 4310, 4311	730 Hwy 231	Panama City	FL 32405

6505	7385 Commercial Cir.	FortPierce	FL 34951

805	75 W. Little Ave.	Driggs	ID 83422

4101	7601 Boeing Dr.	Greensboro	NC 27409

4043	763 James Madison Hwy	Warrenton	VA 20186

102	777 South Eton St.	Birmingham	MI 48009

606	78 Silicon Dr.	Pueblo	CO 81007

9996	7939 Country Brook Court	Springsboro	OH 45066

905	800 North 1000 West	Logan	UT 84321

[Schedule E-2 to Credit Agreement]

Store	Street	City	State, Zip
7903, 9935, 9976, 9992, 5901, 8999,

9701, 9702, 9724, 9901, 9904, 9948, 9949, 9952, 9953, 8997	8020 Arco Corporate Drive	Raleigh	NC 27617

902	81 North Main Street	Brigham City	UT 84302

4015	814 Chapman Way	Newport News	VA 23608

6516	8444 Castlewood Dr. Suite 1400	Indianapolis	IN 46250

6504	8461 Virginia Meadows Dr.	Manassas	VA 20109

4404	861 County Route 41 / Stratton Falls Road	Roxbury	NY 12474

4105	8800 Monroe Rd.	Charlotte	NC 28212

713	915 Yankee Doodle Road	Eagan	MN 55121

513	925 Decatur Avenue N	Golden Valley	MN 55427

6064	9425 North Commerce	Kingman	AZ 86402

4321	9555 South US Hwy 1	Sebastian	FL 32958

4305	9824 Ideal Lane	Hudson	FL 34667

4110	Fletcher Ind. Park 201A Old Airport Rd.	Fletcher	NC 28732

4134	Fletcher Ind. Park 25 Continuim Drive	Fletcher	NC 28732

799	PO Box 19041 (Lot #2 of certified survey 3217)	Green Bay	WI 54307

4401	Route 7 East Oneonta Plaza	Oneonta	NY 13820

714	W232 N5700 Highway 164	Sussex	WI 53089

702	WI 536 U.S. 41	Marinette	WI 54143

[Schedule E-2 to Credit Agreement]

F

SCHEDULE P-1

PERMITTED INVESTMENTS

Indebtedness under the U.S. Bank Commercial Card Master Agreement, entered into by U.S. Bank National Association ND, as amended, restated, supplemented and otherwise modified from time to time.

EMPLOYEE BENEFITS

Defined Benefit Deferred Compensation Plan, dated January 1, 1999, by and between Stock Building Supply West, LLC, a Utah limited liability company (f/k/a Anderson Lumber Company, a corporation organized under the laws of the state of Utah) and Steven L. Smith

Defined Benefit Deferred Compensation Plan, dated January 1, 1999, by and between Stock Building Supply West, LLC, a Utah limited liability company (f/k/a Anderson Lumber Company, a corporation organized under the laws of the state of Utah) and Craig S. Smith

Defined Benefit Deferred Compensation Plan, dated January 1, 1999, by and between Stock Building Supply West, LLC, a Utah limited liability company (f/k/a Anderson Lumber Company, a corporation organized under the laws of the state of Utah) and David J Smith

Stock Building Supply, Executive Life Insurance Plan, Split Dollars, covering Paul H. Casey, Robin L. Green and Donna W. Thagard

LEASE GUARANTIES

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Holdings, LLC and Universal Supply Company, LLC (1331, 1341 and 1401 Crescent Blvd, Glouster, New Jersey)

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (851 South White Horse Pike, Hammonton, New Jersey)

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (582 South Egg Harbor Road, Hammonton, New Jersey)

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (950 South Egg Harbor Road, Hammonton, New Jersey)

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (1135 Route 9 South, Cape May, New Jersey)

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (1015 East Bay Avenue, Manahawkin, New Jersey)

[Schedule P-1 to Credit Agreement]

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (2005 South Delsea Drive, Vineland, New Jersey)

Guaranty by Stock Building Supply, LLC of Agreement of Lease dated February 1, 2006 by and between United Realty, LLC and Universal Supply Company, LLC (806 and 816 Doughty Road, Pleasantville, New Jersey)

Lease Guaranty by Stock Building Supply, LLC of obligations of Precisions Doors & Hardware, LLC pursuant to Lease Agreement dated February 1, 2008 between Precision Partners, LLC and Precision Doors & Hardware, LLC (Leesburg, Virginia)

Lease Guaranty by Stock Building Supply, LLC of obligations of Precisions Doors & Hardware, LLC pursuant to Lease Agreement dated February 1, 2008 between Pierson Drive, LLC and Precision Doors & Hardware, LLC (Fredericksburg, Virginia)

INVESTMENTS IN SUBSIDIARIES

Entity Name	Equity Interest	Holder

Coleman Floor, LLC	7,510 shares of common stock	Stock Building Supply Holdings, LLC

SBS Construction Holdings, LLC	100% membership interests	Stock Building Supply Holdings, LLC

SBS Construction Services of New Mexico, LLC	100% membership interests	SBS Construction Holdings, LLC

Stock Building Supply, LLC	1,113 shares of Class A common stock 11,910 shares of Class B common stock 25,212 shares of preferred stock	Stock Building Supply Holdings, LLC

Stock Building Supply Holdings, LLC	100% membership interests	Stock Building Supply Holdings II, LLC

Stock Building Supply Midwest, LLC	100% ownership interests	Stock Building Supply, LLC

Stock Building Supply of Florida, LLC	330 shares of common stock	Stock Building Supply Holdings, LLC

Stock Building Supply of Texas, LLC	100% membership interests	Stock Building Supply West, LLC

Stock Building Supply West, LLC	1,000 shares of common voting stock	Stock Building Supply Holdings, LLC

Commercial Door Services of Nevada, LLC	100% membership interests	SBS Construction Holdings, LLC

D.S.I., LLC	10,000 shares of common stock	SBS Construction Holdings, LLC

[Schedule P-1 to Credit Agreement]

Entity Name	Equity Interest	Holder

Efficient Enterprises, LLC	500 shares of common stock	SBS Construction Holdings, LLC

General Building Systems, LLC	1,000 shares of common stock	SBS Construction Holdings, LLC

Johnson-Manley-Black Limited Liability Company	100% membership interests	SBS Construction Holdings, LLC

KB Framers, LLC	100% membership interests	SBS Construction Holdings, LLC

K&K Door & Trim, LLC	100% membership interests	SBS Construction Holdings, LLC

K & K Framers, LLC	1,000 shares of common stock	SBS Construction Holdings, LLC

Michael Nicholas Carpentry LLC	100% membership interests	Stock Building Supply Holdings, LLC

Precision Doors & Hardware, LLC	100% ownership interests	Stock Building Supply, LLC

SBS Commercial Door & Hardware, LLC	100% membership interests	Stock Buildings Supply Holdings, LLC

SBS Construction Services of Arizona, Inc.	1,000 shares of common stock	SBS Construction Holdings, LLC

SBS Construction Services of Colorado, LLC	2,000 membership units	SBS Construction Holdings, LLC

SBS Construction Services of Nevada, LLC	100% membership interests	SBS Construction Holdings, LLC

SBS Remodeling Services, LLC	100% membership interests	SBS Construction Holdings, LLC

SBS/Architectural Building Supply, LLC	100% membership interests	SBS Commercial Door & Hardware, LLC

SBS/Hollow Metal Specialists, LLC	100% membership interests	SBS Commercial Door & Hardware, LLC

SBS/Martin Architectural Products, LLC	100% membership interests	SBS Commercial Door & Hardware, LLC

Stock Ventures, LLC	100% membership interests	Stock Building Supply Holdings, LLC

United Electric, LLC	1,000 shares of common stock	SBS Construction Holdings, LLC

United Plumbing, LLC	100% membership interests	SBS Construction Holdings, LLC

Universal Supply Company, L.L.C.	5,992 shares of common stock	Stock Building Supply Holdings, LLC

**	Each LLC that is listed as having issued common stock has characterized its membership interests as common stock pursuant to the terms of its operating agreement.

[Schedule P-1 to Credit Agreement]

OTHER EQUITY INTERESTS

Holder	Name	Number	Comment
Coleman Floor, LLC	FloorExpo, Inc.	35,000 shares of common stock	Cooperative Interest

[Schedule P-1 to Credit Agreement]

G

SCHEDULE P-2

PERMITTED LIENS

Security Agreement, dated as of June 30, 2004, by and among Stock Building Supply, LLC, a Delaware limited liability company (f/k/a Stock Building Supply, Inc.) and Whirlpool Corporation

Private Label Business Credit Program Agreement, dated as of January 7, 2005 (as amended, supplemented and otherwise modified from time to time), by and among Stock Building Supply Holdings, LLC, a Virginia limited liability company (f/k/a Stock Building Supply Holdings, Inc., a Virginia corporation) and GE Capital Financial Inc., a Utah industrial loan corporation

Private Label Prox Credit Program Agreement, dated as of January 7, 2005, by and among Stock Building Supply Holdings, LLC, a Virginia limited liability company (f/k/a Stock Building Supply Holdings, Inc., a Virginia corporation) and GE Capital Financial Inc., a Utah industrial loan corporation

ADDITIONAL EXISTING LIENS

Debtor	Jurisdiction	Secured Party	File Number and Date
Coleman Floor, Inc.	Cook County, IL	Illinois Department of Employment Security	0289663108NL 01/19/2008

		Illinois Department of Employment Security	0628605309 10/07/2006

Coleman Floor, LLC	Delaware	Greater Bay Bank N.A.	6135683 2 04/24/2006

East Haven Builders Supply, Inc.	Connecticut	Copelco Capital, Inc.	0001990762 04/17/2000

Continuation 0002320197 03/29/2005

		Fisher Engineering, a division of Douglas Dynamics, LLC	0002299512 11/09/2004

		De Lage Landen Financial Services, Inc.	000231136 05/20/2005

MDJ, Inc.	California	Johnson Lifit/Hyster	04-20460033 07/12/2004

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date

Stock Building Supply, Inc.	Durham County, NC	The Home Center, Inc.	09-13-689 03/10/2009

		The Home Center, Inc.	09-13-690 03/10/2009

		The Home Center, Inc.	09-13-692 03/10/2009

	Wake County, NC	Omega Drywall, Inc. Omega Drywall, Inc.	9—03213 03/20/2009 9—02936 03/20/2009

Stock Building Supply, LLC	North Carolina	Monogram Credit Card Bank of Georgia	20040027269C 03/15/2004
GE Capital Financial Inc. Weyerhaeuser Company

Continuation

20090007616B

01/29/2009

20040027074K

03/15/2004

Continuation

20090007640K

01/29/2009

20040063970B

06/25/2004

Amendment

20050057463C

06/16/2005

Amendment

20060008880C

01/27/2006

Continuation

20090036035K

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date

		US Bancorp	20040065394E 06/29/2004

		US Bancorp	20040075691F 07/29/2004

		Sensormatic Electronics Corporation	20040091009G 09/14/2004

		Computer Sales International, Inc.	20040110992K 11/15/2004

Amendment 20050039840B 04/26/2005 Assignment 20050040190B 04/27/2005 Assignment 20080045059E 05/14/2008

		Cisco Systems Capital Corporation	20040113404M 11/22/2004

		US Bancorp	20050005107A 01/17/2005

		General Electric Capital Corporation	20050014010E 02/11/2005

		GE Capital Financial Inc.	20050014013H 02/11/2005

		GE Capital Financial Inc.	20050014745K 02/14/2005

		Computer Sales International, Inc.	20050016572K 02/18/2005
Amendment 20050073223F 08/01/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date

Amendment 20050077435E 08/12/2005 Assignment 20050077971K 08/15/2005 Assignment 20080045048B 05/14/2008

		US Bancorp	20050016926B 02/22/2005

		US Bancorp	20050017160C 02/22/2005

		US Bancorp	20050021156C 03/04/2005

		US Bancorp	20050021557J 03/07/2005

		US Bancorp	20050023634G 03/14/2005

		US Bancorp	20050026891E 03/22/2005

		US Bancorp	20050028074K 03/24/2005

		US Bancorp	20050028563B 03/28/2005

		AEL Equipment Finance Corporation	20050033834K 04/11/2005

		US Bancorp	20050034631F 04/12/2005

		US Bancorp	20050035542H 04/14/2005

		US Bancorp	20050045267B 05/11/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
		US Bancorp	20050057783J 06/16/2005

		US Bancorp	20050059778E 06/22/2005

		US Bancorp	20050059781J 06/22/2005

		US Bancorp	20050061282H 06/27/2005

		US Bancorp	20050068872K 07/20/2005

		CSI Leasing, Inc.	20050073534M 08/02/2005

Amendment 20060010474F 01/30/2006 Assignment 20060010475G 01/31/2006 Assignment 20080106263K 12/03/2008

		US Bancorp	20050075096F 08/08/2005

		US Bancorp	20050075977C 08/09/2005

		US Bancorp	20050081239A 08/25/2005

		US Bancorp	20050081240C 08/25/2005

		US Bancorp	20050081242F 08/25/2005

		US Bancorp	20050081248A 08/25/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
		US Bancorp	20050081249B 08/25/2005

		KCW Leasing, Inc.	20050082325J 08/29/2005

		GE Capital Financial Inc.	20050091248B 09/22/2005

		CSI Leasing, Inc.	20050103080M 10/27/2005 Amendment 20060007420B 01/23/2006 Amendment 20060034192J 04/05/2006 Assignment 20060035252G 04/06/2006 Assignment 20090012291H 02/16/2009

		US Bancorp	20050107087A 11/08/2005

		US Express Leasing, Inc.	20050110139C 11/17/2005

		US Bancorp	20050120183C 12/19/2005

		CSI Leasing, Inc.	20060014205A 02/09/2006

Amendment 20060072656F 07/24/2006

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
Assignment

20060072664E

07/25/2006

Assignment

20090036894B

05/11/2009

		Toyota Motor Credit Corporation	20060018212C 02/22/2006

		Louisiana Pacific Corporation	20060034923M 04/06/2006

		CSI Leasing, Inc.	20060067703B 07/10/2006

Amendment 20060085951H 08/31/2006 Assignment 20060085954M 09/01/2006

		CSI Leasing, Inc.	20060067779F 07/10/2006

Amendment 20060085950G 08/31/2006 Assignment 200680085956B 09/01/2006 Assignment 20080083488B 09/12/2008

		CSI Leasing, Inc.	20060067782K 07/10/2006

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
Amendment

20060093917J

09/27/2006

Assignment

20060093938A

09/28/2006

		First Bank of Highland Park	20060069609K 07/14/2006

Assignment 20080083490F 09/12/2008

		USBancorp	20060071542J 07/24/2006

		CSI Leasing, Inc.	20060072510E 07/24/2006

Assignment 20070008165M 01/24/2007 Amendment 20070009128M 01/25/2007

		CSI Leasing, Inc.	20060072525M 07/24/2006

Assignment 20070008423H 01/24/2007 Amendment 20070009128M 01/25/2007

		CSI Leasing, Inc.	20060072544A 07/24/2006

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
Assignment

20070003987H

01/11/2007

Amendment

20070004790M

01/12/2007

20060072824B 07/26/2006 Amendment

		TruSeal Technologies, Inc.	20080050283K 05/30/2008

		Les Schwab Warehouse Center, Inc.	20060081178E 08/21/2006

		Baytree Leasing Company, LLC	20060088856E 09/12/2006

		CSI Leasing, Inc.	20060103140J 10/25/2006

Assignment 20070030484K 03/29/2007 Amendment 20070031559C 03/30/2007

		CSI Leasing, Inc.	20060103142M 10/25/2006

Assignment 20070030366J 03/29/2007 Amendment 20070031561G 03/30/2007

		CSI Leasing, Inc.	20060103144B 10/25/2006

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
Assignment

20070030363F

03/29/2007

Amendment

20070031568C

03/30/2007

		Clune & Company LC	20060119303G 12/14/2006

		Stimson Lumber Company	20070003580G 01/10/2007

		CSI Leasing, Inc.	20070005816M 01/16/2007

Assignment 20070062296F 06/27/2007 Amendment 20070062930M 06/28/2007

		CSI Leasing, Inc.	20070005861M 01/16/2007

Assignment 20070062439E 06/27/2007 Amendment 20070062902K 06/28/2007

		Toyota Motor Credit Corporation	20070011812C 02/02/2007

		CSI Leasing, Inc.	20070041598H 04/25/2007

Amendment 20070109533A 11/20/2007

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
Assignment

20070110086G

11/21/2007

		CSI Leasing, Inc.	20070041599J 04/25/2007

Assignment 20070086380F 09/10/2007 Amendment

		Ricoh Customer Finance Corp.	20070092200C 09/26/2007

		US Bancorp	20070042278C 04/30/2007

		CSI Leasing, Inc.	20070046064M 05/10/2007

20070061009G 06/22/2007

Assignment 20070070717B 07/23/2007

		CSI Leasing, Inc.	2007006110K 06/22/2007

Assignment 20070070713J 07/23/2007

		Popular Leasing U.S.A., Inc.	20070069814J 07/20/2007

		US Express Leasing, Inc.	20070072168E 07/27/2007

		CSI Leasing, Inc.	20070083338F 08/30/2007

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
Amendment

20080025702H

03/17/2008

Assignment

20080027195F

03/18/2008

		CSI Leasing, Inc.	20070121092F 12/27/2007

Amendment 20080038370B 04/24/2008 Assignment 20080039331M 04/25/2008

		CSI Leasing, Inc.	20080005758G 01/16/2008

Assignment 20080047676A 05/22/2008 Amendment 20080048902E 05/23/2008

		ePlus Technology, Inc.	20080016897B 02/20/2008

		Les Schwab Tire Centers of Boise, Inc.	20080021174G 03/03/2008

		CSI Leasing, Inc.	20080043029K 05/08/2008

		CSI Leasing, Inc.	20080043115F 05/08/2008

		US Bancorp	20080048779G 05/28/2008

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
		CSI Leasing, Inc.	20080059821G 06/26/2008
		CSI Leasing, Inc.	20080059836B 06/26/2008

		CSI Leasing, Inc.	20080070795K 08/01/2008

Amendment 20080110326E 12/18/2008

		CSI Leasing, Inc.	20080072347E 08/06/2008

		Carolina-Gulf Packaging, LLC	20080083503M 09/15/2008
		Sierra Pacific Industries	20090016868A 03/05/2009

		CSI Leasing, Inc.	20090024880E 04/01/2009

		CSI Leasing, Inc.	20070083314K 08/30/2007

Amendment 20080036555F 04/18/2008 Administrative Action 20090038735J 05/19/2009
Stock Building Supply Holdings, Inc.	Virginia	US Bancorp	04-06-17-7014-1 06/17/2004
		US Bancorp	04-07-02-7026-7
07/02/2004
		US Bancorp	04-09-23-7097-4
09/23/2004

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
		US Bancorp	04-09-24-7388-3 09/24/2004
		US Bancorp	04-10-12-7267-5 10/12/2004
		US Bancorp	04-10-21-7215-5 10/21/2004
		US Bancorp	04-11-12-7195-4 11/12/2004
		US Bancorp	04-12-01-7119-3 12/01/2004
		US Bancorp	05-01-18-7229-0 01/18/2005
		US Bancorp	05-01-26-7177-6 01/26/2005
		US Bancorp	05-01-26-7178-8 01/26/2005
		US Bancorp	05-01-26-7223-5 01/26/2005
		US Bancorp	05-01-26-7226-1 01/26/2005
		US Bancorp	05-01-27-7184-3 01/27/2005
		US Bancorp	05-02-02-7332-8 02/02/2005
		US Bancorp	05-02-02-7334-2 02/02/2005
		US Bancorp	05-02-03-7323-1 02/03/2005

		US Bancorp	05-02-07-07182-9 02/07/2005
		US Bancorp	05-02-08-7171-8 02/08/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
		US Bancorp	05-02-09-7191-2 02/09/2005

		US Bancorp	05-02-10-7066-0 02/10/2005

		GE Capital Financial Inc.	05-02-11-7257-7 02/11/2005

		GE Capital Financial Inc.	05-02-11-7258-9 02/11/2005

		Marlin Leasing Corp.	05-02-25-7208-3 02/25/2005

		US Bancorp	05-08-23-7047-9 08/23/2005

		US Bancorp	05-08-29-7091-4 08/29/2005

		US Bancorp	05-09-19-7210-9 09/19/2005

		GE Capital Financial Inc.	05-09-23-7159-8 09/23/2005

Stock Building Supply of California, Inc.	California	GE Capital Financial, Inc. GE Capital Financial, Inc. GE Capital Financial, Inc.	05-7015589585 02/10/2005 05-7015743941 02/11/2005 05-7043025682 09/22/2005

Stock Building Supply of Florida, Inc.	Florida	GE Capital Financial Inc. GE Capital Financial Inc. GE Capital Financial Inc.	20050900541X 02/18/2005 200509019321 02/21/2005 200500772957 09/23/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
	Hillsborough County, Florida,	First South Bank	01-11387-A 08/27/2002

		First Union National Bank	2-09028-H 02/26/2003

		Paradise Consulting & Investments, LLC	07-007155; Div A 01/29/2008
		Crenshaw Development Group, LLC	08-24451; Div I 04/17/2009
		Branch Banking and Trust Company	08-18535; Div A 04/29/2009

Stock Building Supply of Texas, LLC	Delaware	Eagle Window & Door, Inc.	3282454 1 10/28/2003
Continuation – 2008 2871687 08/22/2008

		Weyerhaeuser Company	4176529 8 06/25/2004
Amendment – 51847442 06/15/2005 Amendment – 60328310 01/27/2006 Continuation – 2009 1456265 05/08/2009

		GE Capital Finance Inc.	50471467 02/10/2005

		GE Capital Finance Inc.	50471467 02/10/2005
		GE Capital Finance Inc.	52931864 09/22/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
374628307

	Wake County, NC	Department of Treasury – Internal Revenue Service	74-2973258 12/17/2001 12/23/2002

Stock Building Supply West, Inc.	Utah	Weyerhaeuser Company	247530200432 06/25/2004

Amendment 06/20/2005 Amendment 01/27/2006 Continuation 05/08/2009

		Les Schwab Tire Centers of Nevada, Inc.	279307200539 09/27/2005

		Signode Packaging Systems	324185200700 07/16/2007

		First Security Leasing Company	Amendment 11/06/2007 153608200132 08/18/1999 Amendment 09/11/2003

Continuation 06/23/2004

		GE Capital Finance Inc.	262968200543 02/11/2005

		GE Capital Finance Inc.	279053200533 09/22/2005

		GE Capital Finance Inc.	262957200540 02/11/2005

[Schedule P-2 to Credit Agreement]

Debtor	Jurisdiction	Secured Party	File Number and Date
	Weber County, UT	CF Capital Finance Inc.	096900385 01/23/2009

Stock Component Systems, Inc.	North Carolina	General Electric Capital Corporation	19990056992 06/11/1999
Amendment 20030131112F 12/29/2003 Continuation 20030131799G 12/31/2003
Stock Components System, Inc.	North Carolina	Duncan-Parnell, Incorporated	20040068129C 07/08/2004

[Schedule P-2 to Credit Agreement]

H

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or its Restricted Subsidiaries.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Stock is acquired by Parent or any of its Restricted Subsidiaries in a Permitted Acquisition; provided, however, that such Indebtedness (a) is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property and (b) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Administrative Borrower” has the meaning ascribed to such term in Section 17.13 of the Agreement.

“Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by Parent or its Restricted Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Applicable Unused Line Fee” means, as of any date of determination, the applicable amount set forth in the following table that corresponds to the most recent Average Daily Usage calculation determined by Agent (the “Average Daily Usage Calculation”); provided, however, that for the period from the Closing Date through the testing period ending September 30, 2009, the Applicable Unused Line Fee shall be at the margin in the row styled “Level I”:

Level	Average Daily Usage	Applicable Unused Line Fee

I	If the Average Daily Usage is less than or equal to $75,000,000	0.75 percentage points

II	If the Average Daily Usage is greater than $75,000,000	0.50 percentage points

The Applicable Unused Line Fee shall be based upon the most recent Average Daily Usage Calculation, which will be calculated by Agent based on Average Daily Usage as of the last day of the applicable fiscal quarter. The Applicable Unused Line Fee shall be re-determined quarterly by Agent and any change to the Applicable Unused Line Fee based on the Average Daily Usage as of the end of any fiscal quarter shall be effective as of the first day of the immediately following fiscal quarter.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Approved Increase” has the meaning specified therefor in Section 2.2(a).

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations)).

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $50,000,000 minus (b) the aggregate principal amount of increases to the Commitments and the Maximum Revolver Amount previously made pursuant to Section 2.2 of the Agreement.

“Average Daily Availability” means, for any measurement period, the average of the amount of Excess Availability as of the end of each day during such period.

“Average Daily Availability Calculation” has the meaning specified therefor in the definition of Base Rate Margin.

“Average Daily Usage” means, for any measurement period, the average of the Daily Balance of the Revolver Usage at the end of each day during such period.

“Average Daily Usage Calculation” has the meaning specified therefor in the definition of Applicable Unused Line Fee.

“Bank Product” means any financial accommodation extended to Parent or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards (including so called “procurement cards” or “P-cards”), (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, and (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Products.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all obligations of Borrowers to pay or reimburse an Underlying Issuer in respect of Underlying Letters of Credit, and (c) all amounts that Parent or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries; provided, however, in order for any item described in clauses (a), (b), or (c) above to constitute “Bank Product Obligations”, Agent shall have received a Bank Product Provider Letter Agreement duly executed by the Administrative Borrower and the applicable Bank Product Provider with respect to the applicable Bank Product within 30 days after the provision of such Bank Product to Parent or its Subsidiaries, or, if such Bank Product Agreement was entered into prior to the Closing Date or prior to the date on which such Bank Product Provider or its Affiliate, as applicable, became a Lender under the Credit Agreement, within 30 days after the Closing Date or 30 days after the date on which such Bank Product Provider or its Affiliate, as applicable, first became a Lender under the Credit Agreement, as applicable.

“Bank Product Provider” means any Lender or any of its Affiliates.

“Bank Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-2, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider and the Administrative Borrower.

“Bank Product Reserve” means, as of any date of determination, the lesser of (a) $8,000,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Parent and its Restricted Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base LIBOR Rate” means the greater of (a) 2.00 percent per annum, and (b) the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus  1/2%, (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate, and (c) the Base LIBOR Rate (which rate shall be calculated based upon an Interest Period of 3 months and shall be determined on a daily basis) plus 1.00 percentage point.

“Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Average Daily Availability calculation determined by Agent in its Permitted Discretion (the “Average Daily Availability Calculation”): provided, however, that for the period from the Closing Date through September 30, 2009, the Base Rate Margin shall be at the margin in the row styled “Level II”:

Level	Average Daily Availability	Base Rate Margin

I	If the Average Daily Availability is less than $50,000,000	3.50 percentage points

II	If the Average Daily Availability is greater than or equal to $50,000,000 and less than $125,000,000	3.25 percentage points

III	If the Average Daily Availability is greater than or equal to $125,000,000	3.00 percentage points

The Base Rate Margin shall be based upon the most recent Average Daily Availability Calculation, which will be calculated by Agent in its Permitted Discretion based on Average Daily Availability as of the end of each fiscal quarter. The Base Rate Margin shall be redetermined quarterly by Agent in its Permitted Discretion and any change to the Base Rate Margin based on the Average Daily Availability as of the end of any fiscal quarter shall be effective as of the first day of the immediately following fiscal quarter.

“Base Rate Period” has the meaning specified therefor in the definition of Base Rate Margin.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained by or with respect to which any Loan Party or any of their Subsidiaries or any of their ERISA Affiliates is an “employer” (as defined in Section 3(5) of ERISA), or otherwise has an obligation to contribute or otherwise has any liability.

“BOA” has the meaning specified therefor in the preamble to the Agreement.

“Board of Directors” means the board of directors (or comparable managers) of Saturn or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b) the lowest of

(i) $125,000,000,

(ii) 65% of the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical United States accounting practices) of Eligible Inventory,

(iii) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical United States accounting practices) of Borrowers’ Eligible Inventory, minus

(c) the sum of (i) the Bank Product Reserve, (ii) the Plan Reserve, (iii) the Special Reserve, (iv) the Surety Reserve, (v) the Distribution Reserve, and (vi) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; provided, however, that (i) the acquisition of Stock pursuant to a Permitted Acquisition shall not constitute a Capital Expenditure; (ii) any expenditure made in connection with the replacement, substitution, or restoration of property subject to a casualty or condemnation event shall not constitute a Capital Expenditure; and (iii) any Permitted Exchange shall not constitute a Capital Expenditure.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Carry-Over Amount” has the meaning specified therefor in Section 7(b) of the Agreement.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“CFC” means a controlled foreign corporation (as that term is defined in Section 957 of the IRC).

“Change of Control” means that (a) prior to a Qualified IPO, (i) Permitted Holders fail to own and control, directly or indirectly, 42%, or more, of the Stock of Saturn having the right to vote for the election of members of the Board of Directors, (ii) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater amount of the Stock of Saturn having the right to vote for the election of members of the Board of Directors than is owned and controlled, directly or indirectly, by Permitted Holders, (iii) Permitted Holders have failed to appoint a majority of the members of the Board of Directors, or (iv) Saturn fails to own and control, directly or indirectly, 100% of the Stock of Parent and each other Loan Party (other than Loan Parties that have been sold or otherwise disposed of or wound up dissolved or liquidated in a Permitted Disposition or in a transaction permitted by Section 6.3); and (b) after a Qualified IPO, (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Saturn having the right to vote for the election of members of the Board of Directors; provided, however, that Wolseley and its Affiliates, directly or indirectly, may be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of up to 96% of the amount of the Stock of Saturn owned and controlled by Permitted Holders having the right to vote for the election of members of the Board of Directors, (ii) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (iii) Saturn fails to own and control, directly or indirectly, 100% of the Stock of Parent and each other Loan Party (other than Loan Parties that have been sold or otherwise disposed of or wound up, dissolved or liquidated in a Permitted Disposition or in a transaction permitted by Section 6.3).

“Closing Date” means June 30, 2009.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Restricted Subsidiaries that are subject to Agent’s Liens.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s or its Restricted Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer (or any other Person performing comparable duties generally associated with the foregoing title) of Parent to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Saturn on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Saturn and whose initial assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or one of its Restricted Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Delivery Date” has the meaning specified therefor in Section 4.17 of the Agreement.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1, as such schedule may be amended from time to time by Administrative Borrower.

“Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1.00 percentage point for each percentage point by which Dilution is in excess of 5%.

“DIP Facility” means the “DIP Facility” as that term is defined in the Plan.

“Distribution Reserve” means, as of any date of determination, the lesser of (a) $25,000,000; and (b) an amount equal to the aggregate amount of the cash distributions that have been made pursuant to Section 6.9(h) of the Agreement following the later of (x) the Closing Date and (y) the most recent FCCR Achievement Date; provided, however, that if on any date following the Closing Date (i) the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries for the 12 consecutive month period most recently ended (or, prior to the end of the first 12 full months ended following the Closing Date, for the period most recently ended following the Closing Date) for which financial statements were delivered to Agent pursuant to Section 5.1 of the Agreement (the “Test Period”) is greater than or equal to 1.00:1.00, and (ii) the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries on a pro forma basis is projected by Borrowers to be greater than or equal to 1.00:1.00 for the 12 consecutive month period immediately following such Test Period (such date, the “FCCR Achievement Date”) (in the case of the foregoing (i) and (ii), as certified in writing by Borrowers to Agent (which certificate shall contain calculations of such historical and projected pro forma Fixed Charge Coverage Ratios of Parent and its Restricted Subsidiaries)), then the Distribution Reserve shall be reduced to $0 until an additional cash distribution is made pursuant to Section 6.9(h) of the Agreement.

“Dollars” or “$” means United States dollars.

“DWF Entities” means (a) Precision Doors & Hardware, LLC, a Delaware limited liability company, (b) Universal Supply Company, LLC, a New Jersey limited liability company, (c) SBS Commercial Door & Hardware, LLC, a Delaware limited liability company; (d) SB S/Architectural Building Supply, LLC, a Delaware limited liability company, (e) SB S/Hollow Metal Specialists, LLC, a Delaware limited liability company, and (f) SB S/Martin Architectural Products, LLC, a Delaware limited liability company.

“EBITDA” means, with respect to Parent and its Restricted Subsidiaries for any period, (a) the Net Income of Parent and its Restricted Subsidiaries for such period, plus (b) without duplication, the sum of the following amounts of Parent and its Restricted Subsidiaries for such period and to the extent deducted in determining Net Income of Parent and its Restricted Subsidiaries for such period (i) Interest Expense, (ii) income tax expense (or distributions to Saturn in respect of income tax expense attributable to Parent and its Restricted Subsidiaries permitted pursuant to Section 6.9(b)(i), to the extent such distribution reduced Net Income), (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary or non-recurring non-cash losses, including any extraordinary or non-recurring non-cash losses from Permitted Dispositions, (vi) restructuring costs incurred by Parent and its Restricted Subsidiaries in connection with the Plan for write-downs of bad debt of Parent and its Restricted Subsidiaries or write-downs of obsolete Inventory of Parent and its Restricted Subsidiaries in connection with the closure of stores of Parent and its Restricted Subsidiaries that are located in the cities identified on Schedule E-2 in an aggregate amount not to exceed $53,300,000, (vii) restructuring costs incurred by Parent and its Restricted Subsidiaries in connection with the Plan for the payment of claims resulting from the rejection of leases in an amount not to exceed $77,000,000, (viii) restructuring costs incurred by Parent and its Restricted Subsidiaries to achieve operating expense cost reductions in an aggregate amount not to exceed $9,700,000 and only if incurred on or prior to July 31, 2011, (ix) fees, expenses, and reimbursements paid to Gores, Glendon, and Wolseley in such period to the extent permitted by Section 6.9(c), (d) (without giving effect to the third proviso of such Section 6.9(d)), (e) or (f) of the Agreement (or distributed to Saturn to the extent permitted under Section 6.9(c), (d) (without giving effect to the third proviso of such Section 6.9(d)), (e) or (f) for such purpose to the extent such distribution reduces Net Income), (x) other restructuring costs incurred by Parent and its Restricted Subsidiaries on or before January 31, 2011, in an aggregate amount not to exceed the difference between (A) $41,100,000 and (B) the aggregate amount of such restructuring costs incurred by Parent and its Restricted Subsidiaries between May 6, 2009 and June 30, 2009 other than fees and expenses incurred on or about the Closing Date in respect of the transactions contemplated by the Agreement (the difference between the amount described in clause (b)(x)(A) and clause (b)(x)(B) being referred to as the “Initial Restructuring Addback Limitation”), (xi) to the extent that the Initial Restructuring Addback Limitation exceeds the amount of such restructuring costs incurred by Parent and its Restricted Subsidiaries that are added back to EBITDA pursuant to clause (b)(x) (such excess amount being referred to as the “Remaining Restructuring Addback Limitation”), other restructuring costs incurred by Parent and its Restricted Subsidiaries after January 31, 2011, in an aggregate amount not to exceed the lesser of (A) $ 1,000,000, and (B) the Remaining Restructuring Addback Limitation, (xii) professional fees, costs, and expenses (A) incurred by the Loan Parties in connection with the cases under the Bankruptcy Code or the confirmation and effectiveness of the Plan, accrued in such period (so long as such accrual occurs on or prior to June 30, 2010); or (B) fees and expenses incurred on or about the Closing Date in respect of the transactions contemplated by the Agreement so long as the applicable period includes the Closing Date, in an aggregate amount, not to exceed $10,500,000, (xiii) fees and expenses incurred in connection with any Approved Increase (including any additional fees paid to WFF and BOA) and (xiv) non-recurring non-cash charges (except to the extent representing a reserve or accrual for cash expenses in another period), including goodwill, asset and other impairment charges, loses on early extinguishment of debt, and write-downs of deferred financing costs, minus (c) without duplication, the sum of the following amounts of Parent and its Restricted Subsidiaries for such period and to the extent included in determining Net Income of Parent and its Restricted Subsidiaries for such period: (i) non-recurring non-cash items increasing such Net Income for such period, (ii) any extraordinary or non-recurring gains, including any extraordinary or non-recurring gains from Dispositions, and (iii) gains from the receipt of proceeds under insurance policies net of any associated losses.

For the purposes of calculating EBITDA for any period (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Parent and its Restricted Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and its Restricted Subsidiaries and Agent) as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

“Effective Date” has the meaning specified therefor in the Plan.

“Eligible Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply in all material respects (except that such materiality qualifier shall not be applicable to the portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) with each of the applicable representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) (i) except as provided in the proviso to this clause (a), Accounts that the Account Debtor has failed to pay within 90 days of original invoice date, and (ii) except as provided in the proviso to this clause (a), Accounts with selling terms of more than 60 days; provided, however, that Accounts of Borrowers that have selling terms of more than 60 days but less than 90 days and that are not aged more than 120 days from the original invoice date shall not be rendered ineligible under this clause (a) so long as the aggregate amount of such Accounts does not exceed the result of (A) $5,000,000, minus (B) the Dollar amount of Accounts that represent the right to receive progress payments and that are not excluded by virtue of the proviso to clause (o) below.

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of a Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower,

(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e) Accounts that are not payable in Dollars,

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state (other than Canada), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent (acting on its own behalf or under power of attorney), or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which such Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,

(h) Accounts with respect to which the Account Debtor is a creditor of a Borrower (unless the Account Debtor has provided the Agent a “non-offset” letter in form and substance reasonably satisfactory to the Agent), has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, solely to the extent of such claim, right of setoff, or dispute,

(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of such Account Debtor; provided, however, that notwithstanding the foregoing provisions of this clause (k), the Agent may, in its Permitted Discretion, include as Eligible Accounts (i) Accounts that are post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code, and (ii) Accounts owing by an Account Debtor that has been reorganized or restructured following one of the events described in this clause (j) and has a credit quality reasonably satisfactory to Agent,

(k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(1) Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services (for the avoidance of doubt, Accounts with respect to projects (i) for which an outstanding and unexpired performance bond has been posted, (ii) which has not been completed, and (iii) for which no certificate of completion has been delivered to Agent shall not be an Eligible Account), provided, however, that Accounts that represent the right to receive progress payments or other advance billings shall not be rendered ineligible under this clause (o) so long as the aggregate amount of such Accounts does not exceed the result of (A) $5,000,000, minus (B) the Dollar amount of Accounts that represent extended terms and that are not excluded by virtue of the proviso to clause (a) above,

(p) Accounts that are subject to a contractual condition in which money is withheld until a specified event occurs, or

(q) Accounts generated by the completion of performance by the applicable surety of the subject contract for goods or services that are subject to performance bonds.

“Eligible Inventory” means Inventory consisting of first quality finished goods or raw materials (including lumber) held for sale in the ordinary course of a Borrowers’ business, that complies in all material respects (except that such materiality qualifier shall not be applicable to the portion of any representations and warranties warranty that is already are qualified or modified by materiality in the text thereof) with each of the applicable representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers’ historical United States accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) a Borrower does not have good and valid title thereto,

(b) a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),

(c) it is not located at one of the locations in the continental United States set forth on Schedule 4.30(b) (as such Schedule may be updated from time to time in accordance with the terms of the Agreement) (or in-transit from one such location to another such location),

(d) it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule 4.30(b) to another location set forth on Schedule 4.30(b) (in each case, as such Schedule may be updated from time to time in accordance with the terms of the Agreement)),

(e) [intentionally omitted],

(f) it is the subject of a bill of lading or other document of title,

(g) it is not subject to a valid and perfected first priority Agent’s Lien,

(h) it consists of goods that are to be returned to the vendor thereof by a Loan Party, or

(i) it consists of goods that are obsolete or slow moving or custom items, work- in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower’s business that are not also sold by the Borrowers in the ordinary course of business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment, or Inventory being held by a Person (other than a Loan Party) on consignment.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party under or pursuant to, or alleging violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Restricted Subsidiary of a Borrower, or any of their predecessors in interest, (b) at or from adjoining properties or businesses, or (c) at or from any facilities which received Hazardous Materials generated by any Borrower, any Restricted Subsidiary of a Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, in each case as amended, binding and enforceable written code, binding and enforceable written guideline, binding and enforceable written policy, or established rule of common law, or any final and enforceable written judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding and enforceable against Parent or its Restricted Subsidiaries, governing pollution or protection to the environment, the effect of Hazardous Materials on employee health, or Hazardous Materials.

“Environmental Liabilities” means any and all liabilities, monetary obligations, losses, damages, punitive damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action or Remedial Action required, by any Governmental Authority or any third party, and pursuant to any Environmental Law.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Sponsor” means Gores.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under IRC Section 414(o).

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Benefit Plan (excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation); (b) the failure to meet the minimum funding standard of the IRC with respect to any Benefit Plan (whether or not waived in accordance with IRC Section 412(c)) or the failure to make by its due date a required installment under the IRC with respect to any Benefit Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Benefit Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d)(i) the withdrawal by any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates from any Benefit Plan, with two or more contributing sponsors or (ii) the termination of any such Benefit Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Benefit Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) the imposition of liability on any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA) by any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or an omission that would reasonably be expected to constitute sufficient grounds for the imposition on any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates of material fines, penalties, taxes or related charges under the IRC in respect of any Benefit Plan including without limitation, the occurrence of a prohibited transaction within the meaning of IRC Section 4975, that would reasonably be expected to constitute a Material Adverse Change; (i) the assertion of a material claim (other than routine claims for benefits) against any Benefit Plan or the assets thereof, or against any Loan Party, any of their Subsidiaries or any of their ERISA Affiliates in connection with any such Benefit Plan that would have a Material Adverse Change; (j) receipt from the Internal Revenue Service of notice of the failure of any employee pension benefit plan within the meaning of Section 3(2) of ERISA (“Pension Plan”) intended to qualify under IRC Section 401(a) to qualify under IRC Section 401(a), or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under IRC Section 501(a); (k) the imposition of a Lien pursuant to the IRC or pursuant to ERISA with respect to any Benefit Plan; (1) the Loan Parties, their Subsidiaries, or their ERISA Affiliates are required to make increased contributions to a Multiemployer Plan beyond such contributions specifically required by the collective bargaining agreements in effect on June 30, 2009, on account of IRC Section 432 or otherwise; or (m) any Benefit Plan cannot be terminated on less than 180 days’ notice.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Amount” has the meaning specified therefor in Section 7(b) of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent and its Restricted Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Parent and its Restricted Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Existing Lender” means Wolseley.

“Fee Letter” means that certain fee letter, dated as of the Closing Date, between Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Covenant Period” means a period which shall commence on any date on which Availability plus Qualified Cash has been less than $30,000,000 for a period of 5 consecutive Business Days and shall continue until the date on which Availability plus Qualified Cash has been greater than or equal to $30,000,000 for a period of 30 days.

“Fixed Charges” means, with respect to any period and with respect to Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness that are required to be paid in cash during such period, and (c) all federal, state, and local income taxes paid in cash during such period, (d) all Restricted Junior Payments paid (whether in cash or other property, other than common Stock) during such period, (e) restructuring costs incurred by Parent and its Restricted Subsidiaries in connection with the Plan to achieve operating expense cost reductions in an amount not to exceed $9,700,000 and only if incurred on or prior to July 31, 2010, and (f) other restructuring costs incurred by Parent and its Restricted Subsidiaries, to the extent that such amounts are added back to EBITDA pursuant to clauses (b)(x) or (b)(xi) of the definition of “EBITDA”; provided, however, that this definition of Fixed Charges shall not include (x) any distributions or payments permitted to be made under Section 6.9(i) or 6.9(j) of the Agreement or (y) any Restricted Junior Payments made to the extent permitted pursuant to Section 6.9(d) (without giving effect to the third proviso of such Section 6.9(d)).

“Fixed Charge Coverage Ratio” means, with respect to Parent and its Restricted Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made

(to the extent not already incurred in a prior period) or incurred during such period (other than any such Capital Expenditures financed with Permitted Indebtedness (other than Advances)), to (ii) Fixed Charges for such period.

“Foreclosed Borrower” has the meaning specified therefor in Section 2.14 of the Agreement.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Glendon” means Glendon Partners, Inc., a Delaware corporation.

“Glendon Management Agreement” means the Professional Services Agreement, dated as of May 5, 2009, by and between Saturn and Glendon, as in effect on the Closing Date.

“Gores” means The Gores Group, LLC, a Delaware limited liability company.

“Gores Acquisition Agreement” means the Restructuring and Investment Agreement, dated as of May 5, 2009, by and among Existing Lender, Parent, and Saturn, as in effect on the Closing Date.

“Gores Management Agreement” means the Management Services Agreement, dated as of May 4, 2009, by and between Saturn and Gores, as in effect on the Closing Date.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) Parent, (b) each Restricted Subsidiary of Parent (other than any Borrower or any Person that is not required to become a Guarantor pursuant to Section 5.11), and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.

“Guaranty” means that certain general continuing guaranty, dated as of the Closing Date, executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, the form and substance of which is reasonably satisfactory to Agent.

“Hazardous Materials” means (a) substances regulated as “hazardous substances”, “hazardous materials”, “hazardous wastes”, or “toxic substances”, or regulated due to ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum-derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by Parent or any of its Restricted Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent’s or any of its Restricted Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“IFRS” means International Financial Reporting Standards, as developed by the International Accounting Standards Board, as in effect from time to time, consistently applied.

“Increase Effective Date” has the meaning specified therefor in Section 2.2(a).

“Increase Joinder” has the meaning specified therefor in Section 2.2(c).

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock, and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means the intercompany subordination agreement, dated as of the Closing Date, executed and delivered by Parent and each of its Subsidiaries party thereto, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Interest Expense” means, for any period, the aggregate of the interest expense of Parent and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 3 months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 3 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) advances of payroll, commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issuing Lender” means WFF or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1 of the Agreement.

“Lender Group” means each of the Lenders (including the Issuing Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) out-of-pocket costs or expenses (including taxes, and insurance premiums) of Parent or its Restricted Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent or its Restricted Subsidiaries under any of the Loan Documents, including reasonable out-of-pocket fees and disbursements of counsel, reasonable out-of-pocket consultant costs and expenses, out-of-pocket fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent or any of its Restricted Subsidiaries, (h) Agent’s reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and each co-lead arranger’s reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket fees and expenses for attorneys, accountants, consultants, and other advisors) incurred in terminating, enforcing (including reasonable out-of-pocket attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral; provided that, for the avoidance of doubt, Lender Group Expenses shall not include allocated costs of in-house legal counsel.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 105% of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.

“Letter of Credit Participation Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Average Daily Availability Calculation determined by Agent in its Permitted Discretion; provided, however, that for the period from the Closing Date through September 30, 2009, the LIBOR Rate Margin shall be at the margin in the row styled “Level II”:

Level	Average Daily Availability	LIBOR Rate Margin

I	If the Average Daily Availability is less than $50,000,000	4.50 percentage points

II	If the Average Daily Availability is greater than or equal to $50,000,000 and less than $125,000,000	4.25 percentage points

III	If the Average Daily Availability is greater than or equal to $125,000,000	4.00 percentage points

The LIBOR Rate Margin shall be based upon the most recent Average Daily Availability Calculation, which will be calculated by Agent in its Permitted Discretion based on Average Daily Availability as of the end of each fiscal quarter. The LIBOR Rate Margin shall be redetermined quarterly by Agent in its Permitted Discretion and any change to the LIBOR Rate Margin based on the Average Daily Availability as of the end of any fiscal quarter shall be effective as of the first day of the immediately following fiscal quarter.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by any Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by Borrowers in connection with the Agreement, and any other agreement entered into, now or in the future, by Parent or any of its Restricted Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means any Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of Parent’s and its Restricted Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or its Restricted Subsidiaries.

“Material Contract” means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Restricted Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Restricted Subsidiary of $50,000,000 or more (other than purchase orders and rebate agreements in the ordinary course of the business of such Person or such Restricted Subsidiary and other than contracts that by their terms may be terminated by such Person or such Restricted Subsidiary in the ordinary course of its business upon less than 60 days notice without penalty or premium), (b) the Glendon Management Agreement, the Gores Management Agreement, and the Wolseley Management Agreement, (c) the Gores Acquisition Agreement, and (d) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change (other than insurance policies covering the Loan Parties that have been entered into in the ordinary course of business).

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Maximum Revolver Amount” means $150,000,000, as such amount may be increased in accordance with Section 2.2 of the Agreement or decreased in accordance with Section 2.4(c) of the Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) of ERISA with respect to which any Loan Party, any of their Subsidiaries, or any of their ERISA Affiliates has an obligation to contribute or otherwise has any liability.

“Net Cash Proceeds” means, with respect to any sale or disposition by Parent or any of its Restricted Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Parent or its Restricted Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Restricted Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by Parent or such Restricted Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Restricted Subsidiaries, and are properly attributable to such transaction.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Net Income (without duplication) any tax refunds, net operating losses or other net tax benefits.

“Net Liquidation Percentage” means the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by Agent.

“Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Parent Consolidated Tax Return” means any income or franchise tax return that includes the Parent and its Subsidiaries that is filed on a consolidated, combined or unified basis.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Permitted Acquisition” means any Acquisition so long as:

(a) such Acquisition is consummated by SBS Holdings or any of its Restricted Subsidiaries,

(b) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(c) no Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Restricted Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (l) or (m) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent or its Restricted Subsidiaries as a result or such Acquisition other than Permitted Liens,

(d) If a Financial Covenant Period has commenced and is continuing, Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Parent and Agent) created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or business that was the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the business to be acquired) pursuant to the proposed Acquisition, Parent and its Restricted Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the applicable period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 for each applicable period ending one year after the proposed date of consummation of such proposed Acquisition,

(e) Borrowers have provided Agent with their due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or business to be acquired, all prepared on a basis consistent with such Person’s or businesses’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a quarter by quarter basis),

(f) Borrowers shall have Availability plus Qualified Cash in an amount equal to or greater than $40,000,000 immediately after giving effect to the consummation of the proposed Acquisition,

(g) Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition (or on such later date as may be determined by Agent in its sole discretion) and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition (or on such later date as may be determined by Agent in its sole discretion), draft (followed by final copies as and when available) or final copies of the acquisition agreement and other material documents relative to the proposed Acquisition,

(h) the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Restricted Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Restricted Subsidiaries or a business reasonably related thereto,

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States or Canada,

(j) the subject assets or Stock, as applicable, are being acquired directly by a Borrower or its Restricted Subsidiaries, and, in connection therewith, (i) to the extent that the Person to be acquired is organized in a jurisdiction located within the United States, the applicable Loan Party shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement, and (ii) to the extent that the Person to be acquired is organized in a jurisdiction located within Canada, such Person executes a joinder to the Guaranty and Intercompany Subordination Agreement and executes and delivers to Agent such other documentation reasonably determined by Agent to be necessary or desirable in order to grant Agent a first priority perfected security interest in such Person’s assets (subject to Permitted Liens), and

(k) the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed $20,000,000 in the aggregate;

provided, however, that so long as the purchase consideration payable (including deferred payment obligations) in respect of a proposed Acquisition and all other Acquisitions which have been consummated pursuant to this proviso does not exceed $5,000,000 in the aggregate, such Acquisition may be consummated notwithstanding the failure to comply with clauses (d) or (e) of this definition of Permitted Acquisition (it being understood and agreed that this $5,000,000 is included in (and not additive of) the amount set forth in clause (k) of this definition of Permitted Acquisition.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, obsolete, or surplus in the ordinary course of business,

(b) sales of Inventory to buyers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d) the licensing and sublicensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) (i) any involuntary loss, damage or destruction of property, and (ii) to the extent such property is inventory or equipment, the disposition of the assets so damaged or destroyed for fair market value so long as (A) no Event of Default has occurred and is continuing or would result therefrom and (B) no Overadvance shall have occurred or resulted therefrom.

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of Parent or its Subsidiaries in the ordinary course of business,

(j) the sale or issuance of Stock (other than Prohibited Preferred Stock) of Parent,

(k) the lapse of registered patents, trademarks and other intellectual property of Parent and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,

(l) Permitted Sale-Leaseback Transactions,

(m) the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to the Agreement,

(n) the making of a Permitted Investment,

(o) so long as (i) Agent receives 5 days prior written notice of such sale or disposition, and (ii) such sale or disposition occurs within 120 days after the Closing Date, the sale of any of the DWF Entities for fair market value to any Person other than Saturn and its Subsidiaries,

(p) so long as (i) Agent receives 5 days prior written notice of such sale or disposition, (ii) the Net Cash Proceeds received on account of such sale or other disposition shall be paid or distributed to a Loan Party, the sale of any Unrestricted Subsidiary (other than any DWF Entity) for fair market value to any Person other than Saturn and its Subsidiaries,

(q) (i) the Targeted Store Closure Dispositions; and the (ii) Targeted Non-Store Closure Dispositions, so long as in the case of each of (i) and (ii), each of the following conditions has been satisfied (a) no Event of Default has occurred and is continuing or would result therefrom, (b) promptly upon consummation thereof (and in any event within one (1) Business Day (or such longer period as may be determined by Agent in its sole discretion) after the consummation thereof), Agent receives information sufficient for Agent to re-calculate the Borrowing Base after giving effect to such disposition, (c) no Overadvance shall have occurred or resulted therefrom, and (d) the Net Cash Proceeds of each such sale or disposition are equal to or greater than the amount that was attributed to such assets in the most recently delivered Borrowing Base Certificate (after giving effect to applicable advance rates and reserves),

(r) dispositions of assets acquired by Parent and its Restricted Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed Disposition (the “Subject Permitted Acquisition”) so long as (i) the cash consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Parent and its Restricted Subsidiaries and the fair market value of the assets to be so disposed do not exceed 50% of the fair market value of the total assets acquired from the Subject Permitted Acquisition, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition,

(s) sales or other dispositions of assets (other than Stock) in the ordinary course of business (A) from any Loan Party to any other Loan Party (other than to Parent and other than to Universal, Precision, or SBS Commercial), (B) from any Restricted Subsidiary that is not a Loan Party to any Loan Party (other than to Parent and other than to Universal, Precision or SBS Commercial) or any other Restricted Subsidiary that is not a Loan Party and (C) from any of Universal, Precision or SBS Commercial to any Loan Party (other than Parent) or any Restricted Subsidiary,

(t) any Permitted Exchange,

(u) the sale or disposition of Real Property that is not subject to Agent’s Liens (and any related fixtures (whether or not constituting Real Property)) so long as made at fair market value, and

(v) dispositions of assets (other than Accounts, intellectual property, licenses, Stock of Restricted Subsidiaries of Parent, or Material Contracts) not otherwise permitted in clauses (a) through (u) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $5,000,000.

“Permitted Exchange” means (a) the disposition of Equipment for credit against the purchase price of similar replacement Equipment, as applicable, of comparable value so long as (i) such credit is promptly used to purchase such replacement Equipment, and (ii) Agent’s Lien attaches to such replacement Equipment; or (b) the sale of Equipment so long as (i) the proceeds thereof are promptly used to purchase similar replacement Equipment, as applicable, of comparable value; and (ii) Agent’s Lien attaches to such replacement Equipment.

“Permitted Holders” means Gores or any of its Affiliates that are private equity funds.

“Permitted Indebtedness” means:

(a) Indebtedness evidenced by the Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d) endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers that are not Affiliates of a Loan Party in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Parent or one of its Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) Indebtedness incurred in the ordinary course of business under performance, bid, surety, statutory, customs, and appeal bonds,

(g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Parent or any of its Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during the period covered by the insurance,

(h) the incurrence by Parent or its Restricted Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, foreign currency, or commodities pricing risk associated with Parent’s and its Restricted Subsidiaries’ operations and not for speculative purposes,

(i) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(j) unsecured Indebtedness of Parent owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Parent of the Stock of Parent that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $500,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,

(k) Indebtedness composing Permitted Investments,

(l) so long as no Event of Default has occurred and is continuing or would result therefrom, unsecured Subordinated Debt in an aggregate principal amount not to exceed $50,000,000 and any Refinancing Indebtedness in respect of such Indebtedness,

(m) so long as no Event of Default has occurred and is continuing or would result therefrom, Unsecured Debt in an aggregate principal amount not to exceed $10,000,000 and any Refinancing Indebtedness in respect of such Indebtedness,

(n) non-recourse (other than customary so-called “bad boy” agreements) Indebtedness secured solely by Real Property so long (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) Agent consents to such incurrence of Indebtedness (such consent not to be unreasonably withheld) (provided that no such consent of Agent shall be required with respect to an aggregate principal amount of such Indebtedness at any time outstanding not to exceed $15,000,000), (iii) the aggregate principal amount of such Indebtedness does not exceed, at any time, $30,000,000, and any Refinancing Indebtedness in respect of such Indebtedness; provided that, for the avoidance of doubt, the only assets securing such Indebtedness are the relevant Real Property assets,

(o) Acquired Indebtedness in an amount not to exceed $7,000,000 outstanding at any one time,

(p) unsecured Indebtedness owing to sellers of assets or Stock to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $10,000,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent,

(q) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-out, non-compete, or similar obligation of Parent or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(r) consummation of one or more Permitted Acquisitions,

(s) (i) the accretion or amortization of original issue discount on Indebtedness that is otherwise permitted under the Agreement and (ii) interest payments relative to existing Indebtedness that is otherwise permitted under the Agreement and that is capitalized to the principal amount of, or paid in the form of an additional issuance of, the underlying Indebtedness,

(t) unsecured Indebtedness representing deferred compensation or similar obligations to employees, officers and directors incurred in the ordinary course of business or in connection with Permitted Acquisitions, and

(u) Permitted Sale-Leaseback Transactions.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party other than Parent, (b) a non-Loan Party to another non-Loan Party, (c) a non-Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to a non-Loan Party (other than a DWF Entity) so long as (i) the amount of such loans does not exceed $2,000,000 outstanding at any one time, (ii) no Event of Default has occurred and is continuing or would result therefrom, and (iii) Borrowers have Excess Availability plus Qualified Cash of $25,000,000 or greater immediately after giving effect to each such loan.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) advances made in connection with purchases of goods or services in the ordinary course of business,

(d) Investments received in settlement of amounts due to any Loan Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Restricted Subsidiaries,

(e) Investments owned by any Loan Party or any of its Restricted Subsidiaries on the Closing Date and set forth on Schedule P-1.

(f) guarantees permitted under the definition of Permitted Indebtedness,

(g) Permitted Intercompany Advances,

(h) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Restricted Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i) deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations that do not constitute Indebtedness,

(j) non-cash loans to employees, officers, and directors of Parent or any of its Restricted Subsidiaries for the purpose of purchasing Stock in Parent so long as the proceeds of such loans are used in their entirety to purchase such stock in Parent,

(k) Permitted Acquisitions,

(l) Acquisitions (other than a Permitted Acquisition) for which the purchase consideration payable in respect of all such Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed $5,000,000 in the aggregate,

(m) (i) Investments in the form of capital contributions and the acquisition of Stock made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Stock of, Parent, SBS Holdings), (ii) Investments in the form of capital contributions and the acquisition of Stock made by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) Investments in the form of capital contributions and the acquisition of Stock made by any Loan Party in any Unrestricted Subsidiary (other than any DWF Entity) or any Restricted Subsidiary that is not a Loan Party in an aggregate amount under this clause (iii) not to exceed $500,000 at any time outstanding,

(o) earnest money deposits made in connection with any letter of intent or purchase agreement permitted under the Agreement

(p) Investments in the form of Hedge Agreements that are permitted under the Agreement,

(q) Investments consisting of transactions permitted under Section 6.3 of the Agreement,

(r) Investments to the extent that payment for such Investments is made solely with the proceeds of an equity contribution to Parent,

(s) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(t) guarantees of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business,

(u) Investments in the DWF Entities in the form of the incurrence of Bank Product Obligations and the issuance of Letters of Credit (including, Underlying Letters of Credit) for the benefit of the DWF Entities, and

(v) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $5,000,000 during the term of the Agreement.

“Permitted Liens” means

(a) Liens held by Agent to secure the Obligations,

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d) Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e) the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; provided that, in each case, individual financings of Equipment provided by one lender may be cross collateralized to other outstanding financings of Equipment provided by such lender,

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h) Liens on amounts deposited to secure Parent’s and its Restricted Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,

(i) Liens on amounts deposited to secure Parent’s and its Restricted Subsidiaries obligations in connection with the making or entering into of bids, tenders, trade contracts, governmental contracts or leases in the ordinary course of business and not in connection with the borrowing of money,

(j) (i) Liens on amount deposited to secure any Borrower or any Restricted Subsidiary’s obligations in connection with surety, performance, stay, customs and appeal bonds, obtained in the ordinary course of business and (ii) Liens granted by any Borrower or any Restricted

Subsidiary from and after the Closing Date in favor of sureties to secure such Borrower’s or Restricted Subsidiary’s reimbursement and indemnity obligations with respect to performance bonds, obtained in the ordinary course of business;

(k) with respect to any Real Property, easements, rights of way, encroachments, protrusions, restrictions and other similar encumbrances and minor title defects or irregularities that do not materially interfere with or impair the ordinary use or operation thereof,

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(r) Liens on the Real Property securing Indebtedness permitted pursuant to clause (n) of the definition of Permitted Indebtedness,

(s) Liens on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(t) Liens assumed by Parent or its Restricted Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business,

(v) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Parent and its Restricted Subsidiaries in the ordinary course of business,

(w) Liens consisting of an agreement to sell or otherwise transfer or dispose of any property in a Permitted Disposition, solely to the extent such Permitted Disposition would have been permitted on the date of the creation of such Lien,

(x) leases and subleases of Real Property granted in the ordinary course of business which do not interfere in any material respect with the conduct of business of Parent and its Restricted Subsidiaries,

(y) Permitted Sale Lease-Back Transactions, and

(z) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $2,500,000.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Parent (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of Parent or any of its Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Parent’s or its Restricted Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Restricted Subsidiary, as applicable, in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any Agent’s Liens on any material portion of the Collateral.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $25,000,000.

“Permitted Sale-Leaseback Transaction” means the sale or other disposition of any Real Property owned by any Borrower or any Restricted Subsidiary of a Borrower in which the following conditions are satisfied: (a) immediately before and after giving effect to such sale, no Event of Default shall have occurred and be continuing or would result therefrom, (b) such sale is for fair market value, (c) such Borrower or such Restricted Subsidiary, as applicable, leases back such Real Property at fair market value, (d) such sale is to a Person that is not an Affiliate of such Borrower or such Restricted Subsidiary or if such sale is to a Person that is an Affiliate of such Borrower or such Restricted Subsidiary, so long as such sale is no less favorable, taken as a whole, to such Borrower or such Restricted Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, and (e) with respect to any Real Property subject to any Liens, the cash consideration received by such Borrower or Restricted Subsidiary of a Borrower, is equal to or greater than the amount necessary to satisfy all Liens on such Real Property (or the buyer of such Real Property is purchasing such Real Property subject to all such Liens).

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means the First Amended Joint Prepackaged Plan of Reorganization of Stock Building Supply Holdings, LLC and certain of its Affiliates, dated June 5, 2009, as approved by the United States Bankruptcy Court for the District of Delaware by entry of a Confirmation Order on June 15, 2009, in Case No. 09-11554.

“Plan Reserve” means, as of any date of determination, an amount equal to the result of (i) the aggregate of all unpaid amounts then required to by paid by Borrowers on account of allowed administrative claims or lease rejection claims that become allowed under the Plan minus (ii) the aggregate amount then on deposit or credited to the Required Equity Account.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.2(e) of the Agreement.

“Precision” means Precision Doors & Hardware LLC, a Delaware limited liability company.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends or cash distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.2(e) of the Agreement.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends or cash distributions, other than dividends or distributions of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 180 days after the Maturity Date, or, on or before the date that is less than 180 days after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances,

(b) with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Commitments as they existed immediately prior to their termination or reduction to zero, and

(c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate amount of Commitments of all. Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Commitments as they existed immediately prior to their termination or reduction to zero.

“Prospective Lenders” has the meaning specified therefor in Section 2.2(a)

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents owned by the Loan Parties and their Restricted Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof (other than the Required Equity Account), and which such Deposit Account or Securities Account is the subject of a Control Agreement (except and to the extent excused for a period of time under Schedule 3.6 to the Agreement) and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified IPO” shall mean a bona fide underwritten sale to the public of common Stock of Parent pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent) that is declared effective by the SEC and such offering results in gross cash proceeds to Parent (exclusive of underwriter’s discounts and commissions and other expenses) of at least $200,000,000.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its Restricted Subsidiaries and the improvements thereto.

“Real Property Collateral” means any Real Property hereafter acquired by Parent or its Restricted Subsidiaries that after the Closing Date becomes subject to Agent’s Liens.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive as to the Persons obligated with respect to such Indebtedness,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended any other Persons that would then be otherwise permitted to become obligated with respect to such Indebtedness under Section 6.1 of the Agreement.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions required to (a) clean up, remove, remediate, contain, treat, monitor, or investigate a release of Hazardous Materials in the indoor or outdoor environment in accordance with Environmental Law, (b) prevent or mitigate a release or threatened release of Hazardous Materials constituting a threat to public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, or (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $50,000,000

“Required Equity” has the meaning specified therefor in clause (s) of Schedule 3.1.

“Required Equity Account” means a Deposit Account identified as account number*                      (and any related sweep investment account) and maintained with Wachovia Bank, N.A. in the name of Stock Building Supply, LLC.

“Required Equity Documents” means (i) the Contribution Agreement, dated as of the Closing Date, between Saturn and Parent and (ii) the Contribution Agreement, dated as of the Closing Date, between Parent and SBS Holdings.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

“Restricted Junior Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by Parent (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Stock issued by Parent in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by Parent), or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent) any Stock issued by Parent.

“Restricted Subsidiary” means each Subsidiary of Parent that is not an Unrestricted Subsidiary.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Saturn” means Saturn Acquisition Holdings, LLC, a Delaware limited liability company.

“SBS Commercial” means SBS Commercial Door & Hardware, LLC, a Delaware limited liability company.

“SBS Holdings” means Stock Building Supply Holdings, LLC, a Virginia limited liability company.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the security agreement, dated as of the Closing Date, the form and substance of which is reasonably satisfactory to Agent, executed and delivered by Borrowers and Guarantors to Agent.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“Special Reserve” means, as of any date of determination, $25,000,000.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a1 1-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means unsecured Indebtedness of Parent or its Restricted Subsidiaries that is on terms and conditions (including payment terms (including no principal or other amortization payments prior to maturity), interest rates, covenants, remedies, defaults and other material terms) satisfactory to Agent (including a maturity date no earlier than the date that is six months after the Maturity Date) and which has been expressly subordinated in right of payment to all Obligations of the Loan Parties under the Loan Documents by the execution and delivery of a customary subordination agreement, in form and substance reasonably satisfactory to Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Succeeding Period” has the meaning specified therefor in Section 7(b) of the Agreement.

“Surety Reserve” means, as of any date of determination, an amount equal to the aggregate amount of the then outstanding performance bonds then outstanding from and after the Closing Date by a surety in favor of any Loan Party with respect to projects that have not been completed to the extent that the Loan Parties cannot provide Agent with evidence reasonably satisfactory to Agent that the Accounts that arise out of such bonded projects are segregated from Accounts that do not arise out of such bonded projects; provided, however, that on each date on which Borrowers provide Agent with evidence satisfactory to Agent that a particular Account arises out of a project (i) for which an outstanding performance bond has been posted, (ii) which has not been completed, and (iii) for which no certificate of completion has been delivered to Agent, the amount of the Surety Reserve shall be reduced by the amount of such Account (it being understood that such Account will then be identified as an Account that is excluded from Eligible Receivables as a result of the application of clause (o) of the definition of Eligible Accounts); and provided, further, that for the avoidance of doubt, the Surety Reserve shall not include the amount of any bond to the extent Accounts relating to the applicable bonded project are not included in the Borrowing Base.

“Swing Lender” means WFF or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Targeted Non-Store Closure Dispositions” means the sale or other disposition for fair market value of any Inventory or Equipment currently or formerly held for sale or used in connection with the business conducted at, and located at, any location of a Borrower so long as (i) the Inventory or Equipment that is subject to such sale or other disposition is located at such location in the ordinary course of business, (ii) the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical United States accounting practices) of such Inventory or

Equipment does not exceed $15,000,000 in the aggregate for all Inventory and Equipment subject to such sale or disposition during the term of the Agreement, and (iii) such sales or other dispositions are consummated within 270 days after the Closing Date.

“Targeted Store Closure Dispositions” means the sale or other disposition for fair market value of any Inventory or Equipment currently or formerly held for sale or used in connection with the business conducted at, and located at, any location of a Borrower set forth on Schedule E-2 that is closed or in the process of being closed so long as (i) the Inventory or Equipment that is subject to such sale or other disposition is located at such location in the ordinary course of business, and (ii) the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical United States accounting practices) of such Inventory or Equipment does not exceed $60,000,000 in the aggregate for all Inventory and Equipment subject to such sale or disposition during the term of the Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes, franchise, excise, or similar taxes imposed on any Lender or any Participant in lieu of a net income tax); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(a), (c), (d) or (e) of the Agreement, (iii) taxes resulting from a change in the circumstances of any Lender or any Participant, including a change in the residence, place of organization, or principal place of business of any Lender or any Participant, and (iv) any withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transition Services Agreement” means the Transition Services Agreement, dated as of May 5, 2009, entered into by and between Saturn and Wolseley.

“Underlying Issuer” means Wells Fargo or one of its Affiliates.

“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“Universal” means Universal Supply Company, LLC, a New Jersey limited liability company.

“Unrestricted Subsidiary” means (a) each of (i) Michael Nicholas Carpentry LLC, an Illinois limited liability company, (ii) General Building Systems, LLC, a Nevada limited liability company, (iii) K & K Framers, LLC, a Nevada limited liability company, (iv) Johnson-Manley-Black Limited Liability Company, a Nevada limited liability company, (v) SBS Construction Services of Colorado, LLC, a Colorado limited liability company, (vi) KB Framers, LLC, a Nevada limited liability company, (vii) K&K Door & Trim, LLC, a Nevada limited liability company, (viii) Efficient Enterprises, LLC, a Nevada limited liability company, (ix) United Electric, LLC, a Nevada limited liability company, (x) United Plumbing, LLC, a Nevada limited liability company, (xi) D.S.I., LLC, a Nevada limited liability company, (xii) SBS Construction Services of Arizona, Inc., an Arizona corporation, (xiii) SBS Construction Services of Nevada, LLC, a Delaware limited liability company, (xiv) SBS Remodeling Services, LLC, a Delaware limited liability company, (xv) Commercial Door Services of Nevada, LLC, a Delaware limited liability company, (xvi) Precision Doors & Hardware, LLC, a Delaware limited liability company, (xvii) Universal Supply Company, L.L.C., a New Jersey limited liability company, (xviii) SBS Commercial Door & Hardware, LLC, a Delaware limited liability company; (xix) SBS/Architectural Building Supply, LLC, a Delaware limited liability company, (xx) SB S/Hollow Metal Specialists, LLC, a Delaware limited liability company, (xxi) SBS/Martin Architectural Products, LLC, a Delaware limited liability company, and (xxii) Stock Ventures, LLC, a Virginia limited liability company, and (b) each Subsidiary of any entity identified in clause (a) of this definition of Unrestricted Subsidiary which is acquired or formed after the Closing Date.

“Unsecured Debt” means unsecured Indebtedness for borrowed money of Parent or its Restricted Subsidiaries that has a maturity date no earlier than the date that is 180 days after the Maturity Date.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFF” means Wells Fargo Foothill, LLC, a Delaware limited liability company.

“Wolseley” means Wolseley Investments North America, Inc., a Virginia corporation.

“Wolseley Management Agreement” means the Management Services Agreement, dated as of May 4, 2009, by and between Saturn and Wolseley, as in effect on the Closing Date.

Schedule 3.1

The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of Agent and each Lender (the execution and delivery of the Agreement by a Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before August 31, 2009;

(b) Agent shall have received copies of financing statements in appropriate form for purposes of filing in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral;

(c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i) the Fee Letter,

(ii) the Guaranty,

(iii) the Intercompany Subordination Agreement,

(iv) the Patent Security Agreement,

(v) the Security Agreement,

(vi) the Trademark Security Agreement,

(vii) a Borrowing Base Certificate dated as of the Closing Date, and

(viii) a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Parent and its Subsidiaries owing to Existing Lender under the DIP Facility and obtain a release of all of the Liens existing in favor of Existing Lender securing the obligations of Parent and its Subsidiaries under the DIP Facility in and to the assets of Parent and its Subsidiaries, together with termination statements evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Parent and its Subsidiaries, and

(d) Agent shall have received a certificate from the Secretary or Corporate Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of the Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such officers of such Loan Party;

(e) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

(f) Agent shall have received a certificate of status with respect to each Loan Party, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate office of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, together with “bring down” facsimiles thereof (or “bring down” reports from CT Corporation, Corporation Service Company, or another corporations service provider reasonably satisfactory to Agent), dated within 1 Business Day of the Closing Date;

(g) Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate office of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.6, the form and substance of which shall be reasonably satisfactory to Agent;

(i) Agent shall have received (i) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, (ii) an opinion of Hunton & Williams LLP, and (iii) Fabian & Clendenin, in each case in form and substance reasonably satisfactory to Agent;

(j) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under the Agreement or the other Loan Documents;

(k) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers’ and their Subsidiaries’ books and records and verification of the Loan Parties’ representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, and (ii) an inspection of each of the locations where Borrowers’ and their Subsidiaries’ Inventory is located, in the case of each of clauses (i) and (ii), the results of which shall be satisfactory to Agent;

(l) Agent shall have received completed (i) Patriot Act and OFAC/PEP searches for the Loan Parties and (ii) OFAC/PEP searches and customer individual background searches with respect to the Loan Parties’ senior management and key principals, in the case of each of clauses (i) and (ii), the results of which shall be satisfactory to Agent;

(m) Agent shall have reviewed (i) the Plan and the Loan Parties’ legal corporate structure and capital structure (debt and equity) and other documents set forth in the disclosure statement for the Plan, and (ii) Equity Sponsor’s business and turnaround plan, in the case of each of clauses (i) and (ii), the results of which shall be reasonably satisfactory to Agent;

(n) Agent shall have received a set of Projections of the Parent and its Subsidiaries for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

(o) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by the Agreement;

(p) Agent shall have received copies of (i) the Gores Management Agreement, (ii) the Wolseley Management Agreement, (iii) the Glendon Management Agreement, and (iv) each other Material Contract, together with a certificate of the Secretary of Parent certifying each such document as being a true, correct, and complete copy thereof;

(q) The United States Bankruptcy Court for the District of Delaware shall have entered a Final Order, as defined in Section 1.28 of the Plan, confirming the Plan in accordance with Section 1129 of the Bankruptcy Code, which Final Order and Plan shall be in form and substance satisfactory to Agent;

(r) Agent shall have received (i) evidence reasonably satisfactory to it that (A) Saturn shall have made cash equity contributions of not less than $75,000,000 (the “Required Equity”) in and to Parent in connection with the consummation of the Plan, (B) Parent shall have contributed the Required Equity to SBS Holdings, and (C) SBS Holdings shall have deposited the Required Equity into the Required Equity Account, and (ii) copies of the Required Equity Documents, which shall be in form and substance reasonably satisfactory to Agent;

(s) Agent shall have received a certificate from the chief financial officer of Parent which sets forth (i) the aggregate amount of cash and Cash Equivalents held by Parent and its Subsidiaries as of the Closing Date (the “Company Cash”), and (ii) the aggregate amount of the Company Cash that is held by or attributable to the DWF Entities as of the Closing Date;

(t) Parent and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority or any third party (including shareholder approvals and other consents) in connection with the execution and delivery by Parent or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

(u) all other documents and legal matters in connection with the transactions contemplated by the Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

Schedule 3.6

(a) Within 30 days (or such longer period as may be determined by Agent in its sole discretion) after the Closing Date, Agent shall have received Stock certificates and undated Stock powers/transfer forms executed in blank, in each case in substance reasonably satisfactory to Agent, with respect to any certificated Stock pledged under the Security Agreement (the “Stock Related Deliverables”);

(b) Within 30 days (or such longer period as may be determined by Agent in its sole discretion) after the Closing Date, Agent shall have received evidence reasonably satisfactory to it that the Governing Documents of the Loan Parties (other than Parent) have been amended to the extent necessary to ensure that (i) there are no express restrictions or limitations set forth in such Governing Documents on Agent’s ability to obtain a first priority perfect security interest in the Stock of each such Loan Party (other than Parent) and, to the extent reasonably requested by Agent, each Unrestricted Subsidiary that is a direct Subsidiary of any Loan Party and (ii) no default rules that have not been overridden by the applicable provisions of such Governing Documents apply to such Governing Documents under applicable state law of the jurisdiction of organization of each of such Loan Parties in respect of (A) Agent’s ability to obtain a first priority perfect security interest in the Stock of each such Loan Party (other than Parent) and, to the extent reasonably requested by Agent, each Unrestricted Subsidiary that is a direct Subsidiary of any Loan Party, (B) the admission of new members, (C) Agent’s ability to foreclose on such Lien (including by means of a sale to a Person other than Agent), and (D) a member ceasing to be a member based upon the occurrence of an insolvency event regarding such member (the “Governing Documents Deliverables”);

(c) Within 30 days (or such longer period as may be determined by Agent in its sole discretion) after the Closing Date, Agent shall have received duly executed and delivered Controlled Account Agreements (as defined in the Security Agreement) with respect to the Grantors’ Deposit Accounts and Securities Accounts except to the extent excused by Section 6.11 of the Agreement, in each case, in form and substance reasonably satisfactory to Agent (the “Controlled Account Agreement Deliverables”);

(d) Within 30 days (or such longer period as may be determined by Agent in its sole discretion) after the Closing Date, Agent shall have received duly executed and delivered Control Agreements, to the extent required under Section 6.11 of the Agreement, in each case, in form and substance reasonably satisfactory to Agent (the “Control Agreement Deliverables”);

(e) Within 30 days (or such longer period as may be determined by Agent in its sole discretion) after the Closing Date (the “Valuation Date”), Agent shall have received a schedule setting forth all vehicles and rolling stock owned by each of the Grantors (as defined in the Security Agreement) as of the date of delivery thereof, together with an indication of the book value of each such vehicle and each such rolling stock, as required by Section 6(m)(i) of the Security Agreement (the “Vehicle List Deliverable”); and

(f) If either (A) any Financial Covenant Period has commenced and is continuing or (B) an Event of Default has occurred and is continuing, to the extent required by Agent, within 60 days (or such longer period as may be determined by Agent in its sole discretion) after the written request of Agent, Grantors shall have used commercially reasonable efforts to provide Agent with a first priority perfected security interest in such vehicles and rolling stock; provided, however, that Grantors shall not be required to comply with this clause (f) with respect to any vehicle or rolling stock, as applicable, if the costs to Grantors of compliance with this clause (f) are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and the Lenders of obtaining such first priority perfected security interest on such vehicle or rolling stock, as applicable (“Vehicle Deliverables”).

For avoidance of doubt, any obligations set forth herein relate solely to the Stock Related Deliverables, the Governing Documents Deliverables, the Controlled Account Deliverables, the Control Agreement Deliverables, the Vehicle List Deliverable, and the Vehicle and Rolling Stock Deliverables (collectively, the “Schedule 3.6 Deliverables”) that exist as of the Closing Date. To the extent that any Schedule 3.6 Deliverables are acquired after the Closing Date, the Agreement rather than this Schedule 3.6 shall control.

In the event of any conflict between the provisions of the Agreement and this Schedule 3.6 with respect to the date of delivery of the Schedule 3.6 Deliverables as of the Closing Date, this Schedule 3.6 shall control.

SCHEDULE 4.1(b)

REPURCHASE AND SIMILAR OBLIGATIONS WITH RESPECT TO CAPITAL STOCK AND CONVERTIBLE OR EXCHANGEABLE SECURITIES OF PARENT

None.

[Schedule 4.1(b) to Credit Agreement]

SCHEDULE 4.1(c)

CAPITALIZATION OF RESTRICTED SUBSIDIARIES OF PARENT

Entity Name	Equity Interest	Authorized	Holder

Coleman Floor, LLC	100% of membership interests	N/A	Stock Building Supply Holdings, LLC

SBS Construction Holdings, LLC	100% of membership interests	N/A	Stock Building Supply Holdings, LLC

SBS Construction Services of New Mexico, LLC	100% of membership interests	N/A	SBS Construction Holdings, LLC

Stock Building Supply, LLC	100% of membership interests	N/A	Stock Building Supply Holdings, LLC

Stock Building Supply Holdings, LLC	100% of membership interests	N/A	Stock Building Supply Holdings II, LLC

Stock Building Supply Midwest, LLC	100% of membership interests	N/A	Stock Building Supply, LLC

Stock Building Supply of Florida, LLC	100% of membership interests	N/A	Stock Building Supply Holdings, LLC

Stock Building Supply of Texas, LLC	100% of membership interests	N/A	Stock Building Supply West, LLC

Stock Building Supply West, LLC	100% of membership interests	N/A	Stock Building Supply Holdings, LLC

[Schedule 4.1(c) to Credit Agreement]

SCHEDULE 4.6(a)

STATES OF ORGANIZATION

Entity Name	State

Coleman Floor, LLC	Delaware

SBS Construction Holdings, LLC	Virginia

SBS Construction Services of New Mexico, LLC	Delaware

Stock Building Supply, LLC	North Carolina

Stock Building Supply Holdings, LLC	Virginia

Stock Building Supply Holdings II, LLC	Delaware

Stock Building Supply Midwest, LLC	Delaware

Stock Building Supply of Florida, LLC	Florida

Stock Building Supply of Texas, LLC	Delaware

Stock Building Supply West, LLC	Utah

[Schedule 4.6(a) to Credit Agreement]

SCHEDULE 4.6(b)

CHIEF EXECUTIVE OFFICES

Entity Name	Street Address	City	State	Zip Code

Coleman Floor, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

SBS Construction Holdings, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

SBS Construction Services of New Mexico, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply Holdings, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply Holdings II, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply Midwest, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply of Florida, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply of Texas, LLC	8020 Arco Corporate Drive	Raleigh	NC	27617

Stock Building Supply West, LLC	1843 West 4000 South	Roy	UT	84067

[Schedule 4.6(b) to Credit Agreement]

SCHEDULE 4.6(c)

ORGANIZATIONAL IDENTIFICATION NUMBER

Entity Name	FEIN	State	State ID Number

Coleman Floor, LLC	36-2605373	Delaware	090619699

SBS Construction Holdings, LLC	20-3045488	Virginia	S156416-2

SBS Construction Services of New Mexico, LLC	26-1362024	Delaware	090627505

Stock Building Supply, LLC	56-0163330	North Carolina	0022136

Stock Building Supply Holdings, LLC	56-1863532	Virginia	S286078-3

Stock Building Supply Holdings II, LLC	27-0430100	Delaware	090643001

Stock Building Supply Midwest, LLC	38-3472545	Delaware	090627527

Stock Building Supply of Florida, LLC	59-0353120	Florida	L09000019394

Stock Building Supply of Texas, LLC	26-0404554	Delaware	090627538

Stock Building Supply West, LLC	87-0111430	Utah	551154-0160

[Schedule 4.6(c) to Credit Agreement]

SCHEDULE 4.6(d)

COMMERCIAL TORT CLAIMS

Claimant	Jurisdiction	Status
In re: OSB Antitrust Litigation, 06-826(PD) (All Borrower entities)	E.D. Pa. (federal court)

The Borrowers are Claimants in a class action settlement relating to violations of the antitrust laws by certain manufacturers of oriented-strand board (“OSB”). The case has been settled and the borrowers are working with the claims administrator to ensure a proper allocation of the settlement proceeds.

The Borrowers submitted a claim to the claims administrator and filed a supplement. The Borrowers are not aware of the aggregate amount of the settlement but expect it will exceed $1,000,000.

Stock Building Supply of Texas, LLC	C.D. Texas (federal court)	Stock Building Supply of Texas, LLC is a party to two litigated claims in Texas with Ray-Mart, Inc. d/b/a Tri-Supply. The matters relate to claims by Stock against Tri-Supply for, among other things, violations of the unfair and deceptive trade practices laws and tortious interference with an employment relationship. One claim is on remand in federal court in Waco after a favorable ruling by the U.S. Court of Appeals, 5th Circuit and the other is a matter filed by Tri-Supply against Stock Building Supply of Texas, LLC in state court in Beaumont. The company agreed to settle both matters for $100,000 prior to May 6, 2009 but the company has not been able to fully resolve the matter due to the pendency of the bankruptcy case.

[Schedule 4.6(d) to Credit Agreement]

SCHEDULE 4.7(b)

LITIGATION

Note: Claims noted has insured below have multiple excess, layers of insurance coverage on top of the primary layer, and none of these covered claims are expected to exceed this coverage.

Shannon Dunn, individually, and as Administratrix of the Estate of Jeanette Nicole Dunn, deceased v. Stock Building Supply, Inc., et al. (State Court). This is a wrongful death lawsuit pending in Cobb County, Georgia. The plaintiff alleges that on May 15, 2006, Jeanette Dunn, the decedent, was driving her SUV on an interstate highway in Georgia when a truck alleged to be owned by the Company abruptly changed lanes in front of Dunn, causing her to steer to the right and lose control of her vehicle. Dunn’s SUV then allegedly crossed the median and collided head-on with a tractor-trailer truck owned by codefendant Piedmont Express and driven by its employee Darryl Wayne Hurt. Dunn died as a result of the collision. She was 19 years old, single, and without children. Eyewitness testimony differs on whether the truck that allegedly caused Dunn’s accident was a Company owner vehicle. The alleged driver of the truck has not been identified. Discovery has concluded, and the trial court denied all motions for summary judgment except Piedmont’s motion to dismiss the punitive damages claim against it. The Borrower drafted a petition for discretionary review to be filed in the Georgia Court of Appeals, in which the Company will seek reversal of the trial court’s denial of its summary judgment motion. On May 18, 2009, the Georgia Court of Appeals sua sponte issued an Order dismissing Stock’s application for interlocutory appeal, without prejudice, due to the May 6 bankruptcy. As a result, the case was effectively returned to the trial court which may, upon the lifting of the bankruptcy stay, “vacate and re-enter the summary judgment order” and “enter another certificate of immediate review.” At that time, the Borrower will be entitled to re-file with the Court of Appeals its application for interlocutory review of the trial court’s order denying Stock’s motion for summary judgment on the issues of liability and punitive damages. The maximum exposure on the matter could exceed $750,000. There is insurance coverage applicable to this claim.

Christine Michelle Morales v. Stock Building Supply, Inc., et al. (State Court). This personal injury lawsuit arises from an automobile accident that occurred on November 8, 2006, in Prince William County, Virginia. The plaintiff alleges that the one of the Borrower’s employees and codefendant, Larry W. Balderson, Jr., negligently operated one of the Borrowers’ vehicles by disregarding a red light and proceeding into an intersection where he collided with the plaintiff’s vehicle on the driver’s side. She allegedly suffered a traumatic brain injury. The plaintiff alleges that Balderson received a traffic citation for failing to obey a highway signal, to which he allegedly pled guilty. The plaintiff seeks to hold the Borrower liable under the doctrine of vicarious liability. She requests a judgment in the amount of $2 million, plus interest from November 8, 2006. The case is in the discovery stage. On June 5, 2009, the court entered a Consent Order staying this case in its entirety, including as to individual defendant Larry Balderson, until the lifting of the automatic stay in bankruptcy. There is insurance coverage applicable to this claim.

Steve Powell as Conservator and Legal Guardian of Incapacitated Adult Shane Powell v. Stock Building Supply, Inc., et al. (State Court). This is a personal injury lawsuit filed in Greenville, South Carolina. The plaintiff alleges that on September 17, 2008, Stock employee-codefendant Larry Joe Scott was driving his 1993 Chevrolet truck and negligently turned left in front of Shane Powell who was riding on his motorcycle, causing Powell to strike the truck and to be thrown from the motorcycle. The plaintiff allegedly suffered serious and permanent injuries, and seeks to hold Stock liable for Scott’s allegedly negligence under the doctrine of vicarious liability. It is unclear whether Scott was acting in the course and scope of his employment at the time of the accident, or merely traveling to work from his home. The case is in the pleadings stage and the Borrower is unable to accurately project a maximum exposure. There is insurance coverage applicable to this claim.

[Schedule 4.7(b) to Credit Agreement]

Louis G. Sirois v. Stock Building Supply, Inc. (State Court). This personal injury lawsuit arises from an automobile accident that occurred on February 23, 2006, in Wake County, North Carolina. The plaintiff alleges that he suffered a traumatic brain injury and other injuries. He asserts he was injured when an improperly secured 2” x 10” x 30’ piece of lumber protruding from the rear of a Borrower’s vehicle being operated by a Borrower’s employee dislodged as a result of a rear-end impact and then crashed through the plaintiff’s windshield, striking the plaintiff about the head and face. The plaintiff alleges that the Borrower’s employee was negligent in failing to secure the lumber and that the Borrower is liable under the doctrine of respondeat superior. On or about March 24, 2009, the plaintiffs dismissed this case without prejudice, allegedly because Sirois recently had another surgery and is expected to have several more surgeries. Under North Carolina law, the plaintiffs have one year from dismissal to refile the lawsuit. The company is unable to accurately project a maximum exposure on this matter. There is insurance coverage applicable to this claim.

Board of Managers of Roseglen Condominium Associates v. Coleman Floor Company, et al (now known as Coleman Floor, LLC). (State Court). This is a construction defect lawsuit filed in Lake County, Illinois. The plaintiff alleges defective workmanship, water damage, and mold damage at a 12- building, 62-unit residential condominium development known as Roseglen Condominiums. On behalf of the unit owners, the Board alleges that Stock (f/d/b/a Coleman Floor Company) and other subcontractors negligently installed flashing and building paper in areas of brick panels at the project. Stock has tendered the lawsuit to Coleman Floor’s pre-acquisition insurance carrier for defense and indemnity, and is awaiting the response of The Hartford Insurance Company. The case is in the pleadings stage. The plaintiff has asserted total damages in excess of $1,000,000 against multiple defendants but the Borrower is unable to accurately project a maximum exposure.

Cassia at Vasari Condominium Association, Inc. v. Stock Building Supply, Inc. (Potential Construction Defect Lawsuit). Media reports, homeowner claims, and class action lawsuits filed recently allege that “Chinese drywall” manufactured in Tianjin, China, and subsequently imported into the United States during the housing boom from 2004-2006 is defective and must be replaced in potentially thousands of residential properties. Knauf Plasterboard Tianjin Co. Ltd. of China manufactured the drywall. Presently, the controversy is most prevalent in the State of Florida but reports suggest the Chinese drywall also was sold in other states. Generally, homeowners have complained about the presence of a sulfur odor and have alleged that the fumes from the Chinese drywall are corroding air conditioner coils, computer wiring, metal picture frames, etc. The Borrower recently received a Notice of Claim from a Condominium Association alleging Chinese drywall problems in two condominium buildings at a complex known as Cassia at Vasari in Bonita Springs, Florida. The Notice states that the Association is commissioning a full investigation of all condominium buildings to assess potential damages, and it has requested that the Company provide a comprehensive plan to remedy the alleged defects caused by the Chinese drywall. The Borrower served as a Chinese drywall distributor in Florida during the relevant time period, and is investigating the scope of its sale of Chinese drywall and its legal remedies against the brokers and/or manufacturers of the Chinese drywall. The Borrower has not received service of process joining it as a party to any pending lawsuits. The Borrower has placed its Chinese drywall suppliers on notice that it intends to seek defense and indemnification for all claims and lawsuits asserted against the Borrower. The Borrower has placed its insurance carrier on notice of the claim and is awaiting a coverage determination.

Keith Baker and Linda Leri, Husband and Wife, v. Stock Building Supply (Potential Construction Defect Lawsuit). The Borrower has been served with a Notice of Claim by counsel for Keith Baker and Linda Leri relating to their home at 12077 Honeysuckle Road, Fort Myers, Florida.

[Schedule 4.7(b) to Credit Agreement]

Counsel for Aubuchon Homes, Inc. allegedly acted as the general contractor on the job and has also served the Company with a Notice of Claim. RJL Drywall, Inc. allegedly purchased the drywall at issue from the Borrower and The Main Street America Group, insurance carrier for RJL, has placed the Borrower on notice of RJL’s claim. The notice of claim alleges that RJL installed Chinese drywall throughout the house and that the homeowners have suffered from property damage (potential corrosion of air conditioner coils, appliances, computer wiring, metal picture framers, jewelry, etc.). In addition, the homeowners complain of a “rotten egg” smell and cite health concerns. The Borrower served as a Chinese drywall distributor in Florida during the relevant time period, and is investigating the scope of its sale of Chinese drywall and its legal remedies against the brokers and/or manufacturers of the Chinese drywall. The Borrower has not received service of process joining it as a party to any pending lawsuits. The Borrower has placed its Chinese drywall suppliers on notice that it intends to seek defense and indemnification for all claims and lawsuits asserted against the Borrower. The company has tendered the matter to applicable insurance carriers and is awaiting a response.

U.S. Consumer Products Safety Commission and Florida Attorney General. On May 20, 2009, Stock received a letter from the U.S. Consumer Products Safety Commission stating that the Commission is investigating reports that Chinese drywall corrodes metal components in homes and causes various health problems to the occupants. Stock obtained an extension of time though June 18, 2009, in which provide information and produce documents relating to Stock’s importation, sale, and/or distribution of Chinese drywall between 2004-2009. Stock has served its response on the Commission. In addition, on June 22, 2009, the Florida Attorney General’s Office contacted Stock to inquire about its knowledge and involvement in the Chinese drywall problems and requested that Stock provide certain information and documentation. Stock will comply promptly with the request. The inquiry from the CPSC is merely a request for information at this point and there has been no claim asserted by it against Stock which would be insurable. The company has not tendered this matter to its insurance carrier given the matter is a governmental inquiry rather than a litigated action.

John King v. Stock Building Supply (Potential Construction Defect Lawsuit). Mr. John King is a former customer of the Company’s Fort Myers, Florida location and complains that is having problems with Chinese drywall supplied by the Borrower. The Borrower has not been served with a statutory notice of claim and will attempt to resolve the matter short of such notice. The company has referred the matter to applicable insurance carriers and is awaiting a response.

Bob Santimauro v. Stock Building Supply (Potential Construction Defect Lawsuit). Mr. Santimauro owns a home at 22220 Red Laurel Lane, Estero, Florida 33928. He purchased the home from builder Breakwater Homes and Breakwater contracted with South Florida Custom Homes to install drywall. Santimauro has not filed a Chapter 558 Statutory Notice of Claim against the Borrower. However, he asserts that the Borrower supplied the drywall to his home, he is unsure of whether it is Chinese drywall and he alleges corrosion of copper wiring and coiling in his home. Santimauro has merely requested invoices and information from the company and no claim has been filed. The company has referred the matter to applicable insurance carriers and is awaiting a response.

South Florida Custom Trim, Inc. v. Stock Building Supply (Potential Construction Defect Lawsuit). On June 9, 2009, an insurance adjuster for Nationwide Mutual Insurance Borrower served notice on Stock, apparently pursuant to Chapter 558, Florida Statutes, relating to Stock’s alleged sale and installation of Chinese drywall in the home of Brett and Wendy Avner, 18020 Via Bellamare Lane, Miromar Lakes, Florida. Cornerstone Developers, Inc. reportedly served as the general contractor of the home. South Florida Custom Trim reportedly purchased the drywall from Stock. The insurance adjuster asserted that inspections and testing confirmed the presence of Chinese drywall in the Avner home. Nationwide produced an invoice allegedly relating to its insured’s purchase of drywall from Stock for the Avner home. In addition, see the requests of the U.S. Consumer Products Safety Commission and the Florida Attorney General’s Office as described above in the Cassia at Vasari matter. The company is awaiting a coverage determination from its insurance carrier.

[Schedule 4.7(b) to Credit Agreement]

CFC Residential Constructors, Inc. CFC v. Stock Building Supply ((Potential Construction Defect Lawsuit). CFC Residential Constructors, Inc. (CFC), the general contractor, has withheld approximately $1.1 million as retainage on two separate projects in the Colorado mountains, Sunray Meadows Phase II in Steamboat Springs, Colorado, and River Park Condominium Development in New Castle, Colorado. CFC has withheld payment of the funds because Stock allegedly provided defective exterior vertical siding on the two projects. CFC alleges that Stock agreed to provide exterior siding that had been primed on all edges but failed to do so. Stock reportedly provided pre-primed siding, but during the installation process the tradesmen apparently cut the siding to make it fit (which left certain siding unprimed on certain edges). No lawsuit has been filed and the parties are in negotiations to resolve their dispute. If negotiations fail, litigation will likely ensue. The company has insurance coverage applicable to this claim.

Daniel Kennedy et al. v. Stock Building Supply, Inc., et al. (State Court). This is a construction defect lawsuit pending in Fulton County, Georgia. The plaintiffs allege that on May 23, 2007, they contracted with Euro Homes, Inc., the general contractor, to build them a home in Georgia. They allege that the builder, subcontractors, and suppliers performed their work in an unworkmanlike manner and in violation of applicable building codes, and that they have retained an engineer to prove their damages. They allege that the structural flaws and negligent construction are so severe that it is impossible to effectively remedy the flaws and complete construction of the property in a workmanlike manner. They allege that Euro Homes hired the Company to design and install structural components for the floor and roof systems, to select and install the windows, and to install house wrap. They also allege that the Borrower filed an improper lien against the property. They have asserted claims for negligence, breach of contract, breach of warranties, fraud, misrepresentation, and slander of title, among others. The plaintiffs assert total damages in excess of $750,000 but the case is in the discovery stage and the Borrower is unable to make an accurate projection of maximum exposure. The company has insurance coverage applicable to this claim.

Kenneth May, et al. v. Stock Building Supply, Inc., et al. (State Court). This is a construction defect lawsuit pending in Dallas County, Texas. The plaintiffs sued the builder, Stock, and other subcontractors and suppliers alleging negligent construction of a new home. The plaintiffs allege that the Company negligently installed the house framing in violation of industry standards and contrary to the engineer’s design of the foundation, causing excessive floor deflection and related damages. The case is in the discovery stage and the Borrower is unable to accurately project a maximum exposure. However, the Borrower believes the maximum exposure could exceed $750,000. The company has insurance coverage applicable to this claim.

John Tate, et al./USAA v. Stock Building Supply, Inc., et al. (State Court). This lawsuit arises from a fire on February 28, 2009, at a home owned by John and Holly Tate, near Lewisville, North Carolina. The lawsuit was filed by the Tates’ insurer, as subrogee, seeking to recover amounts paid under its insurance policy for fire damages. USAA has already adjusted and paid the loss on the house (estimated value was over $3 million), and is in the process of adjusting the contents (apparently including expensive artwork and collectibles) and other losses. The lawsuit alleges that an Isokern fireplace assembly sold by Stock, and installed by Stock’s agents, caused the fire. Claims asserted against Stock are based upon negligence theories. The case is in the discovery stage. The Borrower is not able to project a maximum exposure in this case because of the procedural stage. The company has insurance applicable to this claim.

[Schedule 4.7(b) to Credit Agreement]

Shawn Noffsinger v. Stock Building Supply, Inc., et al. (State Court). This is a premises liability/personal injury lawsuit pending in Cook County, Illinois. The plaintiff alleges that on or about February 13, 2006, he sustained injuries when a nylon strap holding a bundle of 33 trusses previously delivered by the Company or its predecessor broke, and the bundle fell on him. He was working at a construction site known as Trafalgar Square and was employed by a carpentry subcontractor, Lenny Szarek, Inc., who had purchased the trusses from the Company. The plaintiff first filed suit against Concord Homes, the general contractor of the town home development, and subsequently filed an amended complaint adding the Company and Seigle’s Inc. (a predecessor business that sold assets to the Company) as defendants. He claims the Company and Seigle’s negligently delivered and unloaded the bundle of trusses at the construction site and that their negligence caused him severe and permanent injuries. Seigle’s was dismissed from the case. The case is in the discovery stage. The Borrower believes it is possible that that maximum exposure could exceed $1,000,000. There is insurance coverage applicable to this claim.

Vickie Warren v. Stock Building Supply West, Inc., et al. (State Court). This is a personal injury, asbestos lawsuit pending in Salt Lake City, Utah. The plaintiff alleges asbestos exposure at some point from her birth in 1950 through her alleged diagnosis of mesothelioma on or about July 2007. She claims that exposure to asbestos and asbestos-containing products caused severe and permanent injury, including breathing difficulties, asbestosis, lung and/or other cancer, terminal mesothelioma, and/or other lung damage. The Company (formerly d/b/a Anderson Lumber Company) is alleged to have been involved somewhere in the distribution or exposure chain. The Company tendered this case to the prior owners of the business (Anderson Lumber Company), as well as their insurance carriers, for defense and indemnity, and the insurance carriers accepted the tender. Negotiations are currently underway as to settlement among the plaintiff, the Company, and the pre-acquisition insurance carriers. The Company also has filed a motion for partial summary judgment on the key causes of action, which is pending and awaiting oral argument. The case is in the discovery stage, for expert depositions.

Fairmont Management Company, Inc., et al. v. Stock Building Supply, Inc., et al. (State Court). This is a lawsuit pending in Marion County, Indiana, alleging fraud and breach of a purchase agreement, among other things. Fairmont Management Company (“FM”) alleges that on October 27, 2006, it and defendant Davis Wholesale executed a purchase agreement for property located at 2702 Tibbs Avenue in Indianapolis, Indiana, which was being leased by the Company. FM claims that between October 2006 and January 2007 it performed due diligence preparatory to purchasing the property. FM alleges that between October 2006 and January 2007, the Company and Wolseley plc decided to close the Tibbs Avenue property but failed to disclose that fact to FM until February 16, 2007. FM asserts that the Company’s plant manager misrepresented that the facility was being “re-tooled” despite knowing that it was being closed, and that the Company’s officers also misrepresented that the facility was “open for business” although both the Company and Davis Wholesale knew that the property would close. FM alleges that it selected a special financing arrangement with its lender, Wells Fargo Bank, based on verbal and written representations that business would continue at the property, and that FM would have negotiated different terms with Wells Fargo if the Company and Davis Wholesale had disclosed that the property would be closed. FM also claims that Wells Fargo would not have approved the “conduit loan” had it known the property would be closed. The plaintiffs have asserted numerous equitable, tort, and contract-based causes of action. The case is in the discovery stage. The Borrower does not have insurance applicable to this claim. The plaintiffs have asserted $3 million in damages but the Borrower does not believe it is able to accurately project a maximum exposure.

[Schedule 4.7(b) to Credit Agreement]

WORKERS COMPENSATION

Esteban Barrios v. Stock Building Supply, Inc. (excess carrier claim) This litigated WC claim arises from work injuries on December 21, 2000 and June 4, 2001 in Los Angeles, California. The plaintiff alleges that as a result of his employment he suffered a CT injury to his back, neck, head, bilateral extremities, and nervous system due to continuous trauma as well as bilateral hernias from pushing and pulling. His attorney further alleges that as a result of above stated injuries the plaintiff is 100% disabled. We are currently in settlement negotiations. The current settlement authority is $800,000. This matter is insured and the workers compensation carrier (primary and excess) has responded. The company understands the excess insurance carrier has authorized $800,000 in to settle the case.

Luis Hernandez v. Stock Building Supply, Inc. (excess carrier claim) This litigated WC claim arises from a work injury on December 5, 2001 in Northridge California. The plaintiff suffered an injury to his back while lifting lumber. On August 22, 2002 his claim was amended to include psyche. The case settled for $420,500 on February 18, 2009. Medicare Set Aside documents are being prepared. Medicare Set Aside could result in additional claim amounts.

Ted Theis v. Stock Building Supply, Inc (excess carrier claim) This WC claim arises from a work injury on September 17, 2009 in Green Bay, Wisconsin. The plaintiff suffered a severe closed head injury involving visual and verbal impairment after falling from racking. The plaintiff has been deemed permanently and totally disabled and will be receiving lifetime benefits. The expected cost of this claim is $3,807,025 + any additional medical treatment bills. In Wisconsin medical expenses cannot be settled full and final. The claimant is represented but there is no active litigation. The company has insurance coverage applicable to this claim.

Christopher Reed v. Carolina Builders, Inc (excess carrier claim) This litigated WC claim arises from a work related injury on June 26, 1998 in Raleigh, North Carolina. The plaintiff suffered severe injuries to his jaw, nose, head, back and shoulder caused by a rack falling loaded with product. The claim is complicated by psych issues. He is currently collecting Social security Disability benefits. A settlement continues to be negotiated with plaintiff attorney and a Medicare Set Aside evaluation has been done in anticipation of said settlement. The current incurred value of this claim is $1,773,927. The company has insurance coverage applicable to this claim.

Gerald Agdeppa v. Stock Building Supply, LLC This potential GL claim arises from a materials unloading incident that occurred at our Albuquerque, New Mexico facility involving a vendor trucking company employee that was seriously injured by a load falling from his truck onto his legs. Claimant is represented but no formal lawsuit has been filed. Minimal reserves have been put up by the carrier but we are still in the investigation stages. The potential cost of this claim could reach the excess layer of coverage. The company has insurance coverage applicable to this claim.

[Schedule 4.7(b) to Credit Agreement]

SCHEDULE 4.11

EMPLOYEE BENEFIT PLANS

Local Union 786 Building Materials Pension Fund

Chicago Tile Institute Pension Plan

Bricklayers and Trowel Trades International Pension Fund

Ceramic Tile and Terrazo Local 67 - Annuity Plan

Chicago Regional Council of Carpenters Pension Fund

C.T.I. Welfare Fund

Suburban Teamsters of Northern Illinois Health and Welfare Fund

Building Material Chauffeurs, Teamsters and Helpers Welfare Fund of Chicago

Chicago Regional Council of Carpenters Health & Welfare Fund

[Schedule 4.11 to Credit Agreement]

SCHEDULE 4.15

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

SECURITIES ACCOUNT

Bank	Bank Address	Accountholder	Account Number*
Wachovia	1023 East Cary Street VA9615 Richmond, VA 23221	STOCK BUILDING SUPPLY, LLC

DEPOSIT ACCOUNTS

Bank of America, One Commercial Plaza, Norfolk, VA 23510

Account Holder	Account Number*
Stock Building Supply, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

Chevy Chase Bank, 7501 Wisconsin Avenue, Bethesda, MD 20814

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Citibank, N.A., One Penn’s Way, New Castle, DE 19720

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

Deforest/Morrisonville-DMB, 321 N Main St, Deforest, WI 53532-0419

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

FC Stone, 141 W Jackson Blvd., Suite 1730, Chicago, IL 60604-2996

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

Fifth Third, Fifth Third Center 38 Fountain Square Plaza, MD 10905E, Cincinnati, OH 45202

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

First Southwest, 720 Main St., PO Box 1139, Alamosa, CO 81101

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

JP Morgan Chase, 120 LaSalle Street, Chicago, IL 60603

Account Holder	Account Number*
COLEMAN FLOOR, LLC

COLEMAN FLOOR, LLC

COLEMAN FLOOR, LLC

COLEMAN FLOOR, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

COLEMAN FLOOR, LLC

M&I Bank Fox Valley, 1200 Commerce Place, Plover, WI 54467

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

M&I Mid-State Bank, 1200 Commerce Place, Plover, WI 54467

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

National Bank of Delaware, 131-133 Delaware Street, Walton, NY 13856

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

US Bank, 425 Walnut Street, 14th Floor, Cincinnati, OH 45202

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

Wachovia, 1021 East Cary Street, VA9615, Richmond, VA 23219

Account Holder	Account Number*
STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY OF FLORIDA, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

Stock Building Supply, LLC

Wells Fargo, 7000 Central Parkway, Suite 600, Atlanta, GA 30328

Account Holder	Account Number*
SBS Construction Holdings, LLC

SBS Construction Holdings, LLC

SBS Construction Holdings, LLC

SBS Construction Holdings, LLC

SBS Construction Holdings, LLC

SBS CONSTRUCTION SERVICES OF NEW MEXICO, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY MIDWEST, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY OF TEXAS, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY WEST, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

SBS Construction Holdings, LLC

Wilbur National Bank, 245 Main Street, Oneonta, NY 13820-0430

Account Holder	Account Number*
STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

STOCK BUILDING SUPPLY, LLC

*	Account numbers have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[Schedule 4.15 to Credit Agreement]

SCHEDULE 4.17

MATERIAL CONTRACTS

MANAGEMENT SERVICES AGREEMENTS

Management Services Agreement, dated effective as of May 4, 2009, by and between Wolseley Investments North America, Inc., a Virginia corporation and Saturn Acquisition Holdings, LLC, a Delaware limited liability company

Management Services Agreement, dated effective as of May 4, 2009, by and between The Gores Group, LLC, a Delaware limited liability company, and Saturn Acquisition Holdings, LLC, a Delaware limited liability company

Professional Services Agreement, dated as of May 5, 2009, by and between Glendon Partners, Inc., a Delaware corporation, and Saturn Acquisition Holdings, LLC, a Delaware limited liability company

GORES ACQUISITION AGREEMENT

Restructuring and Investment Agreement, dated as of May 5, 2009, by and among Wolseley Investments North America, Inc., a Virginia corporation, Stock Building Supply Holdings, LLC, a Delaware limited liability company, and Saturn Acquisition Holdings, LLC, a Delaware limited liability company.

CONTINGENT PURCHASE PRICE (FROM ACQUISITIONS)

Purchase Agreement, dated June 30, 2005, between SBS Construction Holdings, LLC and The Kenneth D. Black and Michelle J. Black Family Trust, The Black Family Trust, The Black Family Limited Partnership, Johnson Manley Lumber Company, 2-K Holdings, LLC, Manley Family Holdings, LLC, K&K Lumber Sales, Inc., Thomas M. Kostelecky and Dean Kostelecky.

Purchase Agreement, dated May 2, 2006, between SBS Construction Holdings, LLC and Steve S. Menzies.

CUSTOMERS

Supply and Work Agreement by and between Pulte Purchasing Corporate and Stock Building Supply Holdings, LLC dated October 12, 2007.

Agreement by and between KB Home and Stock Building Supply, LLC dated May 19, 2005.

Master National Accounts Independent Contractor Agreement by and between DR Horton, Inc. and Stock Building Supply Holdings, LLC dated May 2, 2007.

Master Supply Agreement and Individual Product Agreement by and between Stock Building Supply Holdings, LLC and Lennar Corporation dated January 15, 2008.

[Schedule 4.17 to Credit Agreement]

OTHER

General Contract of Indemnity, effective February 4, 2008, between Travelers Casualty and Surety Company of America, St. Paul Fire and Marine Insurance Company and Wolseley plc, Ferguson Enterprises, Inc., Stock Building Supply Holdings, Inc., Stock Building Supply, Inc., Stock Building Supply West, Inc., Coleman Floor Company, Inc., JMB Denver, LLC, Hollow Metal Specialists, Inc.

NxTrend Technology, Inc. Software License, Maintenance and System Integration Agreement, dated February 28, 1998, between NxTrend Technology, Inc., and Carolina Holdings, Inc.

Merchant Services Bankcard Agreement, dated September 26, 2001, among Wachovia Bank, Wachovia Merchant Services, L.L.C. and Carolina Holdings, Inc., as assigned to SunTrust Merchant Services, LLC, effective October 1, 2002.

[Schedule 4.17 to Credit Agreement]

SCHEDULE 4.19

PERMITTED INDEBTEDNESS

Indebtedness under U.S. Bank Commercial Card Master Agreement, entered into by U.S. Bank National Association ND, as amended, restated, supplemented and otherwise modified from time to time

CONTINGENT PURCHASE PRICE (FROM ACQUISITIONS)

Purchase Agreement, dated June 30, 2005, between SBS Construction Holdings, LLC and The Kenneth D. Black and Michelle J. Black Family Trust, The Black Family Trust, The Black Family Limited Partnership, Johnson Manley Lumber Company, 2-K Holdings, LLC, Manley Family Holdings, LLC, K&K Lumber Sales, Inc., Thomas M. Kostelecky and Dean Kostelecky

Purchase Agreement, dated May 2, 2006, between SBS Construction Holdings, LLC and Steve S. Menzies

Agreement for the Purchase and Sale of Assets, dated as of February 1, 2008, between Precision Doors & Hardware, LLC, Stock Building Supply, Inc. and Precision Doors & Hardware, Inc., which has a maximum remaining liability of $4.7 million

CAPITAL LEASE

Lease Agreement, by and between Geico Corporation (d/b/a GE Fleet Services, as successor in interests to or Customer of CitiCapital Fleet, a Unit of CitiCapital Commercial Leasing Corporation) and Stock Building Supply Holdings, Inc., Stock Building Supply of Florida, Inc., Carolina Holdings Capital, Inc., Stock Building Supply West, Inc., Stock Building Supply of California, Inc., and Stock Building Supply Holdings and Carolina Holdings, Inc. (as amended, restated, supplemented and otherwise modified from time to time)

CROSS-INDEMNITY

General Contract of Indemnity, effective February 4, 2008, between Travelers Casualty and Surety Company of America, St. Paul Fire and Marine Insurance Company and Wolseley plc, Ferguson Enterprises, Inc., Stock Building Supply Holdings, Inc., Stock Building Supply, Inc., Stock Building Supply West, Inc., Coleman Floor Company, Inc., JMB Denver, LLC, Hollow Metal Specialists, Inc.

[Schedule 4.19 to Credit Agreement]

SCHEDULE 4.20

PAYMENT OF TAXES

STOCK BUILDING SUPPLY, LLC — STATE OF OHIO

The State of Ohio and Stock Building Supply, LLC has a dispute over franchise taxes. The state asserted the Borrower owed approximately $220,000 including taxes and penalties. The Borrower believes the state is willing to remove approximately $80,000 penalties. Stock sent in a check to the State of Ohio for $69,420 as an offer of compromise. If the state accepts the offer, the Borrower expects the matter will be resolved.

STOCK BUILDING SUPPLY OF TEXAS, LLC — CALCASIEU

The Internal Revenue Service (“IRS”) has assessed Stock Building Supply of Texas, LLC (“SBS Texas”) approximately $70,560 in unpaid payroll taxes. The assessment resulted from the SBS Texas’s acquisition of Calciseau Lumber Company in Texas. SBS Texas disputed the assessment through formal correspondence with the IRS, stating that the straddle periods in question relate to the former owner’s management of the business. The IRS has agreed to review the matter, but SBS Texas does not expect to receive a response for approximately 60 days after the Closing Date.

[Schedule 4.20 to Credit Agreement]

SCHEDULE 4.24

EMPLOYEE AND LABOR MATTERS

None.

[Schedule 4.24 to Credit Agreement]

SCHEDULE 4.30

LOCATIONS OF INVENTORY AND EQUIPMENT

Store	Street	City	State, Zip
6002	10 acres at Gowan Rd. and Bruce St.	Las Vegas	NV 89030

4344	1001 W. Mowry Drive	Homestead	FL 33030

4023	1001-C Reilly Rd. Industrial Park	Fayetteville	NC 28306

808	1007 Warm Springs Road	Ketchum	ID 83340

1153, 1154	101 and 145 South Genevia Road	Lindon	UT 84042

4411	101 Main Street	Sidney	NY 13838

1160	101 South Geneva Rd.	Lindon	UT 84042

4130	10280 Greenville Highway	Wellford	SC 29385

1502	10289 Airline Hwy	Saintrose	LA 70087

1636	10333 Papalote Suite 100	Houston	TX 77041

7604	1039 Northpoint Parkway	Acworth	GA 30102

4005	104 Highway 54 West Bypass	Carrboro	NC 27510

4037, 4054	10589 Redoubt Rd.	Manassas	VA 22312

4090, 4102	1060 Highway 66 South	Kernersville	NC 27284

4009, 4158	111 Military Cut Off Rd.	Wilmington	NC 28405

1614	1130 Blue Mound Rd.	Haslet	TX 76052

1236	1130 N Main Street	Bishop	CA 93514

6512	1152 Arbor Dr.	Romeoville	IL 60446

1219	1160 E. Thompson Blvd.	Ventura	CA 93001

4106	11609 Hord Dr.	Huntersville	NC 28078

699	117 West Vermijo Ave	Colorado Springs	CO 80903

4195	1175 South Park Drive	Kernersville	NC 27284

4403	1181 State Route 7	Richmondville	NY 12149

1303	119 Llano del Sur SE	Albuquerque	NM 87105

1220	1199 E. Thompson Blvd.	Ventura	CA 93001

4140	120 Pine Plains Road	Gaston	SC 29053

4017	1200 Stoney Ridge Rd.	Charlottesville	VA 22902

4316	12050 SE Shell Ave.	Hobe Sound	FL 33475

1208	12118 Pacific Ave.	MarVista	CA 90066

6024	1220 South Commerce Street	Las Vegas	NV 89102

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
4212	1220 W. White Rd.	Oakwood	GA 30566

1155	1224 West Stock Road	Ogden	UT 84401

4011	12290 Cleveland Rd.	Gamer	NC 27529

1654	1243 E. Business Hwy 83	Mission	TX 78572

4137	125 Outlet Point Blvd	Columbia	SC 29418

4145	127 Production Drive	Yorktown	VA 23693

1213	12827 Rangoon Street	Arleta	CA 91331

4111	1325 Veterans Rd.	Columbia	SC 29209

1405	1331 Davis Rd.	Elgin	IL 60123

1420	1331 Davis Road	Elgin	IL 60188

998, 1012, 1161	1333 West 9000 South	South Jordan	UT 84088

425, 426	13397 Britton Park Road	Fishers	IN 46038

4303	1341 NW 15th St.	Pompano Beach	FL 33069

603, 609, 650, 664, 665, 6050, 6055, 6059, 675	1355 W. 52nd Ave.	Denver	CO 80221-6411

4041	1361 Belman Rd.	Fredericksburg	VA 22401

4039	138 South Main Street	Milford	MA 2347

4052	14 Front St	Exeter	NH 3833

1615	1403 Slocum Street	Dallas	TX 75207

601	1403 Tremont Ave.	Alamosa	CO 81101

1630	14043 South Gessner	Missouri City	TX 77489

4142, 4150, 6518	144 McQueen Blvd.	Summerville	SC 29483

802	145 North Curtis Road	Boise	ID 83706

1410	1480 E New York Street	AURORA	IL 60507

412, 422	150 Hunter Station	Sellersburg	IN 47172

1633, 1635	1505 Porter Rd.	Conroe	TX 77301

1297	15451 San Fernando Mission Blvd. Suite 202	Mission Hills	CA 91345

4329, 4324, 4330	155 Dyson Rd.	Haines City	FL 33844

1156	1580 West 3860 South	Salt Lake City	UT 84119

1404	1600 Big Timber Rd. & 1140 N. McLean Blvd.	Elgin	IL 60123

4326	16090 Flightpath Drive	Brooksville	FL 34604

1631	1615 & 1610 Dart St.	Houston	TX 77007

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
720	1616 Windsor Rd	Rockford	IL 61111-4252

904	1617 W Hillfield Road	Layton	UT 84041

4116	1618 W. Jake Alexander Blvd	Salisbury	NC 28147

1411	1621 N. Clybourn Ave.	Chicago	IL 60614

1008	1640 North State Street	Orem	UT 84057

1152	1675 Pederson Street	Idaho Falls	ID 83402

4007	1701 N. Salem St.	Apex	NC 27502

4117, 4157	1716 Hustead Rd.	Conway	SC 29526

1018, 1164	1730 South 4711 West	Salt Lake City	UT 84104

709, 729	1735 Kramer Street	LaCrosse	WI 54603

708	1745 Moraine Terrace	Green Bay	WI 54303

908	1796 Prospector Ave.	ParkCity	UT 84060

497	1800 Button Lane	Lagrange	KY 40031

1656	1800 West Loop 335 South	Amarillo	TX 79109

4323, 4332	1803 7th Street SW	Winterhaven	FL 33880

1210	18260 Parthenia Street	Northridge	CA 91325-3304

715, 716	1827 & 1849 Hobbs Drive	Delavan	WI 53115

4128	1827 August Hwy	Lexington	SC 29072

1209	18300 Parthenia St.	Northridge	CA 91324

898, 9945, 999, 1199	1843 West 4000 South	Roy	UT 84067

1009	189 West 500 South	Provo	UT 84601

4072	1895 South Creek One	Powhatan	VA 23139

6502, 6599	1920 & 1930 North Thoreau Dr. Suite 100 & 155	Schaumburg	IL 60173

815	19207 E. Cataldo Ave.	Greenacres	WA 99016

721	1926 Sycamore Rd	DeKalb	IL 60115-2097

4413, 4414, 4424, 4497	193 Silver Sands Road	East Haven	CT 06512

6510	1930 N. Thoreau Dr. Suite 160	Schaumburg	IL 60173

551	19361 Tamarack St.	CEDAR	MN 55011

701, 3507	1990 Larsen Road	Green Bay	WI 54303-0007

4335	19900 Independence Blvd.	Groveland	FL 34736

4419	2 Turnberry Ln.	Newtown	CT 06482

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
4126, 4127	200 Flintlake Rd.	Columbia	SC 29223

4123	2000 Spartanburg Highway	Hendersonville	NC 28792

1215	2000 Tapo St.	Simi Valley	CA 93063

4056	2035 State Rd.	CampHill	PA 17011

4207	205 Bohannon Road	Fairburn	GA 30213

4132	205 Chapman Road	Anderson	SC 29625

106, 225	2055 Haggerty Rd.	Walled Lake	MI 48390

725	2200 Hwy B.	Plover	WI 54467

4031, 7607, 9726	2201-118 South Wilmington St.	Raleigh	NC 27603

704	222 North Lilas Drive	Appleton	WI 54914

1643, 1640	2250 Chipley Circle	San Antonio	TX 78217

1214, 1225	23126 Drayton St.	Saugus	CA 91350

1604	2400 Chisholm Trail	Round Rock	TX 70681

4029	2402 E Cumberland St	Lebanon	PA 17042

4327	2445 West Airport Blvd.	Sanford	FL 32771

4108, 4174	245 Forrester Dr.	Greenville	SC 29607

110, 122, 151, 199	24700 Wood Court	Macomb	MI 48042

1610	2502 McKinney Street	Melissa	TX 75454

1409	255 & 270 Industrial Dr.	Hampshire	IL 60140

1017	2565 S. 300 West	SaltLakeCity	UT 84115

1157	269 North 3050 East	St George	UT 84790

1617	2701 Regent Blvd Suite 200	DFW Irving	TX 75261

1612	2701 Regent Blvd.	DFW Airport	TX 75261

419	271 Tierney Way	Winchester	KY 40391

4318	2722 Apopka Blvd	Orlando	FL 32703

1619	2770 Great SW Parkway	Grand Prairie	TX 75050

4425	28 Broadway St. Unit 5	Norwood	MA 2062

1203	2800 Barry Street	Camarillo	CA 93010

498, 423, 424	2801 N Morton St.	Franklin	IN 46131

4107, 4172	2816 Azalea Dr.	Charleston	SC 29405

4211, 4218	2865 Log Cabin Drive	Smyrna	GA 30080-7068

1198	290 Harris Road	Ogden	UT 84401

4328	291 Springview Commerce Dr.	Debary	FL 32713

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
511	2915 Waters Road	Eagan	MN 55121

4162	298 Harvey Faulk Road	Sanford	NC 27237

4114	2980 Mason Street	Monroe	NC 28110

4047	30 Slaymaker Hill Road	Kinzers	PA 17535

6507	300 Hatteras Ave	Clermont	FL 34711

4001, 4003, 4012, 4223	3000 Yonkers Rd.	Raleigh	NC 27604

818	305 2nd South	Pocatello	ID 83204

4006, 4159	310 South Lodge Street	Wilson	NC 27893-0367

7613	311 Central Rd.	Fredericksburg	VA 22401

707, 797, 9917	3110 Market Street	Green Bay	WI 54304

4086	3201 Industrial Drive	Sanford	NC 27332

1150	3210 East Amity Road	Boise	ID 83716

7656	3224 Spotswood Drive	Raleigh	NC 27615

4025, 4055	3246 Lincoln Highway East	Paradise	PA 17562

658	3250 Astrozon Blvd	Colorado Springs	CO 80910

1207	3250 San Fernando Road	Los Angeles	CA 90065

607	3270 Astrozon Blvd.	Colorado Springs	CO 80910

662	3270 Astrozon Blvd.	Colorado Springs	CO 80910

4088, 4092, 4093, 4147, 4192	3300 Business Center Drive	Chesapeake	VA 23323

4077	3356 Lincoln Highway East	Paradise	PA 17562

4317, 4331, 4333, 4356, 4358, 4391	3362 All American Blvd	Orlando	FL 32810

4202, 4215	3386 Lawrenceville Highway	Tucker	GA 30084

4203	339 Northpoint Pkwy	Acworth	GA 30102

4022	3491 Highway 9 East	Little River	SC 29566

512	3555 State Hwy 210	Baxter	MN 56425

4336	360 NW Enterprise Dr.	Port St. Lucie	FL 34986

4360	3601 Work Drive	Fort Myers	FL 33916

6005	3752 North Bruce St.	Las Vegas	NV 89101

1023	3781 South River Rd.	Saint George	UT 84790

1011	3850 South River Road/Fort Pierce Industrial Park	Saint George	UT 84790

6023	3925 North Pecos Road	North Las Vegas	NV 89031

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
1223, 1222	39531 N. 15th St. E.	Palmdale	CA 93550

4139	40 Freedom Ct.	Greer	SC 29650

722	40 Porter Dr.	Round Lake Park	IL 60073

1005	400 Front Street	Evanston	WY 82931

6503	400 Innovation Dr. Suite B	Morrisville	NC 27560

806	4000 Bombardier Ave	Idaho Falls	ID 83402

1694	4005 Banister Ln.	Austin	TX 78704

807	41 W. Reserve	Kalispell	MT 59901

6501	4101-A Barringer Dr.	Charlotte	NC 28217

4018, 4148	4111 Eubank Rd.	Richmond	VA 23231

1509	41347 South Range Road	Ponchatoula	LA 70454

4115	4190 Alligator Road	Timmonsville	SC 29161

6514	4274 Shackleford Rd. Suite B4	Norcross	GA 30093

410	432 W. Broad Street	New Castle	IN 47362

1218, 1245, 1246	43754 N DIVISION ST	Lancaster	CA 93535-4062

4412	44 West Street	Village of Walton	NY 13856

4304	440 Roberts Road	Oldsmar	FL 34677

4027, 4224	45 Mosswood Blvd.	Youngsville	NC 27596

1601, 1602, 1603, 1605, 1606, 1699	4501 Burleson Road	Austin	TX 78744

4083, 4168	4501 Hollins Ferry Road	Baltimore	MD 21227

9920, 9960	4505 Falls of the Neuse Rd.	Raleigh	NC 27609

4103, 4175	4575 Hampton Rd.	Clemmons	NC 27012

4315	460 NW Enterprise Dr.	Port St. Lucie	FL 34986

4340, 4366	4627 JP Hall Blvd.	Green Cove Springs	FL 32043

109, 117, 118, 150	46401 Erb Drive	Macomb	MI 48042

7611	4649 Lewis Rd.	Stone Mountain	GA 30083

4026	469 Otis Dr.	Pawleys Island	SC 29585

453	4710 Due Dr.	Cincinnati	OH 45246

4081	4734 Ready Branch Road Suite C	Winterville	NC 27858

719	4750 Highway 63	North Rochester	MN 55906

4079	4833 Nash St. NE	Wilson	NC 27896

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
7601	4841 Lamm Rd.	Wilson	NC 27893

1151	4975 Industrial Avenue	Coeurd’Alene	ID 83814

4432	498/500/504 Duansesburg Road	Schenectady	NY 12306

4030	50 West Stoever Avenue	Myerstown	PA 17067

4405, 4406, 4407	500 Duanesburg Rd.	Schenectady	NY 12306

1421	500 E. Kehoe Blvd.	Carol Stream	IL 60188

7603	5005 Smith Farm Rd.	Stallings	NC 28105

1205	505 E. Orange Show Rd.	San Bernardino	CA 92408

804	505 West Kathleen	Coeurd’Alene	ID 83814

4301, 4338	511 South Collins Street	Plant City	FL 33563

4021	521 Fire Tower Rd.	Winterville	NC 28590

4091	5240 Hwy. 96	Youngsville	NC 27596

4205	525 Marathon Pkwy	Lawrenceville	GA 30045

3511	5300 Recker Highway	WinterHaven	FL 33880

4314	5455 Dexter Rd.	Mangonia Park	FL 33407

4099	5510 Six Forks Rd. Suite 101	Raleigh	NC 27609

4193	5599 Kerwin Circle	Kernersville	NC 27012

4113	5600 Union Rd.	Gastonia	NC 28056

6006	5795 Rogers St.	Las Vegas	NV 89030

1304	5815 Edith Blvd. NE	Albuquerque	NM 87107

4060, 4070, 4071, 4082	582 South Egg Harbor Road	Hammonton	NJ 08037

1235	595 E Orange Show Rd	San Bernardino	CA 92408

1226	602 East Montecito St.	Santa Barbara	CA 93103

1613	603 South Wisteria Street	Mansfield	TX 76063

1655	6226 and 6116 Canyon Drive/6209 Star Lane	Amarillo	TX 79109

4045	6295-20 Edsall Rd.	Alexandria	VA 22312

4038	63 Bedford St.	Lakeville	MA 2347

711	6368 Lake Road	Windsor	WI 53598

4428	63B Bedford Street	Lakeville	MA 2347

909	64 North State Street	Preston	ID 83263

1202, 1212	640 N. Victory Blvd./161 W. Cypress - Lot 1	Burbank	CA 91502

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
4035	645 Mayo Rd.	Edgewater	MD 21037

4053	650 Pleasant St	Norwood	MA 2062

6509	651 Brigham Road	Greensboro	NC 27410

4034	651 Maddox Dr.	Culpepper	VA 22701

1204	6641 Santa Monica Blvd	Hollywood	CA 90038

6053, 6054, 6057	6700 Race St.	Denver	CO 80220

652	6700 Race St. & 2031-2035 East 66th Ave.	Denver	CO 80229

812	671 South Yellowstone Hwy 191	Rexburg	ID 83440

4059	6766 Wrightsville Ave Suite Q	Wrightsville Beach	NC 28403

1624	6801 66th Street	Lubbock	TX 79424

4004	6801 Mount Herman Church Road	Durham	NC 27705

1622	6801 West 66th St.	Lubbock	TX 79424

4057	6809 Bowmans Crossing	Frederick	MD 21703

1244, 1232, 1234	6923 Woodley Ave.	Van Nuys	CA 91406

1608	700 East St. Elmo Rd.	Austin	TX 78745

903	700 W. 100 S.	Heber City	UT 84032

4051	71 Dudley Rd	Sutton	MA 1590

4308, 4309, 4311	730 Hwy 231	Panama City	FL 32405

6505	7385 Commercial Cir.	FortPierce	FL 34951

4357	740 Apex Road	Sarasota	FL 34240

805	75 W. Little Ave.	Driggs	ID 83422

1301	7502 Mallard Way Ste D	SantaFe	NM 87507

4101	7601 Boeing Dr.	Greensboro	NC 27409

4043	763 James Madison Hwy	Warrenton	VA 20186

102	777 South Eton St.	Birmingham	MI 48009

606	78 Silicon Dr.	Pueblo	CO 81007

9996	7939 Country Brook Court	Springsboro	OH 45066

905	800 North 1000 West	Logan	UT 84321

1620	801 E. 40th St.	Lubbock	TX 79404

[Schedule 4.30 to Credit Agreement]

Store	Street	City	State, Zip
5901, 7903, 8997, 8999, 9701, 9702, 9724, 9901, 9902, 9904, 9935, 9948, 9949, 9952, 9953, 9976, 9992	8020 Arco Corporate Drive	Raleigh	NC 27617

902	81 North Main Street	Brigham City	UT 84302

4015	814 Chapman Way	Newport News	VA 23608

4133	820 Corporate Boulevard	Rock Hill	SC 29730

1302	8200 Jefferson NE	Albuquerque	NM 87113

1305	8316 Washington NE	Albuquerque	NM 87113

4122	8401 Planer Mill Road	Middlesex	NC 27557

6516	8444 Castlewood Dr. Suite 1400	Indianapolis	IN 46250

6504	8461 Virginia Meadows Dr.	Manassas	VA 20109

4105, 4129	8800 Monroe Rd.	Charlotte	NC 28212

713	915 Yankee Doodle Road	Eagan	MN 55121

513	925 Decatur Avenue N	Golden Valley	MN 55427

6064	9425 North Commerce	Kingman	AZ 86402

810	955 W Alameda	Pocatello	ID 83201

4321	9555 South US Hwy 1	Sebastian	FL 32958

4305	9824 Ideal Lane	Hudson	FL 34667

1641	9901 Doerr Lane	Schertz	TX 78154

1001	646 N. Aviation Way	Cedar City	UT 84720

4110	Fletcher Ind. Park 201A Old Airport Rd.	Fletcher	NC 28732

4134	Fletcher Ind. Park 25 Continuim Drive	Fletcher	NC 28732

799	PO Box 19041 (undeveloped land; Lot #2 of certified survey 3217)	Green Bay	WI 54307

5905	PO Box 19041 (1990 Larson Road)	Green Bay	WI 54303

4401	Route 7 East Oneonta Plaza	Oneonta	NY 13820

4404	861 Stratton Falls Road	Roxbury	NY 12474

714	W232 N5700 Highway 164	Sussex	WI 53089

702	WI 536 U.S. 41	Marinette	WI 54143

[Schedule 4.30 to Credit Agreement]

Schedule 5.1

Deliver to Agent (with, in the case of items that are not delivered electronically, copies for each Lender if so requested by Agent), each of the financial statements, reports, or other items set forth below at the following times in form reasonably satisfactory to Agent:

as soon as available, but in any event within 30 days after the end of each month during each of Parent’s fiscal years, provided, however, that with respect to the delivery of item (b) with respect to the month ending June 30, 2009, 30 days after the end of July 2009,

(a) an unaudited consolidated balance sheet, income statement, and statement of cash flow covering Parent’s and its Subsidiaries’ operations during such month,

(b) so long as any of the DWF Entities are Subsidiaries of Parent, an unaudited consolidating schedule (reflecting the adjustments to such unaudited consolidated financial statements necessary to separate the accounts of (i) Parent and its Subsidiaries other than such DWF Entities and (ii) such DWF Entities) for each such month, and

(c) a Compliance Certificate.

as soon as available, but in any event within 120 days (or, in the case of the first fiscal year of Parent ended after the Closing Date, 150 days) after the end of each of Parent’s fiscal years,

(d) consolidated financial statements of Saturn and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent (it being understood that PricewaterhouseCoopers LLP and Deloitte & Touche LLP are reasonably acceptable to Agent) and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, (ii) qualification or exception as to the scope of such audit, or (iii) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7 of the Agreement), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and an unaudited consolidating schedule (reflecting the adjustments to such audited consolidated financial statements necessary to separate the accounts of (i) Saturn and its Subsidiaries (other than Parent and its Subsidiaries), (ii) Parent and its Subsidiaries (other than, if any of the DWF Entities are Subsidiaries of Parent, such DWF Entities) and (iii) so long as any of the DWF Entities are Subsidiaries of Parent, such DWF Entities) for each such fiscal year, and

(e) a Compliance Certificate.

as soon as available, but in any event on or prior to the start of each of Parent’s fiscal years,	(f) copies of Parent’s Projections, in form and substance (including as to scope and underlying assumptions) consistent with the format that was delivered to Agent on June 15, 2009, for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer (or any other Person performing comparable duties generally associated with the foregoing title) of Parent as being such officer’s good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby.

promptly, but in any event within 5 days after being filed by any Borrower or any of its Restricted Subsidiaries,	(g) any filings made by Parent or any Borrower with the SEC.

promptly, but in any event within 5 Business Days after (i) any executive officer of any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default or (ii) any Loan Party receives any written notification of any event or condition that constitutes a Default or an Event of Default,	(h) notice of such event or condition and a statement of the curative action, if any, that such Loan Party proposes to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Parent or any of its Restricted Subsidiaries,	(i) notice of all actions, suits, or proceedings brought by or against Parent or any of its Restricted Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly, upon the request of Agent,	(j) any other information reasonably requested relating to the financial condition of Parent or its Restricted Subsidiaries.

Schedule 5.2

Provide Agent (and if so requested by Agent, in the case of items that are not delivered electronically, with copies for each Lender) with each of the documents set forth below at the following times in form reasonably satisfactory to Agent:

Weekly (no later than Wednesday of each week), so long as Availability is less than $50,000,000, and otherwise, monthly (no later than the 10th day of each month),

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records of the Borrowers,

(b) Inventory system/perpetual reports specifying the cost of the Borrowers’ Inventory, by category (delivered electronically, if the Loan Parties have implemented electronic reporting),

(c) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if the Borrowers have not implemented electronic reporting,

(d) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base, if the Borrowers have not implemented electronic reporting,

(e) a detailed accounts receivable aging, by total, of the Borrowers’ Accounts (delivered electronically, if the Loan Parties have implemented electronic reporting), and

(f) a Borrowing Base Certificate.

Monthly (no later than the 10th day of each month) (but without duplication of any other items delivered pursuant to this Schedule 5.2),

(g) a Borrowing Base Certificate,

(h) a detailed report regarding (i) any amounts that are payable to a landlord, lessor, bailee, or customs broker with respect to any Inventory of any Borrower or other Collateral located or stored at a premises that is owned or operated by such landlord, lessor, bailee, or customs broker and (ii) any reclamation claims of unpaid sellers of any Borrower’s Inventory, in the case of each of clauses (i) and (ii), to the extent such amounts are more than 30 days past due,

(i) a detailed accounts receivable aging, by total, of the Borrowers’ Accounts, together with a reconciliation to the general ledger and supporting documentation for any reconciling items noted (delivered electronically, if the Borrowers have implemented electronic reporting),

(j) a detailed Inventory system/perpetual report (which shall include a list of all Inventory of the Borrowers as of each such day, and containing a breakdown of such Inventory by categories, including the categories of lumber, windows, doors, roofing, and any other categories reasonably requested by Agent) together with a reconciliation to the Borrowers’ general ledger accounts (delivered electronically, if the Borrowers have implemented electronic reporting),

(k) a summary accounts payable aging, by vendor, of the Borrowers’ accounts payable, accrued expenses and any book overdraft (delivered electronically, if the Borrowers have implemented electronic reporting), together with a reconciliation to the general ledger and supporting documentation for any reconciling items noted, and an aging, by vendor, of any held checks,

(l) a report regarding the Loan Parties’ cash and Cash Equivalents (it being understood that delivery of account statements from the relevant financial institution or securities intermediary shall be sufficient for this purpose) and an indication of which amounts constitute Qualified Cash,

(m) a monthly Account roll-forward of the Borrowers, with supporting details supplied from sales journals, collection journals and credit registers, tied to the beginning and ending account receivable balances of the Borrowers’ general ledger,

(n) a reconciliation of Accounts, trade accounts payable, and Inventory of the Borrowers’ general ledger accounts to their monthly financial statements including any book reserves related to each category,

(o) a detailed report regarding the Borrowers’ aged non-stock inventory,

(p) a schedule of the Loan Parties’ payment of taxes due and payable, including all accrued, but unpaid, ad valorem and real estate taxes,

(q) a report regarding the accounts receivable that are subject to funding from the Wolseley construction loan business, and

(r) a report regarding all performance bonds that have been posted relative to projects undertaken by the Borrowers.

On each Delivery Date,	(s) copies of (i) each Material Contract entered into since the previous Delivery Date, and (ii) each material amendment or modification of any Material Contract entered into since the delivery of the previous Delivery Date.

Within 10 Business Days following the receipt of, but no less frequently than annually,

(t) a report containing calculations of withdrawal liability estimates with respect to all Multiemployer Plans, and

(u) with respect to any Benefit Plan, a copy of the most-recent actuarial report, Form 5500 and all attachments thereto.

Promptly, in no event later than 10 Business Days following the occurrence of any ERISA Event,	(v) notification of the occurrence thereof, along with the actions the Loan Parties, their Subsidiaries, or ERISA Affiliates propose to take in response to such ERISA Event.

Promptly, in no event later than 10 Business Days following the occurrence of any “prohibited transaction” as such term is defined in Section 406 of ERISA or Section 4975 of the IRC,	(w) with respect to any Multiemployer Plan or any Benefit Plan which would subject any Loan Party, their Subsidiaries, or any ERISA Affiliate to any penalty or tax that could reasonably be expected to result in a Material Adverse Change, notification of the occurrence thereof, along with the actions the Loan Parties, their Subsidiaries, or ERISA Affiliates propose to take in response to such event.

Promptly, in no event later than 10 Business Days after receipt or delivery thereof,

(x) copies of any notices regarding early termination or expiration, material defaults or claimed violations that any Loan Party delivers or receives in connection with any Material Contract, and

(y) notice of any oral notices provided to any executive officer of any Loan Party regarding termination, expiration, material defaults or claim violations that any Loan Party or its Subsidiaries receives in connection with any Material Contract.

At least 15 Business Days prior to the consummation of any Acquisition (including any Permitted Acquisition),

(z) if the Person to be acquired maintains, contributes to, or otherwise has any obligation with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA that is underfunded, written notice to Agent of any such multiemployer plan and a report containing calculation of withdrawal liability estimates with respect to such multiemployer plan, and

(aa) if the Person to be acquired maintains, contributes to, or otherwise has any obligation with respect to any other benefit plans that is subject to Title IV of ERISA is underfunded, written notice to Agent of any such plan and a report containing calculation of such plan’s funded status.

Promptly upon the reasonable request by Agent, and in the case of (jj), upon request of Agent or any co-lead arranger

(bb) a list of the Loan Parties’ customers, with address and contact information,

(cc) a list of the Benefit Plans and Multiemployer Plans,

(dd) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time,

(ee) copies of purchase orders and invoices for Inventory and Equipment acquired by any Loan Party,

(ff) such other reports as to the Collateral or the financial condition of the Loan Parties, as Agent may reasonably request,

(gg) evidence of the Loan Parties’ payment of taxes due and payable,

(hh) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to the Borrowers’ Accounts,

(ii) if Agent has a Lien on any Real Property of any of the Loan Parties, a report regarding the Loan Parties’ accrued, but unpaid, ad valorem and real estate taxes, and

(jj) upon the occurrence and during the continuance of an Event of Default, a Borrowing Base Certificate.

SCHEDULE 6.6

NATURE OF BUSINESS

The Loan Parties (other than Parent) and their Restricted Subsidiaries are engaged in the business of supplying building materials and construction services to builders and contractors at various locations.

[Schedule 6.6 to Credit Agreement]